                                                                                                                                     Exhibit 1

Oi S.A. – in Judicial Reorganization and Subsidiaries

Financial Statements for the Quarters

Ended September 30, 2018 and

Report on the Review of the Interim Financial Information

Convenience translation into English from the original previously issued in Portuguese)

INDEPENDENT AUDITOR’S REVIEW REPORT ON THE INTERIM FINANCIAL INFORMATION

To the

Shareholders and Management of

Oi S.A – Under court-ordered reorganization

Rio de Janeiro - RJ

Introduction

We have reviewed the individual and consolidated interim financial information of Oi S.A. – Under court-ordered reorganization (“Company”), included in the Quarterly Information, for the quarter ended September 30, 2018, which comprises the statement of financial position as at September 30, 2018 and the respective statements of operations and comprehensive income (loss) for the three- and nine-month period then ended, and of changes in equity and cash flows for the nine-month period then ended, including a summary of significant accounting policies and other notes.

The Company’s management is responsible for the preparation of this individual and consolidated interim financial information in accordance with Technical Pronouncement NBC TG 21 (R1) – Interim financial statements and for the consolidated interim financial information in accordance with International Accounting Standard (IAS) 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), and for the presentation of this interim financial information in accordance with the standards issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the Quarterly Information. Our responsibility is to express a conclusion on this individual and consolidated interim financial information based on our review.

Scope of the review

We conducted our review in accordance with Brazilian and international standards for reviewing interim information (NBC TR 2410 and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity). An interim review consists principally of applying analytical and other review procedures, and making enquiries of and having discussions with persons responsible for financial and accounting matters. An interim review is substantially less in scope than an audit conducted in accordance with auditing standards. An interim review does not provide assurance that we would become aware of any or all significant matters that might be identified in an audit. Accordingly, we do not express such an audit opinion.

Conclusion on the individual and consolidated interim financial information

Based on our review, we are not aware of any fact that leads us to believe that the individual and consolidated interim financial information included in the Quarterly Information referred to above has not been prepared, in all material respects, in accordance with NBC TG 21 (R1) and IAS 34, applicable to the preparation of the Quarterly Information, and presented in accordance with the standards issued by the Brazilian Securities and Exchange Commission (CVM).

Emphasis

Going concern

We draw attention to Note 1 to the individual and consolidated interim financial information, on the section about going concern, that informs that the individual and consolidated interim financial information has been prepared assuming the continuity of the Company as a going concern, which consider the success of the implementation of the approved Judicial Reorganization Plan (“PRJ”) including, among other matters, the satisfaction of specific “Condition Precedents” informed in attachment 4.3.3.5 (c) of the PRJ, at times satisfied and/or dismissed, as well as the capital increase with new funds in the amount of R$4,000,000, which shall occur up to February 28, 2019. These events or conditions indicate that there are significant uncertainties that may cast significant doubt on the Company's ability to continue as a going concern. Our conclusion is not qualified in respect of this matter.

Restatement of amounts for the quarter ended September 30, 2017

As mentioned in Note 2(b), due to the adjustments and reclassifications made by the Company, the corresponding amounts, individual and consolidated, which comprise the statements of operations and comprehensive income (loss), for the three- and nine-month period ended September 30, 2017, and of changes in equity, cash flows and value added (supplementary information) for the nine-month period ended September 30, 2017, presented for comparison purposes in this individual and consolidated interim financial information for the quarter ended September 30, 2018, were adjusted and are being restated as set forth in NBC TG 23 (R1) Accounting policies, changes in accounting estimates and correction of errors. Our conclusion is not modified in respect of this matter.

Other matters

Interim statements of value added

We have also reviewed the individual and consolidated interim statements of value added (DVA), for the quarter and nine-month period ended September 30, 2018, prepared by the Company’s management, whose disclosure in the interim financial information is required in accordance with the standards issued by the Brazilian Securities and Exchange Commission applicable to the preparation of the Quarterly Information and considered supplemental information by the IFRS, which do not require the disclosure of the Statement of Value Added. This statement was submitted to the same review procedures previously described and based on our review, we are not aware of any fact that would lead us to believe that they have not been fairly stated, in all material respects, in relation to the interim financial statements, individual and consolidated, taken as a whole.

Corresponding amounts for the year ended December 31, 2017 and quarter ended September 30, 2017

The amounts corresponding to the year ended December 31, 2017 and the interim financial information corresponding to the quarter ended September 30, 2017, presented for comparison purposes, were previously audited and reviewed by us, and our audit and review reports thereon dated April 12, 2018 and November 13, 2018, respectively, had a specific section on “Material uncertainty as to going concern” and emphasis on “Going concern”, respectively, referring to the same matter of “Going concern” presented in the section “Emphasis” above.

The accompanying financial statements have been translated into English for the convenience of readers outside Brazil.

Rio de Janeiro, November 13, 2018.

BDO RCS Auditores Independentes SS CRC 2 SP 013846/F

Esmir de Oliveira
Accountant CRC 1 SP 109628/O-0 – S - RJ

Oi S.A. – in Judicial Reorganization and Subsidiaries

Balance Sheets as at September 30, 2018 and December 31, 2017

(In thousands of Brazilian reais - R$, unless otherwise stated)

		Company		Consolidated				Company		Consolidated

Assets	Notes	09/30/2018	12/31/2017	09/30/2018	12/31/2017	Liabilities and shareholders’ equity	Notes	09/30/2018	12/31/2017	09/30/2018	12/31/2017

Current assets						Current liabilities
Cash and cash equivalents	8	1,475,794	3,875,141	5,069,121	6,862,684	Trade payables	17	965,881	1,459,396	4,049,929	4,924,498
Cash investments	8	17,009	14,388	29,613	21,447	Trade payables – Subject to the JRP	17	90,470	567,608	325,047	2,702,671
Due from related parties	25	7,599,981	877,372			Payroll, related taxes and benefits		138,735	178,459	848,147	924,560
Accounts receivable	9	1,372,692	2,076,613	7,282,232	7,367,442	Borrowings and financing	18	496,674	17,967,846	500,291	54,515,233
Inventories		40,545	48,716	261,435	253,624	Due to related parties	18 and 25		2,536,073
Current recoverable taxes	10	243,389	463,227	634,834	1,123,510	Derivative financial instruments	3		104,694		104,694
Other taxes	11	233,284	273,257	836,434	1,081,587	Current taxes payable	10	3,075		130,465	567,129
Judicial deposits	12	1,005,164	686,787	1,391,008	1,023,348	Other taxes	11	276,717	704,626	813,673	1,443,662
Dividends and interest on capital	25	43,234	884,379			Dividends and interest on capital		5,085	5,127	6,185	6,222
Pension plan assets	23	1,405	990	1,569	1,080	Licenses and concessions payable	19	17,654		73,768	20,306
Prepaid expenses	13	256,349	95,266	956,727	307,162	Tax refinancing program	20	108,591	146,617	188,568	278,277
Held-for-sale assets	26	3,958,398	3,553,581	5,359,973	4,675,216	Provisions	21	422,502	610,748	695,998	963,460
Other assets		1,153,486	1,027,929	1,012,530	1,030,648	Provisions for pension funds	23	108,268	61,868	108,365	61,922
						Liabilities associated to held-for-sale assets	26			636,966	354,127
		17,400,730	13,877,646	22,835,476	23,747,748	Other payables		499,288	321,846	1,288,017	1,024,846

								3,132,940	24,664,908	9,665,419	67,891,607

Non-current						Non-current liabilities
Due from related parties	25	4,396,508	3,139,708			Trade payables – Subject to the JRP	17	881,377		3,592,296
Cash investments	8	29,087	30,109	62,110	114,839	Borrowings and financing	18	9,316,547		15,636,164
Other taxes	11	149,784	185,189	695,033	627,558	Due to related parties	18 and 25	292,129	19,769,895
Judicial deposits	12	3,905,258	4,353,017	7,621,460	8,289,762	Deferred taxes payable	10	2,335,685	2,576,813	3,150,364	3,076,923
Pension plan assets	23	100,414	96,825	103,962	100,600	Other taxes	11	221,281	39,514	618,443	867,664
Prepaid expenses	13	111,009	11,497	499,378	28,239	Licenses and concessions payable	19				604
Other assets		22,023	21,645	255,648	254,448	Tax refinancing program	20	280,496	349,851	429,530	610,500
Investments	14	20,190,324	5,706,817	119,270	136,510	Provisions	21	2,180,788	2,942,620	4,792,004	6,819,674
Property, plant and equipment	15	6,146,047	5,981,112	27,537,633	26,988,647	Provisions for pension funds	23	570,878	570,639	571,208	570,970
Intangible assets	16	5,546,554	6,138,921	7,500,580	8,350,685	Provision for negative shareholders’ equity	14	11,629,322	1,365,865
						Other payables		1,169,437	1,068,361	2,512,410	2,313,617
		40,597,008	25,664,840	44,395,074	44,891,288
								28,877,940	28,683,558	31,302,419	14,259,952

						Shareholders’ equity	22
						Capital		32,038,471	21,438,374	32,038,471	21,438,374
						Share issue costs		(377,429)	(377,429)	(377,429)	(377,429)
						Capital reserves		11,528,415	13,242,374	11,528,415	13,242,374
						Treasury shares		(2,803,250)	(5,531,092)	(2,803,250)	(5,531,092)
						Other comprehensive income		(154,192)	(100,411)	(154,192)	(100,411)
						Changes in equity interest percentage		(141,871)	(141,871)	(141,871)	(141,871)
						Accumulated losses		(14,103,286)	(42,335,925)	(14,103,286)	(42,335,925)

								25,986,858	(13,805,980)	25,986,858	(13,805,980)

						Non-controlling interests	26			275,854	293,457

						Total shareholders’ equity		25,986,858	(13,805,980)	26,262,712	(13,512,523)

Total assets		57,997,738	39,542,486	67,230,550	68,639,036	Total liabilities and shareholders’ equity		57,997,738	39,542,486	67,230,550	68,639,036

The accompanying notes are an integral part of these financial statements.

Oi S.A. – in Judicial Reorganization and Subsidiaries

Statements of Profit or Loss

For the Periods Ended September 30, 2018 and 2017

(In thousands of Brazilian reais - R$, unless otherwise stated)

		Company		Consolidated

	Notes	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)

Net operating revenue	4 and 5	3,442,310	3,691,074	16,694,936	17,961,943

Cost of sales and/or services	5	(2,398,308)	(2,035,253)	(11,744,615)	(11,279,998)

Gross profit		1,044,002	1,655,821	4,950,321	6,681,945

Operating income (expenses)
Share of profit (loss) of investees	5 and 14	116,110	(2,374,107)	(13,842)	1,587
Selling expenses	5	(608,240)	(687,518)	(2,967,814)	(3,272,542)
General and administrative expenses	5	(660,612)	(679,463)	(1,957,961)	(2,355,178)
Other operating income	5	448,953	758,360	1,477,638	1,792,872
Other operating expenses	5	(19,558)	(699,218)	(1,062,974)	(2,028,968)

		(723,347)	(3,681,946)	(4,524,953)	(5,862,229)

Profit (loss) before financial income (expenses) and taxes		320,655	(2,026,125)	425,368	819,716

Financial income	5 and 6	33,468,782	1,809,984	31,195,560	1,786,264
Financial expenses	5 and 6	(6,054,868)	(4,448,092)	(3,670,599)	(6,909,919)

Financial income (expenses)	5 and 6	27,413,914	(2,638,108)	27,524,961	(5,123,655)

Profit (loss) before taxes		27,734,569	(4,664,233)	27,950,329	(4,303,939)

Income tax and social contribution
Current	7	(23,594)	(112,548)	60,869	(755,140)
Deferred	7	238,317	466,145	(52,940)	683,445

Profit (loss) for the period		27,949,292	(4,310,636)	27,958,258	(4,375,634)

Profit (loss) attributable to the owners of the Company		27,949,292	(4,310,636)	27,949,292	(4,310,636)
Profit (loss) attributable to non-controlling interests				8,966	(64,998)

Basic and diluted earnings (losses) per share:	22(e)
Common shares – basic and diluted (R$)		22.92	(6.38)	22.92	(6.38)
Income tax and social contribution		22.92	(6.38)	22.92	(6.38)

The accompanying notes are an integral part of these financial statements.

Oi S.A. – in Judicial Reorganization and Subsidiaries

Statements of Comprehensive Income

For the Periods Ended September 30, 2018 and 2017

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Company		Consolidated
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)

Profit (loss) for the period	27,949,292	(4,310,636)	27,958,258	(4,375,634)

Actuarial gain		51,052		51,052
Exchange losses on investment abroad	(53,781)	245,709	(80,350)	51,146

Pre-tax comprehensive income	27,895,511	(4,013,875)	27,877,908	(4,273,436)

Effect of taxes on other comprehensive income:
Actuarial loss		(17,358)		(17,358)

Total comprehensive income for the period	27,895,511	(4,031,233)	27,877,908	(4,290,794)

Comprehensive income attributable to owners of the Company	27,895,511	(4,031,233)	27,895,511	(4,031,233)
Comprehensive income attributable to non-controlling interests			(17,603)	(259,561)

The accompanying notes are an integral part of these financial statements.

Oi S.A. – in Judicial Reorganization and Subsidiaries

Statements of Changes in Shareholders’ Equity for the Periods Ended September 30, 2018 and December 31, 2017

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Attributable to owners of the Company													Total controlling interests	Non-controlling interests	Total shareholders’ equity
	Issued capital	Share issue costs	Capital reserves							Treasury shares	Accumulated losses	Valuation adjustments to equity	Other comprehensive income
			Donations and investment grants	Special merger goodwill reserve	Special merger reserve - net assets	Interest on construction in progress	Special inflation adjustment - Law 8200/1991	Restructured Senior Notes convertible into equity instruments	Other reserves
Balance at January 1, 2017	21,438,374	(377,429)	123,558	1,750,494	8,658,079	745,756	31,287		1,933,200	(5,531,092)	(35,970,906)	3,916	(262,117)	(7,456,880)	790,997	(6,665,883)
Loss for the year											(6,365,019)			(6,365,019)	(291,143)	(6,656,162)
Actuarial gain													20,129	20,129		20,129
Subsidiaries’ hedge actuarial loss													(247)	(247)		(247)
Exchange losses on investment abroad													141,824	141,824	21,946	163,770
Decrease in stake in subsidiary												(145,787)		(145,787)	(228,343)	(374,130)
Balance at December 31, 2017	21,438,374	(377,429)	123,558	1,750,494	8,658,079	745,756	31,287		1,933,200	(5,531,092)	(42,335,925)	(141,871)	(100,411)	(13,805,980)	293,457	(13,512,523)
Capital increase	10,600,097							(10,600,097)
Effects of the Senior Notes’ restructuring under the JRP								11,613,980						11,613,980		11,613,980
Delivery of treasury shares					(1,954,770)			(773,072)		2,727,842
Difference in the fair value of the share price transferred to the capital reserve					(529,981)			529,981
Profit for the period											27,949,292			27,949,292	8,966	27,958,258
Exchange losses on investment abroad													(53,781)	(53,781)	(26,569)	(80,350)
Effects of the first-time adoption of IFRS 9 and 15											282,135			282,135		282,135
Merger of subsidiary											1,212			1,212		1,212
	32,038,471	(377,429)	123,558	1,750,494	6,173,328	745,756	31,287	770,792	1,933,200	(2,803,250)	(14,103,286)	(141,871)	(154,192)	25,986,858	275,854	26,262,712
Balance at September 30, 2018	32,038,471	(377,429)	11,528,415							(2,803,250)	(14,103,286)	(141,871)	(154,192)	25,986,858	275,854	26,262,712

The accompanying notes are an integral part of these financial statements.

Oi S.A. – in Judicial Reorganization and Subsidiaries

Statements of Cash Flows

For the Periods Ended September 30, 2018 and 2017

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Company		Consolidated
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Cash flows from operating activities
Profit (loss) before income tax and social contribution	27,734,569	(4,664,233)	27,950,329	(4,303,939)
Non-cash items
Charges, interest income, inflation adjustment, and exchange differences	419,560	2,199,152	(2,985,865)	3,063,210
Gain on the restructuring of third-party borrowings	(3,269,445)		(11,054,126)
Adjustment of third-party borrowings to fair value	(5,546,852)		(14,488,842)
Adjustment of intragroup borrowings to fair value	(18,317,041)
Depreciation and amortization	1,269,812	804,542	4,324,720	3,793,343
Estimated loss on doubtful debts	66,640	87,816	565,571	519,224
Provisions/(reversals)	(124,753)	479,535	11,339	656,280
Provision for pension plans	155	324	195	420
Equity in investees	(116,110)	2,374,107	13,842	(1,587)
Loss on disposal of capital assets	52,309	17,644	173,529	140,981
Concession Agreement Extension Fee - ANATEL	17,654	21,704	52,721	65,147
Employee and management profit sharing	14,469	14,810	109,180	90,748
Inflation adjustment to intragroup receivables and private debentures	(991,213)	(246,522)
Inflation adjustment to provisions/(reversals)	(49,584)	226,235	166,443	389,150
Inflation adjustment to tax refinancing program	17,461	6,949	22,626	13,846
Other	(103,000)	131,012	(150,500)	245,829

	1,074,631	1,453,075	4,711,163	4,672,652

Changes in assets and liabilities
Accounts receivable	(371,550)	(302,881)	(846,140)	(621,475)
Inventories	8,171	(24,864)	9,036	(124,851)
Taxes	37,775	248,288	(40,127)	337,498
Held-for-trading cash investments	(176,784)	(20,186)	(746,127)	(459,059)
Redemption of held-for-trading cash investments	178,865	27,892	801,236	656,164
Trade payables	(789,196)	(342,226)	(1,063,820)	191,798
Payroll, related taxes and benefits	(54,193)	7,169	(184,718)	51,460
Provisions	(101,928)	(60,212)	(295,233)	(347,143)
Changes in assets and liabilities held for sale			(248,561)	548,246
Other assets and liabilities	154,237	(587,311)	780,448	(694,101)

	(1,114,603)	(1,054,331)	(1,834,006)	(461,463)

Financial charges paid - debt	(11,806)	(319)	(13,840)	(1,412)
Financial charges paid - other			(288)	(246)
Income tax and social contribution paid - Company	(3,339)	(19,923)	(484,021)	(204,034)
Income tax and social contribution paid - third parties			(127,073)	(130,985)
Dividends received		65,742

	(15,145)	45,500	(625,222)	(336,677)

Net cash generated by operating activities	(55,117)	444,244	2,251,935	3,874,512

The accompanying notes are an integral part of these financial statements.

Oi S.A. – in Judicial Reorganization and Subsidiaries

Statements of Cash Flows

For the Periods Ended September 30, 2018 and 2017

(In thousands of Brazilian reais - R$, unless otherwise stated)

(continued)	Company		Consolidated
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)

Cash flows from investing activities
Purchases of tangibles and intangibles	(575,007)	(584,970)	(3,884,462)	(3,338,457)
Due from related parties and debentures - disbursements	(21,835)
Due from related parties and debentures - receipts	107,620	15,400
Proceeds from the sale of investments, tangibles and intangibles	18	4,839	15,122	5,144
Cash received due to capital reduction in subsidiary		150,000
Judicial deposits	(353,277)	(106,632)	(669,840)	(132,245)
Redemption of judicial deposits	555,080	230,704	836,158	238,336
Capital increase in subsidiary	(1,947,681)

Net cash used in investing activities	(2,235,082)	(290,659)	(3,703,022)	(3,227,222)

Cash flows from financing activities
Repayment of principal of borrowings, financing, and derivatives			(161,884)	(659)
Due to related parties and debentures - Borrowings		16
Due to related parties and debentures - Repayments	(110)
Licenses and concessions		(36,043)	(161)	(103,119)
Tax refinancing program	(118,292)	(83,789)	(200,206)	(145,695)
Payment of dividends and interest on capital	(42)	(64)	(37)	(59,447)
Share buyback				(300,429)

Net cash used in financing activities	(118,444)	(119,880)	(362,288)	(609,349)

Foreign exchange differences on cash equivalents	9,296	2,550	19,812	7,101

Cash flows for the period	(2,399,347)	36,255	(1,793,563)	45,042

Cash and cash equivalents

Closing balance	1,475,794	4,226,282	5,069,121	7,608,293
Opening balance	3,875,141	4,190,027	6,862,684	7,563,251

Changes in the period	(2,399,347)	36,255	(1,793,563)	45,042

Additional disclosures relating to the statement of cash flows

Non-cash transactions

	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Variance between economic and financial investment (acquisition of PP&E and intangible assets)	319,683	287,682	257,678	521,151
Offset of judicial deposits against provisions and other payables	128,872	259,362	762,133	318,462

Reconciliation of liabilities resulting from financing activities

In the context of the judicial reorganization there were no changes in cash arising on activities resulting from financing activities and the movements recorded in the period are exclusively related to financial charges and debt settlement as part of the mediation program with small creditors.

The accompanying notes are an integral part of these financial statements.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

1.                  GENERAL INFORMATION

Oi S.A. – in Judicial Reorganization (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, the Company also provides domestic and international long-distance services in all Regions and local services outside Region II started to be provided in January 2005. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry (“ANATEL” or “Agency”).

The Company is headquartered in Brazil, in the city of Rio de Janeiro, at Rua do Lavradio, 71 – 2º andar.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. – in Judicial Reorganization (“Telemar”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; and (ii) through its indirect subsidiary Oi Móvel S.A. – in Judicial Reorganization (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

The local and nationwide STFC long-distance concession agreements entered into by the Company and its subsidiary Telemar with ANATEL are effective until December 31, 2025. These concession agreements provide for reviews on a five-year basis and in general have a higher degree of intervention in the management of the business than the licenses to provide private services, and also include several consumer protection provisions, as perceived by the regulator. On December 30, 2015, ANATEL announced that the review to be implemented by the end of 2015 had been postponed to April 30, 2016. Subsequently, On April 29, 2016, ANATEL decided, under a Resolution Circular Letter, postpone again the execution of the revised agreements, this time to December 31, 2016. Once again, on December 30, 2016 and again under a Resolution Circular Letter, ANATEL postponed the execution of the new concession agreements up to June 30, 2017. On June 29, 2017, ANATEL informed, in an official letter, that it would no longer make any further amendments to the concession agreements at this instance. Note that through the end of the concession agreement on December 31, 2025 there would still be a window for revision, on December 31, 2020. It is worth noting that Congress Bill 79/2016 provides for a special amendment of concession agreements to adjust them to the possibility of migrating from a public utility regime to an STFC service provision under a private law regime. Thus, if this bill is passed into law, a concession agreement could be amendment in any date other than December 31, 2020. Throughout the years, ANATEL initiated some procedures aiming at monitoring the Company’s financial situation, as well as to assess the Company’s ability to discharge its obligations arising from the terms of the concession agreements. In light of the approval of the Judicial Reorganization Plan (“JRP” or “Plan”) by the creditors and its subsequent ratification by the competent judge, ANATEL started to monitor the Oi Group Companies’ operating and financial positions based on the effectiveness of said JRP.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

In Africa, the Company provides fixed and mobile telecommunications services indirectly through Africatel Holdings B.V. (“Africatel”). The Company provides services in Mozambique, and São Tomé, among other countries, notably through its subsidiaries Listas Telefónicas de Moçambique (“LTM”) and CST – Companhia Santomense de Telecomunicações, SARL (“CST”). Additionally, Africatel holds an indirect 25% stake in Unitel S.A. (“Unitel”) and a 40% stake in Cabo Verde Telecom, S.A. (“CVT”), which provide telecommunications services in Angola and Cape Verde.

In Asia, the Company provides fixed and mobile telecommunications services basically through its subsidiary Timor Telecom.

The international operations referred to above are in the process of being sold, as described in Note 26.

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on B3 S.A. – Brasil, Stock Exchange, OTC, and its American Depositary Receipts (“ADRs”) representing Oi common shares and preferred shares traded on the New York Stock Exchange (“NYSE”).

The Executive Committee authorized the completion of this quarterly information at the meeting held on November 12, 2018, after being reviewed at the Board of Directors’ meeting held on the same daily.

Judicial reorganization

On June 20, 2016, Oi, together with its direct and indirect wholly owned subsidiaries Oi Móvel, Telemar, Copart 4 Participações S.A. - in Judicial Reorganization (“Copart 4”), Copart 5 Participações S.A. - in Judicial Reorganization (“Copart 5”), Portugal Telecom International Finance B.V. - in Judicial Reorganization (“PTIF”), and Oi Brasil Holdings Cooperatief U.A. - in Judicial Reorganization (“Oi Holanda”) (collectively with the Company, the "Oi Companies") filed, as a matter of urgency, a request for judicial reorganization with the Court of the State of Rio de Janeiro, as approved by the Company’s Board of Directors and the competent governing bodies.

As broadly disclosed to the market, the Company had been taking actions and conducting studies, together with its financial and legal advisors to optimize its liquidity and debt profile. The Company, after considering the challenges arising from its economical and financial situation and in light of the maturity schedule of its financial debts, threats to cash flows represented for imminent block or pledge of amounts in lawsuits, and in light of the urgency to adopt protection measures of the Oi Companies, concluded that the request for judicial reorganization was the most appropriate course of action at that time to (i) preserve the continuity of its offering of quality services to its customers, within the rules and commitments undertaken with the Brazilian National Telecommunications Agency (ANATEL), (ii) preserve the value of the Oi Companies, (iii) maintain the continuity of operations and corporate activities in an organized manner, thus protecting the interests of the Oi Companies, its customers, shareholders and other stakeholders, and (iv) protect the Oi Companies’ cash and cash equivalents.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The filing of the judicial reorganization request was another step towards the Company’s financial restructuring and that the Company continued working to secure new customers while maintaining its service and product sales to all market segments, in all of its distribution and customer service channels. The installation, maintenance and repair activities also continued to be performed on a timely basis by the Oi Companies and their subsidiaries. All Oi’s workforce continued to work as usual, including the sales, operating and administrative activities. Oi kept focusing on its investments in structuring projects aimed promoting the improvement of service quality to continue to bringing technologic advances, high service standards, and innovation to its customers.

On June 22, 2016, the United States Bankruptcy Court for the Southern District of New York (“U.S. Bankruptcy Court”) entered an order granting the provisional relief requested by the Company, Telemar, Oi Coop and Oi Móvel (all four collectively referred to as “Chapter 15 Debtors”) in their United States bankruptcy code Chapter 15 cases that were filed on June 21, 2016.

The Provisional Relief prevented creditors from initiating actions against the Chapter 15 Debtors or their property located within the territorial jurisdiction of the United States and parties from terminating their existing U.S. contracts with the Chapter 15 Debtors.

On June 23, 2016, the High Court of Justice of England and Wales issued orders recognizing the judicial reorganization request in respect of the Company, Telemar and Oi Móvel filed in Brazil pursuant to Law 11101/2005, as a foreign main proceeding in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Model Law on Cross-Border Insolvency, as set out in Schedule 1 to the Cross-Border Insolvency Regulations 2006 (S.I. 2006 No. 1030) ("Recognition Orders").

The Recognition Orders establish that the commencement or continuation of proceedings (including enforcement actions) in England and Wales relating to the Company’s, Telemar’s and Oi Móvel’s assets, rights, obligations or liabilities are stayed from June 23, 2016.

On June 29, 2016, the Judge of the 7th Corporate Court of the Judicial District of the State Capital of Rio de Janeiro (“Judicial Reorganization Court”) granted the processing of the judicial reorganization of the Oi Companies.

The decision granting the processing of the judicial reorganization of the Oi Companies determined that all the procedural time limits are counted in business days. To this regard, even though the decision has determined that the JRP be filed within 60 business days, the Public Prosecution Service filed an interlocutory appeal requesting that this time limit be counted in calendar days. In light of the interlocutory appeal filed by the Public Prosecution Service, the Judicial Reorganization Court revised their decision, establishing that the JRP was filed within 60 calendar days, counted from the issue of the decision granting the processing of the judicial reorganization.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On July 21, 2016, the U.S. Bankruptcy Court held a hearing to judge the Debtors’ requests and since no objection to the recognition was filed, the U.S. Bankruptcy Court recognized the judicial reorganization as a main foreign proceeding with regard to each of the Debtors. As a result of this recognition, a stay was automatically applied, preventing the filing, in the United States, of any actions against the Debtors or their properties located within the territorial jurisdiction of the United States and parties from terminating their existing U.S. contracts with the Debtors.

On July 22, 2016, the judicial reorganization request was ratified by the shareholders at the Company’s Extraordinary Shareholders’ Meeting.

The shareholders also authorized the Company’s management to take all the actions and practice all the acts necessary with regard to the judicial reorganization of the Oi Companies and ratified all the actions and measures taken through that date.

On July 22, 2016, the Judicial Reorganization Court appointed PricewaterhouseCoopers Assessoria Empresarial Ltda. as the court-appointed financial administrator the law firm Arnoldo Wald to act as the court-appointed legal administrator (collectively, “Trustee”) of the Oi Companies.

Considering that the Judicial Reorganization Court changed the way the time limit to file the plan is counted, as referred to above, on September 5, 2016 the Oi Companies filed the JRP, which establishes the terms and conditions for the restructuring of the Oi Companies’ debt, and the main actions that could be adopted to overcome the current financial situation of the Oi Companies and their continuity as going concerns, including by (i) restructuring and balancing their liabilities; (ii) prospecting and adopting actions during the judicial reorganization aiming to obtain new funds; and (iii) potential sale of capital assets.

The first list of creditors submitted by the Oi Companies was published on September 20, 2016 (“First List of Creditors”). Payables to parties not controlled by Oi, according to the First List of Creditors, totaled approximately R$65.1 billion. As from the date of this publication, the creditors had fifteen (15) business days to file with the Trustee (i) a proof of claim (the “Proof of Claim” or “Claim”), if their receivables were not included in the First List of Creditors, or (ii) the discrepancy (the “Discrepancy”) if, according to the creditor, the amount in the First List of Creditors is incorrect or its receivables were incorrectly classified. The deadline for creditors to file a Claim and/or a Discrepancy was October 11, 2016.

On March 2, 2017, the 3rd Lisbon Commercial Court issued a decision acknowledging, with regard to Oi and Telemar, the decision that approved the processing of the judicial reorganization requested filed in Brazil.

On March 22, 2017, Oi’s Board of Directors approved the basic financial conditions to be agreed in the context of the Oi Companies’ JRP and authorized Oi’s Executive Committee and advisors to file, as soon as possible, an amendment to the JRP with the Judicial Reorganization Court, as disclosed by Oi in a Material Fact Notice on the same date, and these conditions were presented in court on March 28, 2017. The amended JRP was filed with the court on October 11, 2017.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On March 31, 2017, the Judicial Reorganization Court issued a decision replacing PricewaterhouseCoopers Assessoria Empresarial Ltda. as financial administrator for the BDOPro Consortium, which refused the appointment. Thus on April 10, 2017, the law Firm Arnoldo Wald was appointed as the sole trustee of the Oi Companies’ Judicial Reorganization.

The Trustee reviewed the First List of Creditors and after reviewing this List, taking into consideration the Claims and Discrepancies, submitted the list of creditors published in the Notice of May 29, 2017 (“List of Creditors”).

The publication of the List of Creditors set two deadlines for the creditors: (i) a ten-business day deadline to file with the Judge their challenges to Second List of Creditors (the “Challenge”); and (ii) a thirty-business day deadline to file with the Judge their objections to the Judicial Reorganization Plan (the “Objection”).

On August 23, 2017, the Judicial Reorganization Court scheduled the date of the first General Creditors’ Meeting (“GCM”) for October 9, 2017 (on its first notice to convene) and October 23, 2017 (on its second notice to convene).

On September 27, 2017, in light of the negotiated decisions to ensure the approval of the JRP and the procedural aspects related to holding the General Creditors’ Meeting (“GCM”), which could result in changes in the voting system, the Oi’s Companies requested to the Judicial Reorganization Court the postponement of the GCM to October 23, 2017, on its first notice to convene, and November 27, 2017, on its second notice to convene, at Riocentro. The Judicial Reorganization Court approved this requirement on the same day, seconding the favorable opinions of the Judicial Reorganization Trustee and the Rio de Janeiro State Public Prosecution Service.

On October 10, 2017, the majority of the members of Oi’s Board of Directors approved a new version of the JRP.

On October 11, 2017, the Companies Undergoing Reorganization filed a new, joint and consolidated version of the JRP with the Judicial Reorganization Court, to be reviewed and approved at the GCM on the dates referred to above, as well as the report of the independent appraiser.

On October 20, 2017, in response to the requests made by certain Oi Group creditors, the Judicial Reorganization Court determined the postponement of the AGC for November 6, 2017, on its first notice to convene, and November 27, 2017, on its second notice to convene.

In compliance with the provisions of Article 36 of Law 11101/2005, the Judicial Reorganization, in response to a request from the Trustee, determined the postponement of the GCM date, firstly scheduled for November 6, 2017, on its first notice to convene, for November 10, 2017, and maintained November 27, 2017 to hold the GCM, on its second notice to convene.

On November 9, 2017, in response to the new requests made by certain Oi Group creditors, the Judicial Reorganization Court determined once again the postponement of the GCM to December 7, 2017, on its first notice to convene, which may continue on December 8, 2017, if necessary, and February 1, 2018, on its second notice to convene, which may continue on February 2, 2018, if necessary.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Again, on November 29, 2017, the Judicial Reorganization Court determined once again the postponement of the GCM to December 19, 2017, on its first notice to convene, which may continue on December 20, 2017, if necessary, and February 1, 2018, on its second notice to convene, which may continue on February 2, 2018, if necessary.

On December 19, 2017, after confirming that the required quorum of classes I, II, III, and IV creditors was in attendance, the GCM was held and the JRP was approved by a vast majority of creditors on December 20, 2017.

On January 8, 2018, the Judicial Reorganization Court issued a decision that ratifies the JRP and grants the judicial reorganization to the Oi Group, which was published on February 5, 2018 (“JRP Ratification”), initiating the period for the creditors of the Companies Under Reorganization to elect one of the payment options to recover their claims, as provided for in the JRP, which ended on February 26, 2018, except for bondholders, the deadline of which was extended through March 8, 2018, as decided by the Judicial Reorganization Court on February 26, 2018.

On April 10, 2018, PTIF and Oi Holanda filed with the Dutch Court their composition plans—the terms of which are similar to those of the JRP approved by the creditors at the Creditor’ General Meeting on December 19 and 20, 2017 and ratified by the Judicial Reorganization Court in a court decision issued on January 8, 2018, effective as from the decision’s publication on the Official Gazette on February 5, 2018 (“Composition Plan” or “Composition Plans”)—and require setting dates for the submission of claims and a vote on the Composition Plans, which was granted by the Dutch Court on the same date, which set May 17, 2018 as the deadline for the submission of claims and June 1, 2018 to hold a vote on each Composition Plan as the PTIF and Oi Holanda General Creditors’ Meeting.

On the same date, i.e., April 10, 2018, Oi released a Notice to the Market informing about the decision above and the detailing the consent solicitation to procedure to PTIF’s and Oi Holanda’s noteholders for purposes of voting on their Composition Plan to be granted by the noteholders of 6.25% Notes issued by PTIF maturing in 2016 (ISIN No. PTPTCYOM0008) (“PTIF Retail Notes”); 4.375% Notes issued by PTIF maturing in March 2017 (ISIN No. XS0215828913); 5.242% Notes issued by PTIF maturing in November 2017 (ISIN No. XS0441479804); 5.875% Notes issued by PTIF maturing in 2018 (ISIN No. XS 0843939918); 5.00% Notes issued by PTIF maturing in 2019 (ISIN No. XS0462994343); 4.625% Notes issued by PTIF maturing in 2020 (ISIN No. XS0927581842); 4.50% Notes issued by PTIF maturing in 2025 (ISIN No. XS0221854200); 5.625% Senior Notes issued by Oi Holanda maturing in 2021 (ISIN No. XS1245245045 e XS1245244402); and 5.75% Senior Notes issued by Oi Holanda maturing in 2022 (CUSIP/ISIN No. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42) (collectively “PTIF and Oi Holanda Notes”). In the case of PTIF, the consent solicitation also aimed at releasing the guarantee provided by Oi, as well as the authorization for Citicorp Trustee Limited (as the Notes’ trustee) to vote the Oi Holanda’s Composition Plan on behalf of the noteholders.

On April 17, 2018 the Chapter 15 Debtors filed with the United States Bankruptcy Court a Full Force and Effect Motion ” (“FFE Motion”) in order for the JRP, as ratified by the Brazilian courts, can be recognized and enforced in the U.S. territory, which was granted on June 14, 2018 by the United States Bankruptcy Court.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

This decision, in addition to fully enforcing the effects and the effectiveness of the JRP, as ratified, in the United States, it also authorized the completion of any and all the stages required for the implementation of the JRP, with regards to the following series of debts governed by the New York law: (i) 9.75% of the Senior Notes maturing in 2016 issued by Oi (CUSIP/ISIN 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68); (ii) 5.125% of the Senior Notes maturing in 2017 issued by Oi (ISIN nº XS0569301830 e XS0569301327); (iii) 9.50% das “Senior Notes” maturing in 2019 issued by Oi (CUSIP/ISIN 87944L AD1/US87944LAD10 P9037H AK9/USP9037HAK97); (iv) 5.50% of the Senior Notes maturing in 2020 issued by Oi (CUSIP/ISIN 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67); (v) 5.625% of the Senior Notes maturing in 2021 issued by Oi Coop (ISIN nº XS1245245045 e XS1245244402); and (vi) 5.75% of the Senior Notes maturing in 2022 issued by Oi Coop (CUSIP/ISIN 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42).

On June 1, 2018, the holders of the PTIF and Oi Holanda Notes approved the Composition Plans of PTIF and Oi Holanda.

On June 11, 2018, the Amsterdam District Court confirmed the approval of the Composition Plans of PTIF and Oi Holanda (“Confirmation Decision”). Since no appeal was lodged and the Confirmation Decision became final, beginning June 20, 2018 the Composition Plans became effective inside The Netherlands and, pursuant to the Dutch Law, PTIF and Oi Holanda are no longer assigned a bankruptcy status.

Also on June 11, 2018, the Company disclosed a Notice to the Market informing that the waiver of the conditions precedent to the Capital Increase – New Funds set forth in items (ii) and (iv.a) Appendix 4.3.3.5 (c) to the Plano was approved at the General Creditors’ Meeting held on the same date, as provided for in Clauses 4.3.3.5 (c) and 8.1 of the Plan.

On July 19, 2018, the preapproval for the completion of the Capital Increase – New Funds, governed by Clause 6 of the JRP, was requested to ANATEL, as required by Clause 16.1, XXI of the Switched Fixed-line Telephony Services Concession Agreement entered into by the Company.

On July 20, 2018, the Board of Directors ratified in part the Capital Increase – Claim Capitalization, approved at the Board of Directors’ meeting held on March 5, 2018, after verifying that the result of the new common shares’ subscription calculation by the Company’s shareholders by exercising their preemptive right and the holders of the Qualified Bondholders’ Unsecured Claims through the capitalization of their related claims, as provided for by the JRP.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

In the settlement procedure offered to the holders of the Qualified Bondholders’ Unsecured Claims, which documented the provisions of the JRP, such Qualified Bondholders decided for the capitalization of claims equivalent to an aggregate of R$10,600,097,221.00, equivalent to 1,514,299,603 new common shares, at an issue price of R$7.00 per share, excluding common shares representing fractions of American Depositary Shares (“ADSs”), that were not issued. During the period for Oi’s shareholders to exercise their preemptive rights, 68,263 common shares were subscribed, at the issue price of R$7.00, totaling R$477,841.00.

The same Board of Directors’ meeting ratified the issue subscription warrants as an additional gain to the subscribers of the shares subject matter of the Capital Increase – Claim Capitalization, and a total of 116,480,467 subscription warrants were issued, with the delivery of 5,197 to the shareholders who exercised their preemptive rights and the remaining Qualified Bondholders.

Pursuant to Article 72 of the Bylaws then in effect and because of a dilution of Company’s shareholding base in excess of 50% as a result of the Capital Increase – Claim Capitalization, the voting constraint therein was discontinued and immediately and irrevocably ceased to have any effect with respect to the exercise of voting rights by the Company’s shareholders.

The impacts arising from the initial recognition in the JRP terms and conditions are presented in Note 2(e).

On July 27, 2018, with the end of the Qualified Bondholders’ settlement procedure, the Company recognized the additional accounting impacts of the transactions described above, with the consequent reduction of profit for the period by approximately R$31 million, the decrease in financial liabilities by approximately R$21 million, and the decrease in the capital reserve – Qualified Senior Notes mandatorily convertible into shares and others by approximately R$10 million.

On July 31, 2018, the Company released a Notice to the Market informing that it had completed the restructuring of its financial debt and the financial debt of the Companies under Reorganization with the implementation of the applicable JRP terms and conditions and the completion of the Capital Increase – Claim Capitalization.

On August 1, 2018, the Company disclosed a Notice to the Market informing that (i) it was aware of the decision issued on July 30, 2018 by the Second Lisbon Commercial Court ("Portuguese Court"), which denied the request made by the Companies Under Reorganization for the recognition, in Portugal, of the JRP Ratification by the Judicial Reorganization Court. ; e (ii) it intends to file the proper appeal with the Lisbon Appellate Court against the Portuguese Court’s decision since it understands that this is not consistent with the two decisions already issued by the same Court that acknowledge and uphold in Portugal the request and the effectiveness of the Companies Under Reorganization’s Judicial Reorganization in Brazil, and since is it contrary to the decisions recently issued by the United States Court and the Dutch Court. According to the Portuguese Court, a final and unappealable decision on the JRP Ratification would be necessary so it could be recognized in Portugal.  Note that the Portuguese Court’s decision was based on formal aspects and it never mentions the merits of the JRP. That decision has no impact on the validity and full effectiveness of the JRP, the implementation of which was safeguarded by the Judicial Reorganization Court.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On August 2, 2018, as provided for by the JRP, the Board of Directors called its shareholders for The Company’s Shareholders’ Meeting was held on September 17, 2018 and the following decisions were made: (i) ratification of the election of the Consensual Slate consisting of 11 independent members and appointed by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and sub‑clauses of the Plan and election of the Chairman of the New Board of Directors; (ii) approval of the amendment to the heading of Article 5 of the Bylaws, in light of the partial ratification of the Capital Increase – Claim Capitalization, pursuant to Clause 4.3.3.5 of the Plan; (iii) approval of the proposal to change the Company’s authorized capital limit, with the consequent amendment to Article 6 of the Bylaws; (iv) approval of the proposal to add a new article to the chapter Final and Transitory Provisions of the Bylaws in order to adapt the Bylaws to the provisions of the Plan regarding the composition of New Board of Directors; and (v) approval of the amendment to the Bylaws, pursuant to the amendments included in Management’s proposal.

On October 1, 2018, by order of the Judicial Reorganization Court, laid down in the decisions issued on August 20, 2018 (pages 341.970/341.973) and September 10, 2018 (Pages 344.335/344.340), the Companies under Reorganization initiated the mediation procedure with creditors with pre-petition claims that present claim submission and objection still pending a final and unappealable court decision so that existing disputes regarding the pre-petition claims held by them are consensually resolved.

On October 3, 2018, the Company disclosed a Material Fact Notice informing that, in compliance with Clause 4.3.3.6 of the Plan and the provisions of Article 157, Par. 4, of Law 6404/1976 and in the form of CVM Instruction 358/2002, of October 26, 2018, the Company’s Board of Directors will meet to decide on the Company’s capital increase through the private issue of new common shares, amounting to R$4,000,000,000.00 ("Capital Increase - New Funds"), as provided for by Section 6 of the Plan.

On October 4, 2018, the Company disclosed a Notice to the Holders of American Depositary Warrants (“ADWs”), complementing the information disclosed in the Material Fact Notice dated October 3, 2018, regarding the start of the exercise period of their ADWs, clarifying that (i) pursuant to the Brazilian laws and regulations the exercise of the Subscription Warrants that underlie the ADWs will be irrevocable and cannot be withdrawn, and (ii) the exercise of the ADWs will be irrevocable and cannot be withdrawn.

On October 11, 2018, the Company disclosed a Material Fact Notice informing that it became aware that the Second Section of the Brazilian Superior Court of Justice (“STJ”) ruled on the conflict of jurisdiction injunction No. 157.099 requested by the Company due to conflicting decisions between the Market Arbitration Chamber and the Judicial Reorganization Court regarding the JRP.  Under the terms of the vote given at the trial session by Justice Nancy Andrighi, the majority vote decided that discussions between the Company and its shareholders on the rights provided for by the Corporate Law must be submitted to the arbitration court of the Market Arbitration Chamber, without prejudice to the preservation of the jurisdiction of the Judicial Reorganization Court, which may or may not ratify the decisions of the arbitration court. In this sense, the decisions handed down by the Judicial Reorganization Court regarding the Plan approved and maintained and the Plan remains unchanged. The decision made on this date will be published by the Second Section of the STJ and is subject to appeal.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On October 26, 2018, the Company became aware of the decision rendered on October 25, 2018, by the Lisbon Appellate Court in the connection with the Appeal brought by the Companies Undergoing Reorganization, which reversed the decision rendered on July 30, 2018 by the Portuguese Court recognized in Portugal the Ratification decision of the JRP, and ordered the publication this decision.

On the same date, the Board of Directors approved the Capital Increase – New Funds, within the authorized capital ceiling set in Oi’s Bylaws, through the issue of three billion, two hundred twenty-five million, eight hundred six thousand, four hundred fifty-one (3,225,806,451) new common shares, at the price of R$1.24 per share (“New Common Shares”), totaling R$4.0 billion, in line with the JRP provisions. Any holder of Company common shares (“Common Shares”) and/or Company preferred shares (“Preferred Shares”), including the custody agent of the American Depositary Shares Program (“ADSs Custodian”) representing Company Common Shares and/or Company Preferred Shares (“ADS”), is ensured the preemptive right to subscribe New Common Shares issued as a result of the Capital Increase – New Funds, pursuant to Article 171 of Law 6404/1976. Any and all New Common Shares that is not subscribed in the course of exercise period of preemptive rights by the holders of Common Shares and/or Preferred Shares will be subscribed by the Backstoppers, within the deadlines and under the terms and conditions set forth in the Commitment Agreement. The start of the period for the exercise of the preemptive right is planned for after the U.S. Securities and Exchange Commission declares the registration statement relating to the sale of New Common Shares and ADSs in the offer of the preemptive right as effective. After obtaining the effectiveness of the registration statement, the Company will disclose a Notice to Shareholders informing the start dates of the preemptive right exercise period and the other terms and conditions.

Also on October 26, 2018, the Company became aware (i) that the members of ANATEL’s Board of Directors unanimously decided to grant a preapproval of the Capital Increase – New Funds; and (ii) of the decision rendered by the Support Arbitrator in the arbitration proceeding initiated against the Company by shareholder Bratel S.À.R.L. in the Market Arbitration Chamber, which suspended the effects of the approval of the Capital Increase – New Funds, up to the next decision to be rendered by the such Support Arbitrator. The Company clarifies that such decision is provisional and can be changed, in whole or in part, and that the Company will file arguments for the reconsideration of the effects in which they represent damage to the continuity of the undergoing Judicial Reorganization. The Company believes that the implementation of Capital Increase – New Funds is regular and that the decision does not affect the validity of the Plan, which is maintained in all its terms. Further, the Company will take the necessary actions to confirm its understanding, especially regarding the jurisdiction limits of the Arbitration Court.

Additionally, on the same date, as a continuation of the Material Fact Notice disclosed on October 3, 2018, the Company confirmed the issue of 112,598,610 common shares (“Common Shares”) and the delivery of these Common Shares to the holder of subscription warrants who had exercised their warrants by October 24, 2018, including subscription warrants represented by 22,135,429 American Depositary Warrants (“ADWs”) exercised by October 18, 2018. The Company expects that the American Depositary Receipts, each representing five (5) common shares (CUSIP: 670851500; ISIN: US6708515001), will be delivered by October 29, 2018 to the holders that exercise their ADWs by October 18, 2018.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On November 6, 2018, the Company disclosed a Material Fact Notice informing that it became aware of the decision issued by the Supporting Arbitrator of the arbitration proceeding filed by shareholder Bratel S.À.R.L. against the Company with the Market Arbitration Chamber, which reconsidered its previous decision issued on October 26, 2018 that suspended the effects of the capital increase's approval through the private placement of new common shares approved by the Company’s Board of Directors at the meeting held on October 26, 2018, as provided for by Clause 6 of the Plan, and authorizing the Company to take the necessary actions to complete the Capital Increase – New Funds.

Payment proposals provided for in the JRP

The payment proposals in the JRP of the Oi Companies are those included in the JRP approved at the GCM on December 19 and 20, 2017 and ratified by the Judicial Reorganization Court on January 8, 2018. The JRP was submitted on December 22, 2017 by the Trustee, in the records of digital case No. 0203711-65.2016.8.19.0001, available for consultation on Oi’s website (www.recjud.com.br) and the Court of Justice’s website (www.tjrj.jus.br), which are summarized below but which should be read together with the JRP itself. In case of possible inconsistencies between the summary below and the JRP, the JRP prevails.

Creditors Settlement Program

On June 23, 2017, the Company disclosed a Notice to the Market informing that, as authorized by the Judicial Reorganization Court, the Company was going to roll out a program to enter into settlements with the Oi Companies’ creditors listed in the trustee’s List of Creditors, published on May 29, 2017 ("Oi Creditor" and "Creditors Settlement Program" or “Program”, respectively), and creditors can join the program via the website www.credor.oi.com.br.

The Creditors Settlement Program prescribed for the prepayment by the Oi Group to a Oi Creditor with a claim amounting to R$50,000.00 or lower, 90% of the claim under the program from the Oi Group if such Oi Creditor accepts a settlement and to receive the remaining 10% of the claim only after the Ratification of the JRP, to be paid under the terms and conditions prescribed in the Creditors Settlement Program. An Oi Creditor whose claim was higher than R$50,000.00 would be entitled to join the Creditors Settlement Program, in which case they would receive a R$50,000.00 prepayment, upon acceptance by such Oi Creditor of the settlement under the terms and conditions set out in the Creditors Settlement Program and the exceeding claim will be paid as set out in the Plan. The Creditors Settlement Program benefited the participating Oi Creditors as it allowed for the prepayment of part of the amount under the Program.

The Program was temporarily suspended owing to a judicial decision but on August 29, 2017 the Rio de Janeiro State Court of Justice overturned this decision and upheld the validity of the Creditors Settlement Program. Accordingly, the Creditors Settlement Program was implemented as from this date, and terminated in December 8, 2017.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Approximately 35,000 creditors jointed the Creditors Settlement Program, of which about 30,000 in Brazil and 5,000 in Portugal, and approximately R$360 million were made available for the payment of the settlements entered into under the Program.

Pre-petition Claims, Regulatory Agencies

The Company believes that the imposition of administrative fines by ANATEL in disproportionate and unreasonable amounts constitutes one of the key elements for the worsening of the Oi Group’s financial hardship that, as a result, culminated in the Judicial Reorganization Request.

The Company has reported that it is knowledgeable of punitive administrative proceedings and lawsuits that could total approximately R$14.5 billion as at September 30, 2016, including in this overall amount the fines imposed and the proceedings still in processed at administrative level without the imposition of a fine (estimated amount) against the Oi Group, of which as at September 30, 2018 the Company recognized R$312,823 and R$927,779 as Company and consolidated provisions for contingencies, respectively (Note 21). The Company disagrees and is challenging a material portion of the noncompliance events pointed out by ANATEL and it is also challenging the disproportionateness of the punitive actions taken, emphasizing their unreasonableness and keeping recognized in its balance sheet the amount it assesses as the best estimate of the amount to be disbursed at the end of the reporting period. It is worth mentioning that part of the amount recognized in December 2017, related to ANATEL was transferred to accounts payable (current and non-current) as part of the recognitions resulting from the JRP.

It is worth noting that in the context of the judicial reorganization of the Oi Group, ANATEL challenged, but not limited to, the decision that approved the processing of the judicial reorganization, as well as the initiation of a mediation proceeding between the Companies Undergoing Reorganization, by filing bills of review No. 0043065-84.2016.8.19.0000 and No. 0060963-13.2016.8.19.0000. As for bill of review No. 0043065-84.2016.8.19.0000, filed against the decision that approved the processing of the judicial reorganization, this appeal was partially upheld by the 8th Civil Chamber of the Rio de Janeiro State Court of Justice, but maintaining ANATEL’s claims subject to the reorganization. The bill of review against the initiation of a bill of review mediation proceeding between the Companies Undergoing Reorganization is still awaiting trial. Notwithstanding, in light of the lack of interest of ANATEL in this mediation proceeding, on February 26, 2018 the 7th Corporate Court of the Rio de Janeiro State Court of Justice issued a decision where it determines the suspension of the mediation proceeding between ANATEL and the Company.

Note also that in addition to the Trustee’s opinion on the pre-petition nature of ANATEL claims, the Company requested three other opinions from renowned local law scholars, all stating that ANATEL’s claims should be kept under the judicial reorganization.

ANATEL also challenged the submission of its claims to the judicial reorganization proceeding, by filing Bill of Review No. 0057446-63.2017.8.19.0000 against the decision issued on its claim challenge case, in which the Judicial Reorganization Court reaffirms the understanding on the pre-petition nature of the regulator’s nontax claims. In his judgment of the advanced relief request filed by ANATEL, State Justice Cezar Augusto Rodrigues Costa, reporting judge at the time, decided to maintain such claims under the Judicial Reorganization Court and granted partial suspensory effect to determine the exclusion of possible tax claims assigned to ANATEL, as well as the statutory charges arising on their collection and the related punitive fines for tax infractions. Currently, the Company is awaiting a decision on the Interlocutory appeal filed by ANATEL against this decision and the judgment of the appeal merits by the 8th Civil Court. In addition Justice Marco Buzzi, from the Superior Court of Justice decided, in the context of Conflict of Jurisdiction Motion No. 154.977/RJ, based on the opinion of the Federal Public Prosecution Office, to acknowledge that the submission of ANATEL claims must be discussed in the context of the Judicial Reorganization, using the appropriate appeal.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

In addition to the appeals referred to above, ANATEL filed bill of review No. 0048971‑21.2017.8.19.0000 against the decision issued on its objection to the judicial reorganization plan without judgment on the objection's merits. As a result of this appeal, the requested suspensory effect was partially upheld by State Justice Cezar Augusto, from the 8th Civil Chamber of the Rio de Janeiro State Court of Justice, by suspending the enforcement of Clauses 4.3.2.8 and Sub-clauses 4.3.2.8.1 and 4.3.2.8.2 of the JRP that had been filed by the Companies Undergoing Reorganization in what they concern ANATEL. Said clauses address the payment of ANATEL’s pre-petition claims and the initiation of the mediation between the Companies Undergoing Reorganization and ANATEL. Oi, however, changed the terms of the JRP, which maintains the treatment of ANATEL claims as pre-petition claims and was approved by a vast majority of creditors at the General Creditors’ Meeting on December 19 and 20, 2017, and ratified by the 7th Corporate Court of the Rio de Janeiro State Court of Justice on January 8, 2018.

ANATEL also filed Bill of Review No. 0055283-13.2017.8.19,0000 against the decision attached to the judicial reorganization’s court records, which permitted holding a Oi Group General Creditors’ Meeting without granting the request made by ANATEL to exclude all its claims. The appeal was not accepted and subsequently the court denied the interlocutory appeal filed by ANATEL and overruled the lodged motions for clarification.

The New Plan submitted to and approved at the GCM on December 19 and 20, 2017, which was ratified by the Judicial Reorganization Court on January 8, 2018, lays down the payment method Pre-petition Claims, Regulatory Agencies, which include ANATEL’s non-tax claims amounting to approximately R$14.5 billion as at June 30, 2016:

•           Payment nontax pre-petition claims that are under the jurisdiction of the Federal Attorney General’s Office (AGU) in two hundred forty (240) installments, commencing June 30, 2018, as follows: (i) from the 1st to the 60th installment: 0.160%; (ii) from the 61st to the 120th installment: 0.330%; (iii) from the 121st to the 180th installment: 0.500%; (iv) from the 181st to the 239th installment: 0.660%; and (v) 240th installment: the outstanding balance. The first installments shall be fully paid by cashing amounts initially deposited in courts as collateral of these claims, to be supplemented, if necessary, in cash. Beginning in the subsequent month, Oi shall pay the other installments in cash. As from the second installment, the monthly installments shall be adjusted for inflation using the SELIC (Central Bank’s policy rate);

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Because the other nontax pre-petition claims of the regulatory agencies, challenged at the administrative level are non-liquid up to this date, they shall be paid as laid down in Clause 4.3.6 of the JRP, default recovery of unsecure claims.

The Plan also provides for the possibility of the Company adopting the general statutory rule to be published in the future in order to regulate the non-tax claims of regulatory agencies subject to the Plan.

Note, however, that ANATEL filed Bill of Review No. 0010168-32.2018.8.19.0000 against the decision that ratified the judicial reorganization plan, alleging the invalidity of Clause 4.3.4, which sets the method for settlement of ANATEL’s claims. This appeal is pending trial.

Accordingly, the court decisions in effect establish that ANATEL’s non-tax claims against the Oi Group are subject to the judicial reorganization proceeding and shall be paid as provide for by Pre-petition Claims, Regulatory Agencies (Clause 4.3.4 of the approved and ratified Judicial Reorganization Plan), as decided by the Oi Group’s creditors at the GCM, and decided by the Judicial Reorganization Court, pursuant to Law 11101/2005.

As a result and with the maturity of the first installment of ANATEL’s claim, the Oi Group requested the Judicial Reorganization Court to issue a letter, addressed to the 2nd Regional Federal Court, to be added to the court records of injunction 000554-77.2011.4.02.5101, currently being appealed, so that the amounts deposited in courts of the first six (6) installments of ANATEL’s claim were cashed. This request was granted.

Payment proposals in the JRP approved at the GCM on December 20, 2017 and ratified by the Judicial Reorganization Court on January 8, 2018

The Oi Group's creditors became creditors of the debt(s) issued by the Company Undergoing Reorganization that was their original debtor.

Plan for Creditors

This section presents a summarized version of the key terms of the Repayment Plan to Oi Group Creditors, including certain information on the financial terms and conditions included in the JRP approved at the GCM held on December 19 and 20, 2017 and ratified by the Judicial Reorganization Court on January 8, 2018.

For further details on the established payment terms, please refer to the JRP available on the website www.recjud.com.br. In case of possible inconsistencies between the summary below and the JRP, the JRP prevails.

Note that, as defined in Appendix 1.1 to the JRP, the publication date of the Judicial Reorganization Court’s decision ratifying the JRP, i.e., the lower court decision granting the da judicial reorganization, against which no appeal with a suspensory effect is upheld, which is January 8, 2018, published on the Official Gazette on February 5, 2018, is taken into consideration for purposes of the way the time limit in the payment terms is counted.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Class I – Labor Claims

The payment of Labor Claims is described below:

General rule: labor claims shall be paid in five (5) equal monthly installments, with a 180-day grace period after the Court Ratification of the Plan. Labor claims not yet acknowledged shall be paid in five (5) equal monthly installments, with a six‑month grace period after a final, unappealable court on the amount due decision is issued.

Labor Claims that are collateralized by judicial deposits:

•         Payment through the immediate disbursement of the amount deposited in court.

•         If the deposited amount is lower than the debt listed by the Oi Group, the deposit shall be used to pay part of the debt and the outstanding balance shall be paid after a decision is issued by the Court that ratifies the amount due in five (5) equal monthly installments, with a 180-day grace period from the Court Ratification of the Plan. If the deposit is higher than the debt, the Oi Group shall withdraw the difference.

Labor Claims not collateralized by judicial deposits shall be paid via judicial deposits attached to the court records of the related case.

Fundação Atlântico claims:

•         Payable in six (6) annual, equal installments, with a five-year grace period after the date of Ratification of the Judicial Reorganization Plan.

•         Interest/inflation adjustment: five-year grace period for interest. National Consumer Price Index (INPC) + 5.5% per year, charged as from the Court Ratification of the Plan, annually compounded during the grace period and payable annually, as from the sixth year, together with the principal installments.

Class II – Collateralized Claims

Class 2 claims shall be paid as follows:

Receipt of the original debt amount by the Creditor, as disclosed in the List of Creditors, adjusted by the interest/inflation adjustment rate, as follows:

Principal shall be repaid as follows:

•         72-month grace period for principal as from the Court Ratification date of the Judicial Reorganization Plan;

•         Principal shall be repaid in 108 monthly installments, as described in the table below:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Months	Percentage of the amount to be repaid per month
0 a 72nd	0.0%
73rd to 132nd	0.33%
133rd to 179th	1.67%
180th	1.71%

•         Four-year grace period on interest.

Interest: Long-term Interest Rate, released by the Central Bank, plus spread of 2.946372%, where the interest charged in the first four (4) years shall not be paid and shall be compounded annually and added to principal.

Classes III and IV – Unsecured Creditors and MEs/EPPs

The payment proposal for claims of Unsecured Creditors and Micro-business Owners (“MEs”) and Small Businesses (“EPPs”) is described below, according to the thresholds established in the JRP:

Straight-line payment to Unsecured Creditors: Unsecured Creditors’ and MEs/EPPs’ claims of amounting up to R$1,000.00 were paid in a single installment within 20 business days after the Court Ratification of the Plan.

Unsecured Creditors and MEs/EPPs with claims above R$1,000.00 were able to elect to receive their claims in a single installment, providing that they agreed to receive only R$1,000.00 as the full payment of their claims an related costs, payable within 20 business days after the end of the period to elect the payment option.

Unsecured Creditors with Judicial Deposits: Class 3 and 4 claims held by Unsecured Creditors shall be paid after the withdrawal of the judicial deposits, using the following discount percentages:

Claim Amount Interval	Discount %
Up to R$1,000.00	0%
R$1,000.01 to R$5,000.00	15%
R$5,000.01 to R$10,000.00	20%
R$10,000.01 to R$150,000.00	30%
Over R$150,000.00	50%

•         Debt payment through the disbursement of the deposited amount;

•         If the deposit is lower than the debt (after the discount above, as applicable), the deposit shall be used to pay part of the debt and the outstanding balance shall be paid after a decision issued by the competent court that ratifies the amount due according to the Default Payment Method described below;

•         If a deposit is higher than the debt (calculated after the discount above, as applicable), the Oi Group shall withdraw the difference.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Unsecured Creditors and MEs/EPPs that are not paid as provided for above can opt for payments using one of the method described below, limited to a ceiling per offer.

Restructuring Option 1:

•         Part of Classes 3 and 4 claims is denominated in Brazilian reais at the amount claimed by Classes 3 and 4 Creditors that elected this option, up to a ceiling of R$10,000,000,000.00; these Creditors can elect one of the following methods: (i) claim restructuring; (ii) private debentures, or (iii) public debentures.

•         Part of Classes 3 and 4 claims is denominated in US dollars at the amount claimed by Classes 3 and 4 Creditors that elected this option, up to a ceiling of US$1,150,000,000.00.

•         60-month grace period on principal;

•         Principal shall be repaid in 24 semiannual, successive installments, as shown in the table below:

Six-month periods	Percentage of the amount to be repaid per six-month period
0 to 10th	0.0%
11th to 20th	2.0%
21st to 33rd	5.7%
34th	5.9%

•         The interest rate is (i) an annual rate equivalent to 80% of the interbank deposit rate (CDI) for claims denominated in Brazilian reais and (ii) 1.75% per year for claims denominated in US dollars; interest shall be annually compounded to principal and paid semiannually as from the 66th month after the Ratification of the Judicial Reorganization Plan;

•         Once this offer’s ceilings are reached, the outstanding balances of the claims payable under this offer shall be paid according to the Default Payment Method described below.

Restructuring Option 2:

•         The claims of the Creditors that elected this payment method were restructured in US dollars within up to six (6) months after the Court Ratification of the Plan, limited to a ceiling of US$850,000,000.00.

•         60-month grace period on principal;

•         Principal shall be repaid in 24 semiannual, successive installments, as shown in the table below:

Six-month periods	Percentage of the amount to be repaid per six-month period
0 to 10th	0.0%
11th to 20th	2.0%
21[h] to 33rd	5.7%
34th	5.9%

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

•         Interest of 1.25% per year, annually compounded to principal and paid semiannually as from the 66th month after the Ratification of the Judicial Reorganization Plan, where:

•         During the principal grace period, 10% of total interest shall be paid semiannually, while the remaining 90% shall be compounded to principal annually. After this period, 100% of total interest shall be paid semiannually.

•         Once this offer’s ceilings are reached, the outstanding balances of the claims payable under this offer shall be paid according to the Default Payment Method described below.

•         The creditors’ rights granted under this offer can only be assigned with the prior consent of Oi.

Bond restructuring:

Restructuring of non-qualified bonds:

•         This offer is available only to bondholders with claims up to US$750,000.00, and it is limited to a ceiling of US$500,000,000.00.

•         50% discounts, firstly applied to interest and subsequently to principal.

•         Principal grace period: six years as from the Ratification of the Plan.

•         Principal is equivalent to 50% of the non-qualified bondholders’ claims, capped at US$250,000,000.00, and shall be repaid in twelve (12) semiannual, successive installments, as shown in the table below:

Six-month periods	Percentage of the amount to be repaid per six-month period
0 to 12th	0.0%
13th to 18th	4.0%
19th to 23rd	12.66%
24th	12.70%

•         Interest: 6% per year in US dollars, annually compounded to principal as from the 78th month after the Court Ratification of the Plan.

Restructuring of qualified bonds:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

•         This offer is available only to bondholders with claims in excess of US$750,000.00, which received the following:

o   Common shares issued by Oi and currently held by PTIF;

    A package with
      New notes;
      New I Common Shares; and
      Subscription Warrants

•         Exchange ratios: for each US$664,573.98:

o   9,137 common shares issued by Oi and currently held by PTIF;

o   New Notes, issued at face value of US$130,000;

o   119,017 New I Common Shares;

o   9,155 Subscription Warrants.

Note: the exchange ratios assume that the number of Oi common shares and Oi preferred shares is 825,760,902.

•         The New Notes were issued in US$1,000 multiples with a maximum par value of R$6,300,000,000, equivalent to a maximum par value of US$1,918,100,167.45.

o   Maturity: 7th year after its issue date.

o   Principal: shall be repaid in a bullet payment maturing on the 84th month after its issue date;

o   Interest: can be paid under one of the following two methods:

▪  10% per year, paid semiannually; or

▪  During the first three (3) years as from the plan’s ratification, 12% interest paid semiannually, of which 8% of the annual interest paid is in cash semiannually and 4% compounded semiannually and paid in the 36th month after the issue date of the New Notes, and beginning in the 4th year when annual 10% interest in being charged, paid semiannually.

•         The New I Common Shares are due as a result of the capital increase, through the capitalization of the claims:

    Up to 1,514,299,603 New I Common Shares were issued with par value ranging from R$7.00 and so the total amount was R$10,600,097,221.00.

•         Subscription warrants: up to 116,480,467 subscription warrants were issued.

On June 13, 2018, ANATEL agreed with the restructuring of the qualified bonds, in Decision No. 336/2018, authorizing the stages necessary for the capital increase of the other actions required for complying with Clause 4.3.3.2 of the JRP. Specifically, the authorized conversion entailed the issue of new shares, the dilution of the current shareholders’ interests, the capital increase, and the potential change of the Company’s current shareholding structure. ANATEL ratified the determination of any change in the Company’s Board of Directors that must be previously submitted to the Regulator’s review.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On June 18, 2018, the Superintendent General of the Administrative Economic Defense Council  (“CADE”) (Brazilian antitrust authority) decided, under SG Order No. 753/2018, not to acknowledge the qualified bonds’ restructuring transaction, which had been cautiously notified to said authority exclusively to ensure the compliance with JRP within the prescribed deadlines. According to the CADE Superintendent General, the transaction was not acknowledged because it did not meet the revenue requirement prescribed by Law 12529/2011. No complaints were filed against this decision.

With the confirmation of the CADE’s decision and taking into account ANATEL’s Steering Board’s decision that granted the preapproval requested by the Company to complete the capital increase provided for by Clause 4.3.3.2 of the JRP, all the conditions precedent listed by the Plan to undertake said capital increase for completion of the corporate documentation required to undertake said capital increase were either verified or waived, considering that the related conversion of debt into equity instruments was implemented after the ratification of the JRP, on February 5, 2018 - Note 2 (e).

Offer 4: Default Payment Method

This offer applies to creditors that do not meet the terms and conditions of the previous offers or if the offers highlighted above exceed their ceilings and creditor still holds an outstanding balance.

•         Principal shall be repaid in five (5) equal annual, successive installments after the 20-year grace period.

•         Interest/inflation adjustment:

•       Interest equivalent to TR, a benchmark rate, per year in the case of unsecure claims whose holders elected to receive payment for their claims in Brazilian reais; this interest shall be charged as from the Court Ratification of the Plan, and total interest and inflation adjustment accrued in the period shall be paid only and together with the last principal installment.

•       No interest in the case of unsecure claims whose holders elected to receive payment for their claims in US dollars or euro.

•         The Company shall have an early repayment option consisting of the payment of 15% of principal and compounding interest.

•         Payment ceiling: R$70,000,000,000, less the amount of pre-petition claims that are otherwise restructured under the Plan.

Partner Supplier Creditors

•         The claims of Partner Supplier Creditors, suppliers of goods and/or services that kept the terms and conditions practiced prior to the filing of the Judicial Reorganization Plan, that did not arise from loans or financing facilities granted to the Oi Group, shall be paid, up to a ceiling of R$150,000, within up to 20 business days after the end of the period to elect the payment option.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

If these suppliers have claims in excess of R$150,000, they shall receive the outstanding amount less a 10% discount in four (4) equal annual, successive installments, plus (i) TR + 0.5% in the case of real-denominated claims and (ii) 0.5% per year in the case of US dollar- or euro-denominated claims.

Claims of related parties

Claims that refer to the loans between the Group Companies Undergoing Reorganization, granted using cash generated by transactions conducted in the international market by the Companies Undergoing Reorganization, shall be paid as described below:

•         Principal shall be repaid beginning on the 20th year after the settlement of the Default Payment Method claims. Principal shall be repaid in five (5) equal annual, successive installments.

•         Interest/inflation adjustment: TR for real-denominated intragroup claims 0.5%, charged as from the Court Ratification of the Plan. Total interest and inflation adjustment accrued in the period shall be paid only and together with the last principal installment. No interest, in the case of dollar- or euro-denominated intragroup claims.

The Oi Companies may mutually agree an alternative method to for the settlement of intragroup claims, under the originally agreed terms and conditions, including, but not limited to, by netting their payables and receivables, as provided for by the law.

Cash Sweep

Unsecured Creditors, MEs/EPPs, and Secured Creditors can accelerate the receipt of their claims against the Oi Group with the cash sweep, which shall be proportionally distributed among the claims, under the following terms:

•         In the first five (5) years after the Court Ratification of the Plan, the Oi Group shall assign the equivalent to 100% of the net revenue from the sale of assets that exceeds US$200 million for investments in its activities.

•         Beginning on the 6th year after the Court Ratification of the Plan, the Oi Group shall assign the equivalent to 70% of its Cash Balance that exceeds the Minimum Cash Balance.

•         The Minimum Cash Balance is defined as the higher of:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)        25% of the aggregate of prior year’s OPEX and CAPEX; or

(ii)      R$5 billion.

•         Additionally, any funds originating from a capital increase shall be added to the calculation of the Minimum Cash Balance.

Capital Increase – New Funds

Pursuant to the shareholders’ preemptive right and fulfilling or waiving the conditions precedent provided for in the Backstop Agreement or the JRP, the Company is required to make a Capital Increase – New Funds totaling R$4,000,000,000.

The Issue Price of the New II Common Shares shall be calculated by dividing R$3,000,000,000 by the number of Oi shares outstanding on the business day immediately prior to the capital increase, taking into consideration possible adjustments provided for in the Backstop Agreement.

Taking into consideration the terms and conditions of the Backstop Agreement, a commitment fee of 8% in US dollars or 10% in Company  common shares shall be due to the investors identified in the Backstop Agreement that commit to promptly provide or obtain firm commitments for the full subscription of the capital increase, as established in said Backstop Agreement. Certain aspects related to the Backstop Agreement can be changed as a result of the decision that ratified the judicial reorganization plan, against which motions for clarification were filed, notably because the size of the commitment premium of the other similar creditors that are subject to the same conditions of the investors who are identified in the Backstop Agreement has been determined.

Further Obligations and other relevant situations:

Restriction to Dividend Payments: The Oi Group shall be restricted from declaring or paying any dividends, return on capital, or make any other payment or distribution on (or relating to) its own shares (including any payment relating to any merger or consolidation involving any Company Under Reorganization), except as otherwise provided for in the Plan.

The Companies Under Reorganization shall only distribute dividends to their shareholders as follows: (i) up to the sixth anniversary of the Court Ratification of Plan, as applicable, the Companies Under Reorganization shall not pay any dividends; and (ii) after the sixth anniversary of the Court Ratification of Plan, as applicable, the Companies Under Reorganization shall be authorized to pay dividends if, and only if, Oi’s consolidated net debt-to-EBITDA ratio is two (2) or lower, after the end of the relevant financial year.

Suspension of the Obligations: Beginning on the day of a Suspension of Obligations Event and ending on a Reversal Date (as defined below) (“Suspension Period”) with regard to the Pre-petition Claims, the following obligations shall no longer apply to the Pre-petition Claims to be restructured and paid under the Judicial Reorganization Plan (for purposes of this Clause, “Suspended Obligations”):

•         Annual early redemption with Surplus Cash Generation;

•         Restriction to Dividend Payments.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Companies Under Reorganization shall be fully exempt from liabilities resulting from any actions taken or events incurred during the Suspension Period or, also, any contractual obligation prior to a Reversal Date (as if, in this period of time, these actions, events, or contractual obligations were allowed).

At any time, if two (2) credit rating agencies rate Oi with an investment grade and no noncompliance occurs, the obligations listed above shall be suspended (“Obligation Suspension Event”). If on any subsequent date (“Reversal Date”), one (1) or both rating agencies cancel the investment grade or downgrade Oi below the investment grade, the suspended obligations shall be reinstated.

Conditions Precedent. The JRP, in Appendix to Clause 4.3.3.5, provides for a set of resolution and suspensory conditions precedent that need to be checked or formally and expressly waived by the qualified unsecured creditors until the actual conversion of the claims in Company securities. As at September 30, 2018 Management was not aware of any events of noncompliance with these conditions.

Sale of Capital Assets. The JRP, in Appendix to Clause 3.1.3, lists a set of capital assets that Management may sell in order to raise additional funds. The Company’s management has been undertaking efforts to sell some short-term investments, while it has not yet completed any transaction.

Corporate Reorganization. The JRP lists, in the Appendix to Clause 7.1. a set of corporate reorganization transactions that Management may implement to optimize and increase the Company’s results, contributing to the compliance with the JRP obligations. The merger of Oi Internet with and into Oi Móvel was completed on March 1, 2018.

Going concern

The interim financial information for the period ended September 30, 2018, has been prepared assuming that the Company will continue as a going concern and in compliance with the legal requirements applicable to a judicial reorganization. The judicial reorganization is aimed at ensuring the continuation of the Oi Companies as going concerns. The likelihood that the Oi Companies will continue as going concerns increased with the approval of the JRP by a vast majority of creditors, at the General Creditors’ Meeting held on December 20, 2017, and approval that was ratified by the Judicial Reorganization Court on January 8, 2018. This ratification decision was issued on February 5, 2018 and, as a result, there was the novation of the involved borrowings and financing and the related balances recalculated pursuant to the terms and conditions of the Judicial Reorganization Plan, in accordance with the actions needed for its implementation.

Additionally, on July 20, 2018, the Board of Directors ratified part of the Capital Increase – Claim Capitalization, through the capitalization of part of the Unsecure Claims of the Qualified Bondholders, as provided for by the JRP and approved at the Board of Directors’ meeting held on March 5, 2018. The new common shares issued were delivered to Company’s shareholders who exercised their preemptive rights and the holders of the Unsecure Claims of the Qualified Bondholders, through the capitalization of their claims. This process was completed on July 27, 2018.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company’s Board of Directors has a reasonable expectation that the Oi Companies can continue as going concerns and that their contracts will remain in force throughout the entire implementation process of the actions approved in the JRP. Also, an independent appraiser was engaged to issue an economic and financial feasibility valuation report of the companies undergoing reorganization under the JRP, in accordance with Law 11101, of February 9, 2005 that regulates the judicial reorganization. The issued economic and financial feasibility report is attached to the judicial reorganization’s records. The continuity of the Company as a going concern is ultimately depending on the successful outcome of the judicial reorganization and the realization of other forecasts of the Oi Companies.

Even though there are no indications in this regard, we emphasize that these conditions and circumstances indicate the existence of significant uncertainty that may affect the success of the judicial reorganization and cast doubts as to the Oi Companies’ ability to continue as going concerns, including the compliance with the resolution and suspensory conditions precedent included in the JRP. As at September 30, 2018 and after the recognition of the effects of the JRP, total equity was R$26,262,712 (R$25,986,858 in the Company), profit for the period then ended was R$27,958,258 (R$27,949,292 in the Company), and working capital totaled R$13,170,057 (R$14,267,790 in the Company). As December 31, 2017, total equity deficiency was R$13,512,523 (R$13,805,980 in the Company), loss for the year then ended R$6,656,162 (R$6,365,019 in the Company), and working capital deficiency is R$44,143,859 (R$10,787,262 in the Company).

2.                  SIGNIFICANT ACCOUNTING POLICIES

The accounting policies detailed below have been consistently applied in all fiscal periods presented in this individual and consolidated interim financial information, and have been consistently applied both by the Company and its subsidiaries.

(a)               Reporting basis

The Company’s interim financial information has been prepared for the period ended September 30, 2018 and in accordance with IAS 34 and CPC 21 (R1) issued by the Accounting Pronouncements Committee (“CPC”), which address interim financial reporting.

CPC 21 (R1)/IAS 34 requires that management use certain accounting estimates. The quarterly information has been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

This quarterly information does not include all the information and disclosures required in annual financial statements and should be read in conjunction with the annual financial statements for the year ended December 31, 2017, which have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) and the accounting practices adopted in Brazil. There were no changes in the accounting policies adopted in the period ended September 30, 2018 as compared to those applicable in the year ended December 31, 2017, besides the new pronouncements, interpretations, and changes that became effective as from January 1, 2018, as described in item (c) of this note.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The assets and liabilities related to the operations in Africa are consolidated and stated in a single line item of the balance sheet as held-for-sale assets as a result of Management’s expectation and decision to hold these assets and liabilities for sale. In the statement of profit or loss, however, costs/expenses and revenue/gains are stated under the full consolidation method because these assets do not meet the criteria to be classified as ‘discontinued operation’, as provided for by IFRS 5.

The assets and liabilities of Copart 5 are consolidated in the balances of the Company’s interim financial information since the main risks and rewards of this transaction remain in the parent company.

Functional and presentation currency

The Company and its subsidiaries operate mainly as telecommunications industry operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment where it operates ("functional currency"). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at period-end, related foreign currency-denominated monetary assets and liabilities are recognized in the income statement, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges.

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which uses a currency from a hyperinflationary economy, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•         assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•         revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

•         all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

•         goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

As at September 30, 2018 and December 31, 2017, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	09/30/2018	12/31/2017	09/30/2018	09/30/2017
Euro	4.6545	3.9693	4.2969	3.5392
US dollar	4.0039	3.3080	3.6055	3.1750
Cape Verdean escudo	0.0421	0.0360	0.039	0.0320
Sao Tomean dobra	0.000191	0.000162	0.000176	0.000146
Kenyan shilling	0.0398	0.0321	0.0357	0.0307
Namibian dollar	0.2829	0.2687	0.2795	0.2406
Mozambican metical	0.0661	0.0565	0.0595	0.0493
Angolan kwanza	0.0136	0.0200	0.0155	0.0192

Segment reporting

The information about operating segments is presented consistently with the internal report provided to the chief operating decision maker of the Company, its management. The results of operations are regularly reviewed about the resources to be allocated to assess their performance and for strategic decision-making.

(b)               Restatement of the amounts for the period ended September 30, 2017

The Company’s management identified, on account of the judicial reorganization, as well as the preparation of the Judicial Reorganization Plan, that there are weaknesses in some controls of operating and financial processes, and an opportunity to obtain better information from the entities involved in the process (Note 1).

Considering that appropriate information was obtained for the completion of the impairment test of non-financial assets and on the impacts of the weaknesses identified by Management in course of the preparation of the Judicial Reorganization Plan, the Company is restating in these Interim Financial Information for the period ended September 30, 2018, the comparative balances in the individual and consolidated interim financial information the period ended September 30, 2017, previously approved, reviewed, and issued on November 13, 2017, in accordance with CPC 23 (IAS 8) – Accounting Policies, Changes in Accounting Estimates and Errors to take into account the following adjustments:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(a)               Effects of the impairment of assets with finite useful lives and long-lived assets (CPC 01 R1/IAS 36).

With the approval of the JRP (Note 1), the Company believes that the conditions necessary to define the assumptions to be used in the annual impairment of finite useful lives and long-lived assets for the years ended December 31, 2016 and as at January 1, 2016 have been met, pursuant to CPC 01 R1 (IAS 36) – Impairment of Assets.

With regard to the balances of non-financial assets as at January 1, 2016, it is worth noting that the Company restated the corresponding balances in the financial statements for the year ended December 31, 2016, to correct the error in light of the non-recognition of the goodwill arising on the downstream merger of parent company TmarPart.

However, no impairment losses on non-financial assets were recognized in the 2016 financial statements.

For error correction purposes, the Company recognized an estimated loss on the impairment of non-financial assets as at January 1, 2016 and December 31, 2016. As a result of the related adjustments to the opening balances, profit for the nine-month period ended September 30, 2017 was increased by R$389 million, as a result of the correction of the depreciation and amortization of the assets and the relate tax effects.

(b)               Recognition of deferred taxes (CPC 32/IAS 12 and ICVM 371/2002).

As a result of the impairment losses of the non-current assets as at January 1, 2016 and December 31, 2016 (adjustment (a)) and the projections of the expected taxable income at the time estimated based in the existing events and conditions at each reporting date, the Company recognized a reduction of deferred taxes previously disclosed in the balance sheet of R$7,314 million (R$5,634 million in the Company) and R$6,306 million (R$5,098 million in the Company), respectively. The profit for the period ended September 30, 2017 decreased by R$547 million and R$830 million, Company and on a consolidated basis, respectively, resulting in the adequacy of the recognition of the loss previously recognized in 2016.

(c)               Derecognition of judicial deposits and increase of provisions for contingencies

In the aftermath of the Judicial Reorganization Request, the Company identified the need to and was able to take inventory and reconcile the accounting balances and amounts of judicial deposits and the related provision for contingencies.

For error correction purposes, as at January 1, 2016 and December 31, 2016 the Company derecognized inexistent judicial deposits and increased the provision for contingencies related to said opening balances. As a result of corresponding adjustments to the opening balances, profit for the period ended September 30, 2017 was decreased by R$373 million and R$405 million, Company and on a consolidated basis, respectively, due to the recognition of the additional loss on the balance of judicial deposits, the increase of the provision for contingencies, and the correction of the inflation adjustments to the balances of judicial deposits and provisions for contingencies.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(d)               Equity in adjustments to investees

Refers to the equity in the adjustments made by subsidiaries arising from the matters described above.

The adjustments made to the corresponding amounts for the nine-month period ended September 30, 2017 are as follows:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Reconciliation of shareholders’ equity as at September 30, 2017:

	Company	Consolidated

Shareholders’ equity originally stated at September 30, 2017	8,333,700	8,636,793
Adjustments to shareholders’ equity related to the opening balances as at January 1, 2017:1
Impairment of assets with finite useful lives and long-lived assets	(4,370,782)	(4,609,964)
Recognition of deferred taxes	(5,098,077)	(6,305,515)
Derecognition of judicial deposits and increase of provisions for contingencies	(4,907,739)	(6,295,417)
Realization of intragroup balances	(35,698)	(398,738)
Realization of tax credits	(39,672)	(297,197)
Inappropriate estimate of revenue from services rendered and not billed	(31,178)	(190,787)
Reconciliation of accounts receivable		(86,468)
Realization Rede Conecta goodwill		(937,403)
Equity in adjustments to investees	(4,638,343)
Adjustments to profit related to the period ended September 30, 2017
(a) Impairment of assets with finite useful lives and long-lived assets	388,692	388,692
(b) Recognition of deferred taxes	(547,281)	(829,750)
(c) Derecognition of judicial deposits and increase of provisions for contingencies	(373,027)	(405,053)
(d) Equity in adjustments to investees	(314,495)
Restated shareholders’ equity at September 30, 2017	(11,633,900)	(11,330,807)

(1) The adjustments previously recognized at January 1, 2017 are presented in the financial statements for the year ended December 31, 2017, the comparative balances of which, at December 31, 2016, have been restated.

Reconciliation of profit or loss for the nine-month period ended September 30, 2017:

	Company
	Balances originally stated at 09/30/2017	(a)	(b)	(c)	(d)	Restated balances at 09/30/2017
Net operating revenue	3,691,074					3,691,074
Cost of sales and/or services	(2,624,120)	588,867				(2,035,253)
Gross profit	1,066,954	588,867				1,655,821
Operating expenses/income	(3,051,064)	60		(316,447)	(314,495)	(3,681,946)
Share of profit (loss) of investees	(2,059,612)				(314,495)	(2,374,107)
Selling expenses	(687,518)					(687,518)
General and administrative expenses	(679,463)					(679,463)
Other operating income	758,360					758,360
Other operating expenses	(382,831)	60		(316,447)		(699,218)
Profit (loss) before financial income (expenses) and taxes	(1,984,110)	588,927		(316,447)	(314,495)	(2,026,125)
Financial income (expenses)	(2,581,528)			(56,580)		(2,638,108)
Profit before taxes on income	(4,565,638)	588,927		(373,027)	(314,495)	(4,664,233)
Income tax and social contribution	1,101,113	(200,235)	(547,281)			353,597
Loss for the period	(3,464,525)	388,692	(547,281)	(373,027)	(314,495)	(4,310,636)
Attributable to the Company owner	(3,464,525)	388,692	(547,281)	(373,027)	(314,495)	(4,310,636)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Consolidated
	Balances originally stated at 09/30/2017	(a)	(b)	(c)	Restated balances at 09/30/2017
Net operating revenue	17,961,943				17,961,943
Cost of sales and/or services	(11,868,865)	588,867			(11,279,998)
Gross profit	6,093,078	588,867			6,681,945
Operating expenses/income	(5,529,998)	60		(332,291)	(5,862,229)
Share of profit (loss) of investees	1,587				1,587
Selling expenses	(3,272,542)				(3,272,542)
General and administrative expenses	(2,355,178)				(2,355,178)
Other operating income	1,792,872				1,792,872
Other operating expenses	(1,696,737)	60		(332,291)	(2,028,968)
Profit (loss) before financial income (expenses) and taxes	563,080	588,927		(332,291)	819,716
Financial income (expenses)	(5,050,894)			(72,761)	(5,123,655)
Profit before taxes on income	(4,487,814)	588,927		(405,052)	(4,303,939)
Income tax and social contribution	958,291	(200,235)	(829,751)		(71,695)
Loss for the period	(3,529,523)	388,692	(829,751)	(405,052)	(4,375,634)
Attributable to the Company owner	(3,464,525)	388,692	(829,751)	(405,052)	(4,310,636)
Attributable to non-controlling interests	(64,998)				(64,998)

Reconciliation of the statement of comprehensive income for the nine-month period ended September 30, 2017:

	Company
	Balances originally stated at 09/30/2017	(a)	(b)	(c)	(d)	Restated balances at 09/30/2017
Loss for the period	(3,464,525)	388,692	(547,281)	(373,027)	(314,495)	(4,310,636)
Actuarial gain	51,052					51,052
Exchange losses on investment abroad	245,709					245,709
Pre-tax comprehensive income	(3,167,764)	388,692	(547,281)	(373,027)	(314,495)	(4,013,875)
Effect of taxes on other comprehensive income:
Actuarial loss	(17,358)					(17,358)
Total comprehensive income for the period	(3,185,122)	388,692	(547,281)	(373,027)	(314,495)	(4,031,233)
Comprehensive income attributable to owners of the Company	(3,185,122)	388,692	(547,281)	(373,027)	(314,495)	(4,031,233)

	Consolidated
	Balances originally stated at 09/30/2017	(a)	(b)	(c)	Restated balances at 09/30/2017
Loss for the period	(3,529,523)	388,692	(829,751)	(405,052)	(4,375,634)
Actuarial gain	51,052				51,052
Exchange losses on investment abroad	51,146				51,146
Pre-tax comprehensive income	(3,427,325)	388,692	(829,751)	(405,052)	(4,273,436)
Effect of taxes on other comprehensive income:
Actuarial loss	(17,358)				(17,358)
Total comprehensive income for the period	(3,444,683)	388,692	(829,751)	(405,052)	(4,290,794)
Comprehensive income attributable to owners of the Company	(3,185,122)	388,692	(829,751)	(405,052)	(4,031,233)
Comprehensive income attributable to non-controlling interests	(259,561)				(259,561)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Reconciliation of the statement of value added valor for the nine-month period ended September 30, 2017:

	Company
	Balances originally stated at 09/30/2017	Adjustments	Restated balances at 09/30/2017
Retentions
Depreciation and amortization	(1,393,409)	588,867	(804,542)
Provisions (including inflation adjustment)	(389,323)	(56,580)	(445,903)
Other expenses	(76,179)	(316,387)	(392,566)
Value added received as transfer
Equity in investees	(2,059,612)	(314,495)	(2,374,107)
Wealth for distribution	1,587,199	(98,595)	1,488,604
Taxes and fees
Federal	1,016,530	(747,516)	269,014
Accumulated losses	3,464,525	846,111	4,310,636
Wealth distributed	(1,587,199)	98,595	(1,488,604)
	Consolidated
	Balances originally stated at 09/30/2017	Adjustments	Restated balances at 09/30/2017
Retentions
Depreciation and amortization	(4,382,210)	588,867	(3,793,343)
Provisions (including inflation adjustment)	(713,139)	(72,761)	(785,900)
Other expenses	(215,454)	(332,231)	(547,685)
Wealth for distribution	13,082,538	183,875	13,266,413
Taxes and fees
Federal	74,768	(1,029,986)	(955,218)
Accumulated losses	3,464,525	846,111	4,310,636
Wealth distributed	(13,082,538)	(183,875)	(13,266,413)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Reconciliation of the statement cash flows for the nine-month period ended September 30, 2017:

	Company
	Balances originally stated at 09/30/2017	Adjustments	Restated balances at 09/30/2017
Loss before income tax and social contribution	(4,565,638)	(98,595)	(4,664,233)
Non-cash items
Charges, interest income, and inflation adjustment	2,142,572	56,580	2,199,152
Depreciation and amortization	1,393,409	(588,867)	804,542
Provisions	163,088	316,447	479,535
Equity in investees	2,059,612	314,495	2,374,107
Other non-cash items	260,032	(60)	259,972
Changes in assets and liabilities
Other changes in assets and liabilities	(1,008,831)		(1,008,831)
Net cash generated by operating activities	444,244		444,244
Net cash used in investing activities	(290,659)		(290,659)
Net cash used in financing activities	(119,880)		(119,880)
Foreign exchange differences on cash equivalents	2,550		2,550
Cash flows for the period	36,255		36,255
Changes in the period	36,255		36,255

	Consolidated
	Balances originally stated at 09/30/2017	Adjustments	Restated balances at 09/30/2017
Loss before income tax and social contribution	(4,487,814)	183,875	(4,303,939)
Non-cash items
Charges, interest income, and inflation adjustment	2,990,449	72,761	3,063,210
Depreciation and amortization	4,382,210	(588,867)	3,793,343
Provisions	323,989	332,291	656,280
Equity in investees	(1,587)		(1,587)
Other non-cash items	1,465,405	(60)	1,465,345
Changes in assets and liabilities
Other changes in assets and liabilities	(798,140)		(798,140)
Net cash generated by operating activities	3,874,512		3,874,512
Net cash used in investing activities	(3,227,222)		(3,227,222)
Net cash used in financing activities	(609,349)		(609,349)
Foreign exchange differences on cash equivalents	7,101		7,101
Cash flows for the period	45,042		45,042
Changes in the period	45,042		45,042

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(c)               New and revised standards and interpretations

Standards:

IFRS 9	Financial Instruments
IFRS 15	Revenue from Contracts with Customers
Clarifications to IFRS 15	Revenue from Contracts with Customers, issued on April 12, 2016

The adoption of the standards, changes, and interpretations referred to above had an impact on the Company’s and subsidiaries' financial position as from January 1, 2018. As detailed below:

Financial Instruments: IFRS 9/CPC 48

IFRS 9 addresses the classification, measurement, and recognition of financial assets and financial liabilities. This standard supersedes the guidance of IAS 39/CPC 38 Financial Instruments: Recognition and Measurement.

The new standard establishes: (i) new classification criteria of financial assets so that financial assets start to be classified in the categories amortized cost, fair value through other comprehensive income, and fair value through profit or loss, (ii) a new expected credit loss model to calculate the impairment of financial assets, and (iii) greater flexibility of the requirements to adopt hedge accounting, more aligned with the risk management policies.

The Company does not anticipate any major changes in the classification/measurement of its financial assets that would affect its shareholders’ equity.

The Table below shows the original measurement categories in IAS 39 and the new measurement categories of IFRS 9 as at January 1, 2018 and September 30, 2018:

	Original classification under IAS 39	Classification under IFRS 9	COMPANY		CONSOLIDATED
			09/30/2018	01/01/2018	09/30/2018	01/01/2018
Cash equivalents	Held for trading	Fair value through profit or loss	1,236,210	3,758,902	4,716,514	6,585,184
Cash investments	Held for trading	Fair value through profit or loss	46,096	44,497	91,723	136,286
Due from related parties	Loans and receivables	Amortized cost	11,996,489	4,017,080
Accounts receivable	Loans and receivables	Amortized cost	1,372,692	1,954,138	7,282,232	6,994,465
Dividends and interest on capital receivable	Loans and receivables	Amortized cost	43,234	884,379
Held-for-sale financial asset (Note 26)	Available for sale	Fair value through profit or loss	2,073,918	1,965,972	2,073,918	1,965,972
Dividends receivable (Note 26)	Loans and receivables	Amortized cost	2,525,049	2,012,146	2,525,049	2,012,146

With regard to the new expected credit loss model to determine the impairment of Company financial assets, the Company expects an increase of the estimated losses on doubtful accounts. As at January 1, 2018, the Company and its subsidiaries recognized an increase in the amount of the allowance for estimated losses of trade receivables as a contra entry accumulated losses, amounting to R$373 million, net of taxes.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As at January 1, 2018 and September 30, 2018, the Company does not have any hedge relationships to assess the application of the standard, but I will apply the new requirements when new hedging instruments are contracted.

The Company adopted the option that allows entities not to restate comparatives with the first-time adoption annual period.

Revenue from Contracts with Costumers: IFRS 15/CPC 47

IFRS 15 establishes a new five-step model that to account for revenue from contracts with costumers. Pursuant to IFRS 15, revenue is recognized in an amount that reflects the consideration that an entity expects to be entitled to in exchange from the transfer of goods or services to a customer.

The new revenue standard supersedes all the revenue recognition requirements in effect until December 31, 2017 pursuant to IFRSs.

The Company elected to adopt the modified retrospective application required for annual periods beginning on or after January 1, 2018.

Management determined the following impacts from adopting the new standard on January 1, 2018:

Sales of handheld devices at a discount

The Company offers its customers, who have acquired a given service package or entered into certain mobility contracts, handheld devices at a discount. Since the equipment  (cellphone) is not a key condition for the provision of the service and there is no customization by the Company to offer the service using a given device, the Company considers such sale a separate performance obligation. Pursuant to IFRS 15, the discount should be allocated to the performance obligations arising on the sale of plans and in a mobility contract and the revenue from the sale of handheld devices should increase due to the recognition of the revenue from the sale of cellphones at the time the control over the good is transferred to the customer, while the service revenue should be reduced throughout the transfer of the promised service. The total revenue earned throughout the entire service agreement will not change and there will be no change either in the revenue process from customers and the Company’s cash flows.

The Company did not identify the significant financial impact on the sale of cellphones at a discount because the discounts amount is immaterial compared to the Company’s revenue as a whole.

Revenue from registration/service installation fees

The registration/installation fee collected from customers at the time a contract is nonrefundable and refers to the activity the Company is required to undertake when entering into a contract or a comparable activity required to fulfill such contract, while such activity does not entail the transfer of a good or the service promised to the customer. The fee is an advance payment for future goods or services and, therefore, should be recognized as revenue when such goods or services are supplied. For purposes of complying with IFRS 15, considering that such fees are a separate performance obligation, revenue must be recognized together with the revenue of said service provision, i.e., it should be deferred and recognized in profit or loss throughout the do contract period.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As at January 1, 2018, the Company and its subsidiaries recognized a contractual liability as a contra entry to accumulated losses, which will generate the deferral of the revenue from registration/installation fee according to contract duration (12 months), amounting to R$138 million, net of taxes.

Recognition of costs incurred on the performance of a contract

The Company must recognize as an asset the incremental costs incurred to obtain a contract with a customer that are expected to be recovered, and must recognize an impairment loss in profit or loss as the carrying amount of the recognized assess exceeds the remaining amount of the consideration the Company expects to receive in exchange for the goods and services to which the asset refers. The Company must recognize in assets certain costs that are currently recognized directly in profit or loss and recognize them on a systematic basis, consistent with the transfer of the goods and services to which the asset refers to the customer.

As at January 1, 2018, the Company and its subsidiaries recognized a contractual asset as a contra entry to accumulated losses, which will generate the deferral of the costs incurred over the performance  contract that will be recognized in profit or loss based on the transfer of the goods and services to each customer (churn), amounting to R$793 million, net of taxes.

In the period ended September 30, 2018, the Company adopted IFRSs 15 and 9, taking into account the modified retrospective application permitted by the respective standards. Accordingly, we present below the consolidated results for the nine-month period ended September 30, 2018 and 2017, less the effects recognized as a result of this application.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	09/30/2018 (with IFRSs 15 & 9)	IFRS 15 adjustments	IFRS 9 adjustments	09/30/2018 (w/o IFRSs 15 & 9)	09/30/2017 (Restated)

Net operating revenue	16,694,936	11,607		16,706,543	17,961,943

Cost of sales and/or services	(11,744,615)			(11,744,615)	(11,279,998)

Gross profit	4,950,321	11,607		4,961,928	6,681,945

Operating income (expenses)
Share of profit (loss) of investees	(13,842)			(13,842)	1,587
Selling expenses	(2,967,814)	(79,188)	15,837	(3,031,165)	(3,272,542)
General and administrative expenses	(1,957,961)			(1,957,961)	(2,355,178)
Other operating income	1,477,638			1,477,638	1,792,872
Other operating expenses	(1,062,974)			(1,062,974)	(2,028,968)

	(4,524,953)	(79,188)	15,837	(4,588,304)	(5,862,229)

Profit (loss) before financial income (expenses) and taxes	425,368	(67,581)	15,837	373,624	819,716

Financial income	31,195,560			31,195,560	1,786,264
Financial expenses	(3,670,599)			(3,670,599)	(6,909,919)

Financial income (expenses)	27,524,961			27,524,961	(5,123,655)

Profit (loss) before taxes	27,950,329	(67,581)	15,837	27,898,585	(4,303,939)

Income tax and social contribution	7,929	22,977	(5,384)	25,522	(71,695)

Profit (loss) for the period	27,958,258	(44,604)	10,453	27,924,107	(4,375,634)

(d)               New standards and interpretations that will become effective after December 31, 2018:

On the date of preparation of this interim financial information, the following new and revised IFRSs had been issued but were not effective. The Company did not early adopt any standard or interpretation issued that is not yet effective.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

New and revised standards		Effective for annual periods beginning on or after:
Annual improvements to IFRSs	2015-2017 Cycle
IFRS 16	Leases	January 1, 2019
IFRIC 23	Uncertainty over Income Tax Treatments	January 1, 2019
Amendment to IFRS 9	Prepayment Features with Negative Compensation	January 1, 2019
Amendment to IAS 28	Long-term interests in associates and joint ventures	January 1, 2019
IFRS 17	Insurance Contracts	January 1, 2019
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	January 1, 2019

The Company is still at an early stage of the analysis on the adoption of these new and revised standards and interpretation, and currently there is no estimate of their impact.

(e)               Recognition of the effects of the ratification of the Judicial Reorganization Plan

As a result of the approval of JRP, the Company’s management, based on the legal opinion of its on-house and outside attorneys, reviewed and concluded that the terms and conditions of the JRP, approved and ratified as referred to above, are fully effective and, accordingly, the accounting effects caused by the restructuring/novation of the prepetition liabilities subject to the Judicial Reorganization are recognized in this interim financial information for the period ended September 30, 2018, as these effects are effective since February 5, 2018, date of said ratification of the JRP.

Against this backdrop, the Company’s financial position, reflected in the individual and consolidated interim financial information for the period ended September 30, 2018, after the recognition of the effects of the JRP, were significantly changed, as well as the corresponding statements of profit or loss, comprehensive income, changes in shareholders’ equity, and cash flows for the quarter then ended.

Below, we show the movements in the restructured prepetition liabilities and the accounting adjustments made for initial recognition of the terms and conditions set forth by the approved and ratified JRP, including the effects on the fair value of these liabilities pursuant to the criteria of IFRS 9/CPC 48 (such requirement does not apply to the other subsequent measurements, as detailed in Note 3):

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Restructuring of prepetition liabilities classified as borrowings and financing

	Restructured qualified Senior Notes – (i)	Class II – Collateralized Claims	Non-qualified Senior Notes	Other borrowings and financing (ii)	Total
Balance at Dec 31, 2017	35,491,192	3,835,312		15,188,729	54,515,233
Effects of mediation/ changes in the period	(4,126,765)		605,816	3,506,090	(14,859)
Reversal of interest and debt issue costs	(3,685,771)	(545,687)	(11,504)	(1,235,714)	(5,478,676)
Haircut/ Reversal of foreign exchange differences	(11,372,258)		(292,902)		(11,665,160)
Fair value adjustment	(819,187)		(146,220)	(12,338,713)	(13,304,120)
Initial FVA gain	(806,384)		(143,330)	(12,254,345)	(13,204,059)
Foreign exchange differences on initial FVA gain	(22,007)		(3,912)	(173,195)	(199,114)
Amortization of FVA and FX differences on amortized portion	9,204		1,022	88,827	99,053
Restructured Senior Notes convertible into shares (Capital Reserve)	(11,624,028)				(11,624,028)
Interest and foreign exchange differences on the restructured debt	770,777	77,709	11,504	245,740	1,105,730
Restructured balance at Mar 31, 2018	4,633,960	3,367,334	166,694	5,366,132	13,534,120
Adjustment after the restructuring of borrowings and financing (i)	1,564,588	173,342	20,364	2,028,763	3,787,057
Interest incurred on the period[1]	397,856	173,364	11,540	219,143	801,903
Inflation adjustment and exchange differences for the period	1,124,425		52,974	1,699,916	2,877,315
Other	42,307	(22)	(44,150)	109,704	107,839
Changes in FVA after the restructuring of borrowings and financing (i)	(96,699)		1,948	(1,089,972)	(1,184,723)
Foreign exchange gain/differences on initial FVA gain	(165,681)		(4,401)	(1,473,486)	(1,643,568)
Amortization of FVA and FX differences on amortized portion	68,982		6,349	383,514	458,845
Balance at Sep 30, 2018	6,101,849	3,540,676	189,006	6,304,923	16,136,454

1 It is worth noting that the Company did not make any interest payments on the debt of the claim restructuring under the JRP through the reporting date since there is a grace period on interest and principal for practically all the novated debt, namely, four years for interest payment and five years for principal repayment. Only the qualified bonds have no grace period on interest payments and the first payment will be made in February 2019.

(i)                 In light of the new terms, features, and settlement method of the restructured qualified Senior Notes, the classification and presentation, in the balance sheet at September 30, 2018, of this compound financial instrument was made part in financial liabilities and part in shareholders’ equity, in the group capital reserve, as shown below:

Balance at 09/30/2018

Shareholders’ equity
Capital reserve – Qualified Senior Notes convertible into shares and other	240,811
Financial liabilities
Restructured qualified Senior Notes	6,246,828

(ii)               Comprise other financial broken down in Note 18 – Borrowings and Financing.

Additionally, as mentioned in Note 1, the terms and conditions established for these prepetition liabilities included: (i) Class II – Collateralized Claims; (ii) Restructuring of Senior Notes; and (iii) Default Payment Method.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Restructuring of the other prepetition liabilities

	Regulatory Agencies - Provisions (Note 21)	Accounts payable (Note 17)	Labor contingencies - Provisions (Note 21)
Balance at Dec 31, 2017	2,806,557	2,702,671	877,487
Movements	(1,886,357)	1,886,357
Reversal of interest/adjustment		8,150
Haircut		(172,440)
Fair value adjustment		(935,929)
Movimentação	920,200	3,488,809	877,487
Restructured balance	7,579		(70,292)
Reversal of interest/adjustment		308,834
Haircut		(20,172)
Fair value adjustment		139,872
Balance at Sep 30, 2018	927,779	3,917,343	807,195

As mentioned in Note 1, the terms and conditions established for these prepetition liabilities included: (i) Class I – Labor Claims; (ii) Regulatory Agencies; (iii) Suppliers; (iv) Contingencies.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.                  FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.            Financial Instruments

The carrying amounts and the estimated fair values of our main financial assets and financial liabilities as at September 30, 2018 and December 31, 2017 are summarized as follows:

	Accounting measurement	COMPANY		CONSOLIDATED
		09/30/2018
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	239,584	239,584	352,607	352,607
Cash equivalents	Fair value	1,236,210	1,236,210	4,716,514	4,716,514
Cash investments	Fair value	46,096	46,096	91,723	91,723
Due from related parties	Amortized cost	11,996,489	11,996,489
Accounts receivable (i)	Amortized cost	1,372,692	1,372,692	7,282,232	7,282,232
Dividends and interest on capital receivable	Amortized cost	43,234	43,234
Held-for-sale assets
Held-for-sale financial asset (Note 26)	Fair value	2,073,918	2,073,918	2,073,918	2,073,918
Dividends receivable (Note 26)	Amortized cost	2,525,049	2,525,049	2,525,049	2,525,049

Liabilities
Trade payables (ii)	Amortized cost	1,937,728	1,937,728	7,967,272	7,967,272
Borrowings and financing (ii) and (iii)
Borrowings and financing	Amortized cost	1,719,598	1,719,598	6,981,474	6,981,474
Due to related parties	Amortized cost	292,129	292,129
Public debentures	Amortized cost	1,903,728	1,903,728	2,965,085	2,965,085
Senior notes	Amortized cost	6,189,896	7,277,657	6,189,896	7,277,657
Dividends and interest on capital	Amortized cost	5,085	5,085	6,185	6,185
Licenses and concessions payable (iii)	Amortized cost	17,654	17,654	73,768	73,768
Tax refinancing program (iii)	Amortized cost	389,087	389,087	618,098	618,098

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Accounting measurement	COMPANY		CONSOLIDATED
		12/31/2017
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	116,239	116,239	277,500	277,500
Cash equivalents	Fair value	3,758,902	3,758,902	6,585,184	6,585,184
Cash investments	Fair value	44,497	44,497	136,286	136,286
Due from related parties	Amortized cost	4,017,080	4,017,080
Accounts receivable (i)	Amortized cost	2,076,613	2,076,613	7,367,442	7,367,442
Dividends and interest on capital receivable	Amortized cost	884,379	884,379
Held-for-sale assets
Held-for-sale financial asset (Note 26)	Fair value	1,965,972	1,965,972	1,965,972	1,965,972
Dividends receivable (Note 26)	Amortized cost	2,012,146	2,012,146	2,012,146	2,012,146

Liabilities
Trade payables (i)	Amortized cost	2,027,004	2,027,004	7,627,169	7,627,169
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,293,079	2,293,079	14,118,406	14,118,406
Due to related parties	Amortized cost	22,305,968	22,552,726
Public debentures	Amortized cost	4,847,512	4,849,935	4,905,635	4,908,058
Senior notes	Amortized cost	10,827,255	3,944,089	35,491,192	13,397,984
Derivative financial instruments (iv)	Fair value	104,694	104,694	104,694	104,694
Dividends and interest on capital	Amortized cost	5,127	5,127	6,222	6,222
Licenses and concessions payable (iii)	Amortized cost			20,910	20,910
Tax refinancing program (iii)	Amortized cost	496,468	496,468	888,777	888,777

As a result of the approved Judicial Reorganization Plan, borrowings and financing were novated and their balances recalculated pursuant to the Plan’s terms and conditions, in accordance with the plan’s stages for debt restructuring purposes. For further information on the Judicial Reorganization Plan process, see Note 1.

Accordingly, for the closing of the nine-month period ended September 30, 2018:

(i) The balances of accounts receivables have near terms and, therefore, they are not adjusted to fair value. Under the terms and conditions of the JRP, suppliers claiming up to R$150,000, would receive their claims within up to 20 business days, after the date they elect this payment option, which ended on February 26, 2018. As for suppliers claiming more than R$150,000, in turn, would receive the remaining balance in four annual installments, which were adjusted to present value (Note 17).

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(ii) For the closing at September 30, 2018, the related balances were recalculated pursuant to terms and conditions of the Plan. Accordingly, part of the balance of borrowings and financing, such as Unsecure Claims – Classes III and IV – Restructuring Option 1 in R$ and US$, Bondholders (Qualified and Non-qualified), and Default Payment Method are recognized, in addition to the carrying amount, at fair value, applying the Weighted Average Cost of Capital (WACC) approach in notional terms.

(iii) The licenses and concessions payable, the tax refinancing program, and other obligations (payable for the acquisition of equity interest) are stated at the amounts that these obligations are expected to be discharged and are not adjusted to fair value.

(iv) The remaining balance of derivative financial transactions that were settled in advance because the Company initiated a judicial reorganization, which with the approval of the Plan started to be recognized pursuant to the terms and conditions elected by the creditor.

The levels of the financial assets, cash and cash equivalents and cash investments, held-for-sale assets, and derivative financial instruments at fair value as at September 30, 2018 and December 31, 2017 are as follows:

	Fair value measurement hierarchy	COMPANY		CONSOLIDATED
		Fair value	Fair value	Fair value	Fair value
		09/30/2018	12/31/2017	09/30/2018	12/31/2017
Assets
Cash and banks	Level 1	239,584	116,239	352,607	277,500
Cash equivalents	Level 2	1,236,210	3,758,902	4,716,514	6,585,184
Cash investments	Level 2	46,096	44,497	91,723	136,286
Held-for-sale financial asset	Level 3	2,073,918	1,965,972	2,073,918	1,965,972

There were no transfers between levels in the periods ended September 30, 2018 and December 31, 2017.

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation, as follows:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(a)               Cash, cash equivalents and cash investments

Foreign currency-denominated cash equivalents and cash investments are basically kept in checking deposits denominated in euro and US dollars and, to a lesser extent, in euros.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(b)               Financial asset measured as fair value

Refers to the fair value of the financial investment in Unitel and CVT, classified as a financial asset at fair value through profit or loss and the recoverable amount of dividends receivable from Unitel. The fair value is driven by a number of estimations concerning the potential outcomes and recoveries from the various legal proceedings which have been instituted on behalf of the Company and its affiliates. In addition, the fair value is estimated based on the internal valuation made, including cash flows forecasts for a five-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of appropriate discount rates and foreign exchange rates consistent with the reality of each country where the businesses are located. In addition to the financial and business assumptions referred to above, the Company also takes into consideration the fair value measurement of cash investments, qualitative assumptions, including the outcomes and conclusions of the lawsuits filed against third parties, and the opinion of the legal counsel on these lawsuits. With regard to the impairment test of dividends, the Company uses financial assumptions on the discount rate in time and the foreign exchange rate, and uses qualitative assumptions based on the opinion of the legal counsel on the outcome the proceedings of filed against Unitel and third parties for the nonpayment of dividends and interest.

The Company monitors and periodically updates the key assumptions and critical estimates used to calculate fair value (Note 26).

(c)               Derivative financial instruments

As at September 30, 2018, the Company does not have any effective derivative transactions. Due to the absence of derivative financial instruments in the portfolio as at this date, there were no changes in foreign exchange hedges and interest rate hedges designated for hedge accounting recognized in other comprehensive income.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.2.            Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows), credit risk, and liquidity risk. According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. The Company and its subsidiaries may use derivative financial instruments to mitigate certain exposures to these risks.

Risk management is carried out by the Company's treasury officer, in accordance with the policies approved by the Board of Directors.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies.

In the aftermath of the approval of the JRP, based on the measured new risk factors, the Company approved with the Board of Directors a new strategy to the Board of Directors to mitigate the risks arising on the foreign exchange exposure of its financial liabilities, as is ready to implement it as from this point in time. In line with the Hedging Policy pillars, the strategy is focused on the preservation of the Company’s cash flows, maintaining the liquidity, and comply with the financial covenants.

3.2.1.      Market risk

(a)               Foreign exchange risk

Financial assets

The Company is not exposed to any material foreign exchange risk involving foreign currency-denominated financial assets as at September 30, 2018, except with regard to the assets held for sale, for which we did not enter into any currency hedging transaction.

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and its subsidiaries’ borrowings and financing exposed to this risk represent approximately 54.3% (72.9% in December 31, 2017) of total liabilities from borrowings and financing.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows (includes intragroup balances transferred to Company amounts):

	COMPANY
	09/30/2018		12/31/2017
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	132,981	132,981	34,698	34,698
Cash equivalents	6,173	6,173	393	393
Due from related parties	11,996,489	11,996,489	877,372	877,372
Financial liabilities
Borrowings and financing (Note 18)	7,024,540	8,112,301	26,797,578	20,773,512

	CONSOLIDATED
	09/30/2018		12/31/2017
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	165,251	165,251	82,482	82,482
Cash equivalents	7,408	7,408	1,307	1,307
Financial liabilities
Borrowings and financing (Note 17)	8,873,833	9,961,594	39,680,914	18,394,596

Foreign exchange risk sensitivity analysis

As established by CVM Instruction 475, as at September 30, 2018, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period.

For purposes of this Instruction, however, the rates used for the probable scenario were the rates prevailing at the end of June 2018. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	09/30/2018	Depreciation
Probable scenario
U.S. dollar	4.0039	0%
Euro	4.6545	0%
Possible scenario
U.S. dollar	5.0049	25%
Euro	5.8181	25%
Remote scenario
U.S. dollar	6.0059	50%
Euro	6.9818	50%

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The impacts of foreign exchange exposure on the foreign currency-denominated debt, in the sensitivity scenarios estimated by the Company, are shown in the table below (excludes intragroup balances):

		09/30/2018
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
US dollar debt	Dollar appreciation	9,275,892	11,594,864	13,913,837	15,504,183	19,380,229	23,256,275
US dollar cash	Dollar depreciation	(6,461)	(8,076)	(9,691)	(7,702)	(9,628)	(11,553)
Euro debt	Euro appreciation	190,307	237,884	285,461	2,786,912	3,483,640	4,180,368
Euro cash	Euro depreciation	(132,693)	(165,867)	(199,040)	(164,957)	(206,196)	(247,436)
Fair value adjustment	Dollar /euro depreciation	(2,709,318)	(3,386,648)	(4,063,978)	(9,533,652)	(11,917,064)	(14,300,477)
Total assets/liabilities indexed to exchange fluctuation		6,617,727	8,272,157	9,926,589	8,584,784	10,730,981	12,877,177
Total (gain) loss			1,654,430	3,308,862		2,146,197	4,292,393

(b)               Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP) or the CDI, in the case of real-denominated debt as at September 30, 2018. The Company does not have borrowings and financing subject to foreign currency-denominated interest rate.

As at September 30, 2018, approximately 45.4% (32.9% at December 31, 2017) of the incurred debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after is to CDI.  Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

These assets and liabilities are presented in the balance sheet as follows:

	COMPANY
	09/30/2018		12/31/2017
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	1,230,037	1,230,037	3,758,509	3,758,509
Cash investments	46,096	46,096	44,497	44,497
Due from related parties			3,139,708	3,139,708
Financial liabilities
Borrowings and financing	3,080,811	3,080,811	12,174,416	11,469,305

	CONSOLIDATED
	09/30/2018		12/31/2017
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	4,709,106	4,709,106	6,583,877	6,583,877
Cash investments	91,723	91,723	135,624	135,624
Financial liabilities
Borrowings and financing	7,262,622	7,262,622	16,032,870	15,081,001

Interest rate fluctuation risk sensitivity analysis

Management believes that the most material risk related to interest rate fluctuations arises from its liabilities pegged to the TJLP and primarily the CDI. This risk is associated to an increase in those rates. It is worth mentioning that the TJLP rate remained stable at 7.0% p.a. until December 31, 2017. Beginning January 1, 2018, the TJLP was being successively reduced: 6.75% per year up to March 2018, 6.6% per year from April to June 2018, and 6.56% from July to September 2018. At the end of the quarter, however, the National Monetary Council decided to increase this rate to 6.98% per year.

As required by CVM Instruction 475, Management estimated the fluctuation scenarios of the rates CDI and TJLP as at September 30, 2018. The rates used for the probable scenario were the rates prevailing at the end of the reporting period.

For purposes of this Instruction, however, these rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

09/30/2018
Interest rate scenarios
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
6.39	6.56	7.99	8.20	9.59	9.84

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these liabilities.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

		09/30/2018
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
CDI-indexed debt	CDI increase	2,327,746	3,042,787	3,813,667	4,112,359	5,375,599	6,737,490
TJLP-indexed debt	TJLP increase	957,461	1,178,054	1,416,584	3,855,284	4,743,520	5,703,976
Total assets/liabilities pegged to the interest rate		3,285,207	4,220,841	5,230,251	7,967,643	10,119,119	12,441,466
Total (gain) loss			935,634	1,945,044		2,151,476	4,473,823

3.2.2.      Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at September 30, 2018, approximately 95.3% of the consolidated cash investments were made with counterparties with an AAA, AA, A, and or sovereign risk rating.

The Company had credit risks related to dividends receivable associated to the investment in Unitel.

3.2.3.      Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions. Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses.

The Company’s management monitors the continual forecasts of the liquidity requirements to ensure that the company has sufficient cash to meet its operating needs and fund capital expenditure to modernize and expand its network.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Because of the ratification of the Plan, the Company’s obligations related to the contractual maturities of the financial liabilities, including interest payments on borrowings, financing, and debentures were novated and the related balances were recalculated according to the Plan’s terms and conditions, in accordance with the plan’s stages for debt restructuring purposes. For further information on the Judicial Reorganization Plan process, see Note 1.

4.                  NET OPERATING REVENUE

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)

Gross operating revenue (*)	1,452,279	1,643,905	7,542,074	8,360,735

Deductions from gross revenue	(359,959)	(436,820)	(2,060,704)	(2,397,181)
Taxes	(358,531)	(433,679)	(1,665,025)	(1,949,934)
Other deductions (*)	(1,428)	(3,141)	(395,679)	(447,247)

Net operating revenue	1,092,320	1,207,085	5,481,370	5,963,554

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)

Gross operating revenue (*)	4,590,194	5,297,392	23,108,953	28,224,562

Deductions from gross revenue	(1,147,884)	(1,606,318)	(6,414,017)	(10,262,619)
Taxes	(1,142,156)	(1,309,932)	(5,174,014)	(5,852,512)
Other deductions (*)	(5,728)	(296,386)	(1,240,003)	(4,410,107)

Net operating revenue	3,442,310	3,691,074	16,694,936	17,961,943

(*) The Company simplified the breakdown of its bills sent to its customers. The changes in billing do not impact the taxes levied on sales and/or services or the net revenue.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

5.                  REVENUE AND EXPENSES BY NATURE

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Net operating revenue	1,092,320	1,207,085	5,481,370	5,963,554
Operating income (expenses):
Interconnection	(33,922)	(51,017)	(147,287)	(179,631)
Personnel	(126,589)	(123,031)	(665,890)	(681,622)
Third-party services	(285,764)	(309,013)	(1,516,186)	(1,570,087)
Grid maintenance service	(172,290)	(174,432)	(288,046)	(329,139)
Handset and other costs			(45,948)	(47,002)
Advertising and publicity	(17,126)	(25,926)	(73,849)	(115,795)
Rentals and insurance	(162,994)	(159,906)	(1,105,962)	(1,079,931)
Provisions/reversals	1,003	(64,072)	(7,443)	(121,099)
Estimated loss on doubtful debts	(8,753)	(44,024)	(157,783)	(173,378)
Taxes and other income (expenses)	(1,644,770)	(148,752)	(13,628)	(60,621)
Other operating income (expenses)		(119,982)		(126,943)
Operating expenses excluding depreciation and amortization	(2,451,205)	(1,220,155)	(4,022,022)	(4,485,248)
Depreciation and amortization	(431,561)	(268,027)	(1,465,087)	(1,256,916)
Total operating expenses	(2,882,766)	(1,488,182)	(5,487,109)	(5,742,164)
Profit (loss) before financial income (expenses) and taxes	(1,790,446)	(281,097)	(5,739)	221,390
Financial income (expenses):
Financial income	3,296,716	703,348	731,509	416,224
Financial expenses	(2,992,549)	(416,588)	(2,186,887)	(398,776)
Total financial income (expenses)	304,167	286,760	(1,455,378)	17,448
Profit (loss) before taxes	(1,486,279)	5,663	(1,461,117)	238,838
Income tax and social contribution	149,892	2,975	126,136	(263,674)
Profit (loss) for the period	(1,336,387)	8,638	(1,334,981)	(24,836)
Profit (loss) attributable to the owners of the Company	(1,336,387)	8,638	(1,336,387)	8,638
Profit (loss) attributable to non-controlling interests			1,406	(33,474)

Operating expenses by function:

Cost of sales and/or services	(828,319)	(676,735)	(3,941,848)	(3,758,308)
Selling expenses	(189,119)	(253,740)	(984,340)	(1,131,024)
General and administrative expenses	(214,047)	(231,555)	(639,780)	(743,841)
Other operating income	191,297	339,498	537,604	640,151
Other operating expenses	(65,073)	(250,098)	(451,822)	(750,125)
Share of profit (loss) of investees	(1,777,505)	(415,552)	(6,923)	983
Total operating expenses	(2,882,766)	(1,488,182)	(5,487,109)	(5,742,164)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Net operating revenue	3,442,310	3,691,074	16,694,936	17,961,943
Operating income (expenses):
Interconnection	(110,088)	(190,871)	(495,849)	(584,767)
Personnel	(318,071)	(320,339)	(1,875,329)	(1,953,899)
Third-party services	(870,883)	(909,096)	(4,408,207)	(4,714,263)
Grid maintenance service	(511,071)	(514,561)	(837,595)	(950,394)
Handset and other costs			(123,189)	(159,823)
Advertising and publicity	(56,480)	(64,488)	(238,088)	(285,490)
Rentals and insurance	(424,272)	(451,493)	(3,189,868)	(3,207,354)
Provisions/reversals	(98,148)	(163,088)	(167,426)	(323,989)
Estimated loss on doubtful debts	(66,640)	(87,816)	(565,572)	(519,224)
Taxes and other income (expenses) (i)	380,909	(1,894,458)	(199,812)	(317,390)
Other operating income (expenses) (ii)	222,901	(316,447)	156,087	(332,291)
Operating expenses excluding depreciation and amortization	(1,851,843)	(4,912,657)	(11,944,848)	(13,348,884)
Depreciation and amortization	(1,269,812)	(804,542)	(4,324,720)	(3,793,343)
Total operating expenses	(3,121,655)	(5,717,199)	(16,269,568)	(17,142,227)
Profit (loss) before financial income (expenses) and taxes	320,655	(2,026,125)	425,368	819,716
Financial income (expenses):
Financial income	33,468,782	1,809,984	31,195,560	1,786,264
Financial expenses	(6,054,868)	(4,448,092)	(3,670,599)	(6,909,919)
Total financial income (expenses)	27,413,914	(2,638,108)	27,524,961	(5,123,655)
Profit (loss) before taxes	27,734,569	(4,664,233)	27,950,329	(4,303,939)
Income tax and social contribution	214,723	353,597	7,929	(71,695)
Profit (loss) for the period	27,949,292	(4,310,636)	27,958,258	(4,375,634)
Profit (loss) attributable to the owners of the Company	27,949,292	(4,310,636)	27,949,292	(4,310,636)
Profit (loss) attributable to non-controlling interests			8,966	(64,998)

Operating expenses by function:

Cost of sales and/or services	(2,398,308)	(2,035,253)	(11,744,615)	(11,279,998)
Selling expenses	(608,240)	(687,518)	(2,967,814)	(3,272,542)
General and administrative expenses	(660,612)	(679,463)	(1,957,961)	(2,355,178)
Other operating income	448,953	758,360	1,477,638	1,792,872
Other operating expenses	(19,558)	(699,218)	(1,062,974)	(2,028,968)
Share of profit (loss) of investees	116,110	(2,374,107)	(13,842)	1,587
Total operating expenses	(3,121,655)	(5,717,199)	(16,269,568)	(17,142,227)

(i)            Includes share of profit (loss) of investees.

(ii)          Refers to the reversal of the provision for the contingency arising from the reprocessing of the provision estimation model taking into account the new profile and history of discontinuation of lawsuits in the context of the approval and ratification of the JRP.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

6.                  FINANCIAL INCOME (EXPENSES)

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Financial income
Fair value adjustment (i)	(19,403)		87,291
Inflation adjustment and foreign exchange differences on the fair value adjustment	100,688		364,206
Gain on the restructuring of third-party borrowings (ii)	(2,053)		(56,190)
Interest on and inflation adjustment to other assets	139,609	108,586	296,438	246,564
Income from cash investments	21,636	91,208	75,402	163,533
Interest on and inflation adjustment to intragroup loans	3,082,866	387,953
Exchange differences on translating foreign cash investments	2,912	(310)	5,777	(730)
Reversal of interest and other income	(29,539)	115,911	(41,415)	6,857
Total	3,296,716	703,348	731,509	416,224

Financial expenses and other charges
a) Borrowing and financing costs
Fair value adjustment - deferred gain amortization	(102,679)		(231,854)
Inflation adjustment to and exchange losses on third-party borrowings	(321,395)	320,460	(648,521)	856,813
Interest on borrowings payable to third parties	(237,865)	(199,033)	(349,064)	(652,215)
Interest on debentures	(53,846)	(111,650)	(83,869)	(111,835)
Interest on and inflation adjustment to intragroup borrowings	(1,797,718)	(299,534)
Subtotal:	(2,513,503)	(289,757)	(1,313,308)	92,763
b) Other charges
Gain (loss) on cash investments classified as held for sale	(46,124)	117,162	1,220	59,452
Interest on and inflation adjustment to other liabilities	(86,943)	(25,248)	(243,418)	612,330
Tax on transactions and bank fees	(21,500)	(32,037)	(87,656)	(124,100)
Inflation adjustment to provisions	(52,301)	(98,319)	(76,735)	(158,285)
Interest on taxes in installments - tax financing program	(8,329)	(3,609)	(10,150)	(7,617)
Other expenses (vi)	(263,849)	(84,780)	(456,840)	(873,319)
Subtotal:	(479,046)	(126,831)	(873,579)	(491,539)
Total	(2,992,549)	(416,588)	(2,186,887)	(398,776)
Financial income (expenses)	304,167	286,760	(1,455,378)	17,448

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Financial income
Fair value adjustment (i)	5,256,395		13,291,351
Inflation adjustment and foreign exchange differences on the fair value adjustment	536,288		1,755,391
Gain on the restructuring of third-party borrowings (ii)	3,269,445		11,054,126
Interest on and inflation adjustment to other assets	498,693	399,255	993,806	743,886
Income from cash investments	106,990	312,171	249,685	578,351
Interest on and inflation adjustment to intragroup loans	23,270,609	930,832
Exchange differences on translating foreign cash investments	9,296	2,550	19,812	7,100
Reversal of interest and other income (iii)	521,066	165,176	3,831,389	456,927
Total	33,468,782	1,809,984	31,195,560	1,786,264

Financial expenses and other charges
a) Borrowing and financing costs
Fair value adjustment - deferred gain amortization	(245,831)		(557,900)
Inflation adjustment to and exchange losses on third-party borrowings (iv)	(1,585,291)	20,094	(3,103,788)	(1,084,540)
Interest on borrowings payable to third parties (v)	821,074	(684,554)	1,569,945	(2,220,898)
Interest on debentures (v)	649,171	(376,002)	576,218	(380,311)
Interest on and inflation adjustment to intragroup borrowings	(4,954,591)	(2,206,509)
Subtotal:	(5,315,468)	(3,246,971)	(1,515,525)	(3,685,749)
b) Other charges
Gain (loss) on cash investments classified as held for sale	513,258	117,162	711,620	(661,921)
Interest on and inflation adjustment to other liabilities	(216,061)	(616,675)	(622,374)	(1,201,838)
Tax on transactions and bank fees	(366,169)	(102,764)	(703,705)	(384,377)
Inflation adjustment to provisions/reversals	49,584	(282,815)	(166,443)	(461,911)
Interest on taxes in installments - tax financing program	(17,461)	(6,949)	(22,626)	(13,846)
Other income (expenses) (vi)	(702,551)	(309,080)	(1,351,546)	(500,277)
Subtotal:	(739,400)	(1,201,121)	(2,155,074)	(3,224,170)
Total	(6,054,868)	(4,448,092)	(3,670,599)	(6,909,919)
Financial income (expenses)	27,413,914	(2,638,108)	27,524,961	(5,123,655)

(i)        Refers to the recognition of the fair value of third-party borrowings and financing arising from the impacts of the ratification of the Plan (Note 2 (e)).

(ii)      Refers basically to the positive impact of the novation of the debt represented by the qualified Senior Notes, calculated pursuant to the JRP (Note 2 (e)).

(iii)    Represented mainly by the reversal of the interest expenses on debt included in the JRP, adjusted in the period prior to the ratification of the Plan and other income amounting to R$2,794 million and adjustment of trade payables to present value and general offer amounting to R$1,004 million.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iv)    In 2018, includes R$555 million related to the capital gain associated to the novation of debts arising on the Senior Notes (Note 2 (e)).

(v)      In 2018, represented mainly by the reversal of interest on the debt included in the JRP amounting to R$3,115 million and interest expenses on novated debt and debentures totaling R$534 million.

(vi)    Represented mainly by banking and financial fees and commissions, and expenses associated to the JRP.

7.                  INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Income tax and social contribution
Current taxes	(3,579)	16,106	1,768	(123,700)
Deferred taxes	153,471	(13,131)	124,368	(139,974)
Total	149,892	2,975	126,136	(263,674)

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Pre-tax loss	(1,486,279)	5,663	(1,461,117)	238,838
Income tax and social contribution
Income tax and social contribution on taxed income	505,335	(1,926)	496,780	(81,205)
Equity in investees	(604,352)	(141,287)	(2,354)	335
Tax effect of interest on capital
Tax incentives (basically, operating profit)	6	66	1,013	5,290
Permanent deductions (add-backs)	603,814	118,868	(312,143)	(43,543)
Reversal of (Allowance for) impairment losses on deferred tax assets	(354,911)	27,254	(215,753)	(94,986)
Unrecognized deferred tax assets abroad			158,593	(49,565)
Income tax and social contribution effect on profit or loss	149,892	2,975	126,136	(263,674)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Income tax and social contribution
Current taxes	(23,594)	(112,548)	60,869	(755,140)
Deferred taxes (Note 10)	238,317	466,145	(52,940)	683,445
Total	214,723	353,597	7,929	(71,695)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)
Profit (loss) before taxes	27,734,569	(4,664,233)	27,950,329	(4,303,939)
Income tax and social contribution
Income tax and social contribution on taxed income	(9,429,753)	1,585,839	(9,503,112)	1,463,339
Equity in investees	39,477	(807,196)	(4,706)	540
Tax effect of interest on capital		(2,210)
Tax incentives (basically, operating profit) (i)	51	251	8,254	24,579
Permanent deductions (add-backs) (ii)	8,939,606	(766,734)	14,003,811	(1,359,818)
Reversal of (Allowance for) impairment losses on deferred tax assets (iii)	665,342	343,647	(906,268)	11,068
Unrecognized deferred tax assets abroad (iv)			(3,590,050)	(211,403)
Income tax and social contribution effect on profit or loss	214,723	353,597	7,929	(71,695)

(i)            Refers basically to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.

(ii)          In 2018 the main permanent deduction tax effects are represented by the restructuring of the liabilities included in the Reorganization Judicial Plan.

(iii)        Refers to the reversal (recognition) of the allowance for the realizable value (impairment) of deferred tax assets (Note 10).

(iv)        Refers basically to unrecognized deferred tax assets held by subsidiaries abroad that do not have a history of profitability and/or an expectation to generate taxable income. Additionally, in 2018 include the tax effects of permanent add-backs represented by the effects of recognizing the restructuring of the assets and liabilities of foreign subsidiaries, included in the JRP, totaling R$3,733 million.

8.                  CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the periods ended September 30, 2018 and December 31, 2017 are classified as held-for-trading securities and are measured at their fair values.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(a)               Cash and cash equivalents

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Cash and banks	239,584	116,239	352,607	277,500
Cash equivalents	1,236,210	3,758,902	4,716,514	6,585,184
Total	1,475,794	3,875,141	5,069,121	6,862,684

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Repurchase agreements	921,354	3,489,969	3,620,557	6,225,547
Private securities	210,510		839,130
Bank certificates of deposit (CDBs)	95,596	265,911	245,077	348,318
Time deposits	6,175	393	7,409	1,307
Other	2,575	2,629	4,341	10,012
Cash equivalents	1,236,210	3,758,902	4,716,514	6,585,184

(b)               Cash investments

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Private securities	29,087	30,109	62,110	114,839
Government securities	17,009	14,388	29,613	21,447
Total	46,096	44,497	91,723	136,286
Current	17,009	14,388	29,613	21,447
Non-current	29,087	30,109	62,110	114,839

The Company and its subsidiaries hold cash investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

The amounts of cash equivalents and short-term investments are basically invested through exclusive investment funds, and most of the portfolio consists of Government Securities with yield pegged to the SELIC rate. The portfolio is preferably allocated to highly liquid spot market instruments for all investments.

9.                  ACCOUNTS RECEIVABLE

	COMPANY[1]		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Billed services	1,485,861	2,014,625	7,895,250	7,478,145
Unbilled services	399,839	444,246	542,393	634,241
Handsets, accessories and other assets	119,481	118,246	586,495	597,267
Subtotal	2,005,181	2,577,117	9,024,138	8,709,653
Estimated loss on doubtful debts	(632,489)	(500,504)	(1,741,906)	(1,342,211)
Total	1,372,692	2,076,613	7,282,232	7,367,442

1 This amount includes the related-party balances, as shown in Note 25.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The aging list of trade receivables is as follows:

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Current	1,649,636	1,999,945	6,687,694	6,096,205
Past-due up to 60 days	198,561	235,618	737,225	919,421
Past-due from 61 to 90 days	30,401	37,435	141,861	144,818
Past-due from 91 to 120 days	20,596	33,669	125,935	130,633
Past-due from 121 to 150 days	16,687	27,946	120,481	128,175
Over 150 days past-due	89,300	242,504	1,210,942	1,290,401
Total	2,005,181	2,577,117	9,024,138	8,709,653

The movements in the estimated loss on doubtful accounts were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2017	(500,504)	(1,342,211)
Estimated loss on doubtful debts	(66,640)	(558,373)
Trade receivables written off as uncollectible	(65,345)	158,678
Balance at Sep 30, 2018	(632,489)	(1,741,906)

10.              CURRENT AND DEFERRED INCOME TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	168,001	239,538	362,750	565,725
Recoverable social contribution (CSLL) (i)	6,333	20,220	89,003	135,348
IRRF/CSLL - withholding income taxes (ii)	69,055	203,469	183,081	422,437
Total current	243,389	463,227	634,834	1,123,510

	LIABILITIES
	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Current taxes payable
Income tax payable	2,259		96,541	416,080
Social contribution payable	816		33,924	151,049
Total current	3,075		130,465	567,129

Deferred taxes payable
Income tax and social contribution on temporary differences[1]	2,335,685	2,576,813	3,150,364	3,076,923
Total non-current	2,335,685	2,576,813	3,150,364	3,076,923

1 See movements table below

(i)                 Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(ii)               Refer to withholding income tax (IRRF) credits on cash investments, derivatives, intragroup loans, government entities, and other amounts that are used as deductions from income tax payable for the years, and social contribution withheld at source on services provided to government agencies.

Movements in deferred income tax and social contribution

	COMPANY
	Balance at 12/31/2017	Recognized in deferred tax benefit/ expenses	Add-backs/ Offsets	Balance at 09/30/2018
Deferred tax assets arising on:
Temporary differences
Provisions	1,047,640	(288,482)		759,158
Provisions for suspended taxes	22,655	(2,809)		19,846
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	210,507	15,857		226,364
Estimated losses on doubtful accounts	112,487	36,763		149,250
Profit sharing	22,036	(13,419)		8,617
Foreign exchange differences (iv)	1,851,330	(773,517)		1,077,813
Debt interest (iv)	1,096,156	(1,096,156)
Merged goodwill (i)	1,922,368	(174,144)		1,748,224
Other temporary add-backs and deductions	307,605	(79,530)		228,075
Allowance for impairment loss (ii)	(6,592,784)	2,375,437		(4,217,347)
Subtotal deferred taxes on temporary differences
Income tax loss carryforwards
Income tax loss carryforwards	2,118,176	1,707,284	2,811	3,828,271
Allowance for impairment loss (ii)	(2,118,176)	(1,710,095)		(3,828,271)
Subtotal deferred taxes on tax loss carryforwards		(2,811)	2,811
Total deferred tax assets		(2,811)	2,811
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (iii)	(2,576,813)	241,128		(2,335,685)
Total deferred tax liabilities	(2,576,813)	241,128		(2,335,685)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Balance at 12/31/2017	Recognized in deferred tax benefit/ expenses	Add-backs/ Offsets	Transfers	Balance at 09/30/2018
Deferred tax assets arising on:
Temporary differences
Provisions	1,882,599	(561,932)			1,320,667
Provisions for suspended taxes	109,071	(100,355)			8,716
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	209,678	15,871			225,549
Estimated losses on doubtful accounts	693,315	68,682			761,997
Profit sharing	101,993	(50,419)			51,574
Foreign exchange differences (iv)	2,185,370	(638,231)			1,547,139
Debt interest (iv)	1,640,765	(1,640,765)
Merged goodwill (i)	1,922,368	(174,144)			1,748,224
Other temporary add-backs and deductions	793,289	67,416			860,705
Allowance for impairment loss (ii)	(9,538,448)	3,013,877			(6,524,571)
Subtotal deferred taxes on temporary differences
Income tax loss carryforwards
Income tax loss carryforwards	5,484,052	4,156,491	31,843	(268,188)	9,404,198
Allowance for impairment loss (ii)	(5,484,052)	(3,920,146)			(9,404,198)
Subtotal deferred taxes on tax loss carryforwards		236,345	31,843	(268,188)
Total deferred tax assets		236,345	31,843	(268,188)
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (iii)	(3,076,923)	(341,629)		268,188	(3,150,364)
Total deferred tax liabilities	(3,076,923)	(341,629)		268,188	(3,150,364)

(i)            Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition of the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into TmarPart and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future profitability and the amortization of which is estimated to occur through 2025.

(ii)          The Company, based on the cash flows submitted in the context of the JRP and the resulting estimates of taxable income, reviewed its recovery estimate of deferred taxes and identified and recognized an allowance for impairment loss for 2016 and 2015.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The stock of tax loss carryforwards is approximately R$27,659,405 and corresponds to R$9,404,198 in deferred tax assets, which can be carried forward indefinitely and offset against taxes payable in the future. From total deferred tax assets, R$268,188 (R$268,188 at December 31, 2017) was recognized because of the history of profitability and/or the expected generation of future earnings.

The Company elected to include and settle certain debts included in the Tax Compliance Program (PRT) utilizing deferred tax credits arising on tax loss carryforwards (Note 20).

(iii)        Refers basically to the tax effects on the appreciation of property, plant and equipment and intangible assets, merged from TmarPart.

(iv)        As a result of the debt novation in the context of the ratification of the JRP, deferred tax assets arising on interest and foreign exchange differences on translating financial liabilities were derecognized on the novation date, February 5, 2018. The balance of tax assets on foreign exchange differences as at September 30, 2018 refers to the period after the Plan’s ratification.

11.              OTHER TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Recoverable State VAT (ICMS) (i)	265,967	327,535	1,256,277	1,411,538
PIS and COFINS	106,679	117,230	213,814	244,853
Other	10,422	13,681	61,376	52,754
Total	383,068	458,446	1,531,467	1,709,145
Current	233,284	273,257	836,434	1,081,587
Non-current	149,784	185,189	695,033	627,558

	LIABILITIES
	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
State VAT (ICMS)	216,441	277,970	494,361	610,847
ICMS Convention No. 69/1998	23,361	22,595	32,866	22,595
PIS and COFINS (ii)	23,911	31,602	183,390	184,472
FUST/FUNTTEL/broadcasting fees	198,395	109,385	591,645	963,259
Other (iii)	35,890	302,588	129,854	530,153
Total	497,998	744,140	1,432,116	2,311,326
Current	276,717	704,626	813,673	1,443,662
Non-current	221,281	39,514	618,443	867,664

(i)      Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

(ii)    Refers basically to the Social Integration Program Tax on Revenue (PIS) and Social Security Funding Tax on Revenue (COFINS) on revenue, financial income, and other income.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company and its subsidiaries have filed legal proceedings to claim the right to deduct ICMS from the PIS and COFINS tax bases and the recovery of past unduly paid amounts, within the relevant statute of limitations. Even though the Supreme Federal Court has acknowledged, in a decision of February 2017 that created case law, the unconstitutionality of adding back ICMS to the PIS and COFINS tax bases, the Company awaits the termination of lawsuits and issue of final and unappealable favorable appellate court decisions to start offset the related tax credits against the current federal taxes due. The total adjusted amount of these credits at September 30, 2018 is approximately R$3.03 billion.

(iii)  Consisting primarily of inflation adjustment to suspended taxes and withholding tax on intragroup loans and interest on capital.

12.              JUDICIAL DEPOSITS

In some situations the Company makes, as ordered by courts or even at its own discretion to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counselors, as probable, possible, or remote.

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Civil	4,079,717	4,563,585	6,225,742	6,948,344
Tax	793,606	755,214	2,324,417	2,660,132
Labor	619,557	673,944	1,271,816	1,637,668
Subtotal:	5,492,880	5,992,743	9,821,975	11,246,144
Estimated loss (i)	(582,458)	(952,939)	(809,507)	(1,933,034)
Total	4,910,422	5,039,804	9,012,468	9,313,110
Current	1,005,164	686,787	1,391,008	1,023,348
Non-current	3,905,258	4,353,017	7,621,460	8,289,762

(i) This amount represents the estimated loss of balances of judicial deposits which are in the process of reconciliation with the obtained statements.

13.              PREPAID EXPENSES

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Costs incurred on the performance of a contract (IFRS 15)	231,105		872,511
Telecom Inspection Fund (FISTEL) fee	185		142,567
Advertising and publicity	665	249	127,841	105,434
Contractual prepaid expenses	55,612	56,977	78,182	56,977
Insurance	15,541	25,659	51,631	61,424
Bank guarantee	25,332	22,635	48,626	60,722
Other	38,918	1,243	134,747	50,844
Total	367,358	106,763	1,456,105	335,401
Current	256,349	95,266	956,727	307,162
Non-current	111,009	11,497	499,378	28,239

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

14.              INVESTMENTS

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Investment in subsidiaries	20,164,634	5,681,127
Joint arrangements			33,627	42,346
Investments in associates			43,415	42,115
Tax incentives, net of allowances for losses	10,273	10,273	31,876	31,579
Goodwill	11,618	11,618
Other investments	3,799	3,799	10,352	20,470
Total	20,190,324	5,706,817	119,270	136,510

Summary of the movements in investment balances

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2017	5,706,817	136,510
Share of profit (loss) of investees (Note 5)	116,110	(13,842)
Share of subsidiaries’ and associates’ equity in investees	253,225	(727)
Reclassification of equity in investees to held-for-sale assets	55,469	6,874
Reclassification of equity in investees to the provision for equity deficiency	11,036,320
Advance for future capital increase in subsidiary	3,000,000
Decrease of investments in associates		(9,847)
Dividends and interest on capital	(6,895)
Other	29,278	302
Balance at Sep 30, 2018	20,190,324	119,270

The main data related to direct equity interests in subsidiaries, for equity accounting purposes, are as follows:

			COMPANY
			09/30/2018
			In thousands of shares		Equity interests - %
Subsidiaries	Shareholders’ equity	Profit (loss) for the period	Common	Preferred	Total capital	Voting capital
Telemar	20,166,901	11,207,625	154,032,213	189,400,783	100	100
Rio Alto	31,182	989	215,538,129	215,538,129	100	100
Oi Holanda	(4,163,090)	(3,193,263)	100		100	100
Oi Serviços Financeiros	5,098	5,097	799		100	100
PTIF	(7,292,563)	(7,850,760)	0.042		100	100
CVTEL	(760)	(171)	18		100	100
Carrigans	110		0.100		100	100
PT Participações (i)	3,958,398	(55,469)	1,000,000		100	100
Serede	(706,142)	41,809	19,238,257		18.57	18.57

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Equity in investees				Investment value		Provision for negative shareholders’ equity
	Three-month periods ended		Nine-month period ended
Subsidiaries	09/30/2018	09/30/2017	09/30/2018	09/30/2017	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Telemar	(1,602,227)	134,685	11,207,625	(1,044,632)	20,166,901	5,643,943
Rio Alto	344	(24,003)	989	(17,907)	31,182	30,193
Oi Holanda	(72,511)	(49,379)	(3,193,263)	(227,541)			4,163,090	969,827
Oi Serviços Financeiros	1,663	1,592	5,097	5,687	5,098	6,897
PTIF	(115,291)	7,535	(7,850,760)	(10,026)			7,334,341	256,652
CVTEL	(49)	(28)	(171)	(99)			760	491
Carrigans					110	94
Serede	3,831	349	7,764	(11,129)			131,131	138,895
Unrealized profits with investees	2,567	(185,221)	(5,702)	(164,990)	(38,657)
Subtotal:	(1,781,673)	(114,470)	171,579	(1,470,637)	20,164,634	5,681,127	11,629,322	1,365,865
PT Participações (i)	4,168	(209,194)	(55,469)	(588,975)	3,958,398	3,553,581
Total	(1,777,505)	(323,664)	116,110	(2,059,612)	24,123,032	9,234,708	11,629,322	1,365,865

(i) Refers to the share of profit (loss) of investees and the amount of the investments held in the operations in Africa and Asia, classified as held-for-sale assets.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Summarized financial information

	09/30/2018
Subsidiaries	Assets	Liabilities	Revenue
Telemar (i)	36,247,437	16,080,536	5,129,132
Oi Holanda (i)	417,523	4,580,613
PTIF (i)	657,024	7,949,587
Rio Alto	31,288	106
Oi Serviços Financeiros	71,509	66,411	674
CVTEL	51	811
Serede	1,118,568	1,824,710	1,204,056

	12/31/2017		09/30/2017
Subsidiaries	Assets	Liabilities	Revenue
TMAR (i)	31,394,813	25,750,870	6,007,465
Oi Holanda (i)	23,341,457	24,311,284
PTIF (i)	16,899,995	16,874,416
Rio Alto	30,393	200	58,924
Oi Serviços Financeiros	75,159	68,262	167
CVTEL	91	582
Serede	994,869	1,742,820	1,173,649

 (i) Amounts adjusted for consolidation and equity accounting purposes.

15.              PROPERTY, PLANT AND EQUIPMENT

	COMPANY
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Other assets	Total
Cost of PP&E (gross amount)
Balance at Dec 31, 2017	647,305	6,301,222	23,868,268	5,515,961	1,956,268	2,170,474	40,459,498
Additions	704,794		68,507	113,812	17	5,303	892,433
Write-offs	(1,748)		(661)	(65,980)	(3,129)	(943)	(72,461)
Transfers	(926,351)	2,553	333,987	564,058	6,315	19,438
Balance at Sep 30, 2018	424,000	6,303,775	24,270,101	6,127,851	1,959,471	2,194,272	41,279,470
Accumulated depreciation
Balance at Dec 31, 2017		(6,186,986)	(20,949,781)	(4,069,039)	(1,578,494)	(1,694,086)	(34,478,386)
Depreciation expenses		(14,561)	(325,509)	(277,171)	(27,888)	(30,059)	(675,188)
Write-offs			544	19,989		(382)	20,151
Balance at Sep 30, 2018		(6,201,547)	(21,274,746)	(4,326,221)	(1,606,382)	(1,724,527)	(35,133,423)
Property, plant and equipment, net
Balance at Dec 31, 2017	647,305	114,236	2,918,487	1,446,922	377,774	476,388	5,981,112
Balance at Sep 30, 2018	424,000	102,228	2,995,355	1,801,630	353,089	469,745	6,146,047
Annual depreciation rate (average)		12%	13%	9%	8%	13%

(1)  Transmission and other equipment include transmission and data communication equipment.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Other assets	Total
Cost of PP&E (gross amount)
Balance at Dec 31, 2017	3,434,113	20,008,955	59,082,061	28,341,491	4,471,481	6,217,467	121,555,568
Additions	3,287,818	487	288,168	286,404	4,785	32,265	3,899,927
Write-offs	(34,762)		(35,761)	(467,095)	(3,129)	(2,598)	(543,345)
Transfers	(3,620,192)	51,523	1,894,096	1,504,807	(11,396)	181,162
Balance at Sep 30, 2018	3,066,977	20,060,965	61,228,564	29,665,607	4,461,741	6,428,296	124,912,150
Accumulated depreciation
Balance at Dec 31, 2017		(18,648,010)	(45,677,425)	(22,230,047)	(2,758,012)	(5,253,427)	(94,566,921)
Depreciation expenses		(221,934)	(1,666,665)	(916,503)	(68,408)	(303,902)	(3,177,412)
Write-offs			35,016	334,450		350	369,816
Transfers			(186)	(270)	33,449	(32,993)
Balance at Sep 30, 2018		(18,869,944)	(47,309,260)	(22,812,370)	(2,792,971)	(5,589,972)	(97,374,517)
Property, plant and equipment, net
Balance at Dec 31, 2017	3,434,113	1,360,945	13,404,636	6,111,444	1,713,469	964,040	26,988,647
Balance at Sep 30, 2018	3,066,977	1,191,021	13,919,304	6,853,237	1,668,770	838,324	27,537,633
Annual depreciation rate (average)		12%	13%	10%	8%	14%

(1)  Transmission and other equipment include transmission and data communication equipment.

Additional disclosures

Pursuant to ANATEL’s concession agreements, all property, plant and equipment items capitalized by the Company that are indispensable for the provision of the services granted under said agreements are considered returnable assets and are part of the concession’s cost. These assets are handed over to ANATEL upon the termination of the concession agreements that are not renewed.

As at September 30, 2018, the residual balance of the Company’s returnable assets is R$2,792,619 (R$2,723,005 at December 31, 2017) and consists of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. On a consolidated basis, this balance amounts to R$7,813,142 (R$7,625,622 at December 31, 2017).

In the period ended September 30, 2018, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 8% per year.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

16.              INTANGIBLE ASSETS

	COMPANY
	Intangible assets in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangibles (gross amount)
Balance at Dec 31, 2017	12,773	2,524,469	14,477,394	527,620	17,542,256
Additions	2,230			27	2,257
Transfers	(1,967)	1,925		42
Balance at Sep 30, 2018	13,036	2,526,394	14,477,394	527,689	17,544,513
Accumulated amortization
Balance at Dec 31, 2017		(2,472,465)	(8,473,474)	(457,396)	(11,403,335)
Amortization expenses		(30,085)	(564,539)		(594,624)
Balance at Sep 30, 2018		(2,502,550)	(9,038,013)	(457,396)	(11,997,959)
Intangible assets, net
Balance at Dec 31, 2017	12,773	52,004	6,003,920	70,224	6,138,921
Balance at Sep 30, 2018	13,036	23,844	5,439,381	70,293	5,546,554
Annual amortization rate (average)		20%	20%	14%

	CONSOLIDATED
	Intangible assets in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangibles (gross amount)
Balance at Dec 31, 2017	17,047	8,743,013	18,602,742	1,812,090	29,174,892
Additions	185,034	4,268		54,123	243,425
Write-offs	(14)				(14)
Transfers	(175,781)	173,156		2,625
Balance at Sep 30, 2018	26,286	8,920,437	18,602,742	1,868,838	29,418,303
Accumulated amortization
Balance at Dec 31, 2017		(7,673,193)	(11,559,717)	(1,591,297)	(20,824,207)
Amortization expenses		(337,376)	(679,019)	(77,121)	(1,093,516)
Balance at Sep 30, 2018		(8,010,569)	(12,238,736)	(1,668,418)	(21,917,723)
Intangible assets, net
Balance at Dec 31, 2017	17,047	1,069,820	7,043,025	220,793	8,350,685
Balance at Sep 30, 2018	26,286	909,868	6,364,006	200,420	7,500,580
Annual amortization rate (average)		20%	20%	18%

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

17.              TRADE PAYABLES

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Infrastructure, network and plant maintenance materials	653,175	654,131	2,714,215	2,658,436
Services	791,469	1,134,825	2,752,121	3,964,912
Rental of polls and rights-of-way	94,109	182,993	307,472	382,188
ANATEL AGU	2,175,956		7,039,592
Other	65,971	55,055	660,496	621,633
Adjustment to present value	(1,842,952)		(5,506,624)
Total	1,937,728	2,027,004	7,967,272	7,627,169
Current	1,056,351	2,027,004	4,374,976	7,627,169
Non-current	881,377		3,592,296

Trade payables subject to the Judicial Reorganization (i)	971,847	567,608	3,917,343	2,702,671
Trade payables not subject to the Judicial Reorganization	965,881	1,459,396	4,049,929	4,924,498
Total	1,937,728	2,027,004	7,967,272	7,627,169

(i)            The increase in this line item takes into consideration the amounts related to proceedings terminated and included in the Company’s list of judicial reorganization creditors, which were transferred from the provisions line item and will be paid under the terms of the JRP.

18.              BORROWINGS AND FINANCING

Borrowings and financing by type

On January 8, 2018, the Judicial Reorganization Court issued a decision that ratified the Oi Group’s Reorganization Court Plan, approved at the General Creditors’ Meeting held in December 19 and 20, 2017 (“Plan” or “JRP”), and granted the Oi Group’s judicial reorganization, and mentioned in said decision published on February 5, 2018 (“Plan Ratification”). Because of the Ratification, the borrowings and financing contracted by the Oi Group companies were novated and the related balances were recalculated according to the Plan’s terms and conditions, in accordance with the measures necessary for its implementation and booked as non-current liabilities.

On July 31, 2018 the Company and the other Oi Group completed the financial debt restructuring with the implementation of the applicable terms and conditions provided for in the JRP, pursuant to the notice to the market disclosed by the Company on the same date.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017(*)	09/30/2018	12/31/2017(*)	Contractual maturity
					Principal	Interest
Senior notes	7,114,600	10,920,023	7,114,600	35,636,171
Local currency		1,272,307		1,272,307
Foreign currency	7,114,600	9,647,716	7,114,600	34,363,864	Jul 2025	Semiannual
Non-qualified bondholders (**)	333,708		333,708		Aug 2024 to Feb 2030	Semiannual
Collateralized claims	908,523	972,065	3,550,621	3,836,704
BNDES	908,523	972,065	3,550,621	3,836,704	Mar 2024 to Feb 2033	Monthly
Restructuring I	5,762,749	6,230,197	15,073,121	15,340,722
Local currency	4,831,238	5,437,576	8,535,201	9,758,508
Debentures (I)	4,305,473	4,849,935	6,706,134	4,908,058	Aug 2023 to Feb 2035	Semiannual
Other	525,765	587,641	1,829,067	4,850,450	Aug 2023 to Feb 2035	Semiannual
Foreign currency	931,511	792,621	6,537,920	5,582,214
Local currency Financial Institution	13,180		53,921		Jan 2019 to Dec 203	Monthly
Overall Offer	1,238,367		4,511,903
Local currency	151,987		207,035		Feb 2038 to Feb 2042	Single installment
Foreign currency	1,086,380		4,304,868		Feb 2038 to Feb 2042
Loan and debentures from subsidiaries (Note 26)	19,377,117	22,305,968
Subtotal	34,748,244	40,428,253	30,637,874	54,813,597
Incurred debt issuance cost	(11,055)	(154,439)	(12,577)	(298,364)
Fair value adjustment (***)	(24,631,839)		(14,488,842)
Total	10,105,350	40,273,814	16,136,455	54,515,233
Current	496,674	20,503,919	500,291	54,515,233
Non-current	9,608,676	19,769,895	15,636,164

(*) The agreements in effect before the approval of the Plan prescribe that the judicial reorganization constitutes a default event. However, pursuant to a Law 11101/2005, debts subject to judicial reorganization cannot be claimed from companies undergoing reorganization during the stay period prescribed by said statute and must be paid exclusively under a JRP, so that there are no arrears or default by the Companies Undergoing Reorganization.

(**) The claims of Non-qualified Bondholders were novated pursuant to a financing agreement prepared in accordance with the terms of Clause 4.3.3.1 of the JRP. (***) Calculated taking into consideration the contractual flows provided for in the JRP, discounted using rates that range from 12.6% per year to 16.4% per year, depending on the maturities and currency of each instrument.

Debt issuance costs by type

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Financial institutions	10,719	152,016	11,922	295,941
Public debentures	336	2,423	655	2,423
Total	11,055	154,439	12,577	298,364
Current	1,290	154,439	1,290	298,364
Non-current	9,765		11,287

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Debt breakdown per currency (Nota 3.2.1)

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Euro	198,924	13,741,007	180,859	21,989,880
US dollar	6,825,616	13,056,571	8,692,974	17,691,034
Brazilian reais	3,080,810	13,476,236	7,262,622	14,834,319
Total	10,105,350	40,273,814	16,136,455	54,515,233

Debt breakdown per index

	Index/rate	COMPANY		CONSOLIDATED
		09/30/2018	12/31/2017	09/30/2018	12/31/2017
Fixed rate	1.75% p.a. – 10.00% p.a.	6,689,160	27,533,646	8,648,386	36,669,787
CDI	0.75% p.a. – 1.83% p.a.	2,136,244	10,653,197	3,646,941	7,630,723
LIBOR			742,348		4,992,233
TJLP	2.95% p.a. + TJLP	908,204	778,871	3,549,345	3,409,914
IPCA			565,752		1,812,576
TR	0%	9,112		12,412
Other	0%	362,630		279,371
Total		10,105,350	40,273,814	16,136,455	54,515,233

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt		Debt issuance costs
	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED
	09/30/2018
2019	216	883	543	669
2020	863	3,530	1,467	1,568
2021	863	3,530	1,467	1,568
2022	863	3,530	1,467	1,568
2023 and following years	34,247,475	30,124,820	4,821	5,914
Total	34,250,280	30,136,293	9,765	11,287

Guarantees

BNDES financing facilities are originally collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel. The Company provides guarantees to its subsidiaries Telemar and Oi Móvel for such financing facilities, totaling R$2,642 million.

Covenants

Pursuant to a Clause 17 of Appendix 4.2.4 to the Plan, the Company and its subsidiaries are subject to certain covenants existing in some loan and financing agreements, based on certain financial ratios, including Gross debt-to-EBITDA. The Company monitors on a quarterly basis these terms and conditions of the covenants and the terms and conditions for the period ended September 30, 2018, the Company and its subsidiaries were compliant with all relevant covenants of the agreements.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

19.              LICENSES AND CONCESSIONS PAYABLE

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Personal Mobile Services (SMP)			4,786	4,649
STFC concessions	17,654		68,982	16,261
Total	17,654		73,768	20,910
Current	17,654		73,768	20,306
Non-current				604

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, and STFC service concessions, obtained at public auctions.

20.              TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Law 11941/09 and Law 12865/2013 tax financing program
	335,675	367,641	514,027	638,409
REFIS II - PAES
		4,336		4,336
PRT (MP 766/2017) (i)
	50,145	114,469	95,784	233,051
PERT (Law 13496/2017) (ii)	3,267	10,022	8,287	12,981
Total	389,087	496,468	618,098	888,777
Current	108,591	146,617	188,568	278,277
Non-current	280,496	349,851	429,530	610,500

The amounts of the tax refinancing program created under Law 11941/2009, Provisional Act (MP) 766/2017, and Law 13469/2017, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program (Law 11941/2009 installment plan) was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	CONSOLIDATED
	09/30/2018				12/31/2017
	Principal	Fines	Interest	Total	Total
COFINS	52,283		157,726	210,009	299,533
Income tax
	9,453	179	39,239	48,871	68,285
Tax on revenue (PIS)	45,719		35,930	81,649	89,954
Social security (INSS – SAT)
	1,092	1,416	2,476	4,984	8,450
Social contribution
	823	392	11,427	12,642	17,339
Tax on banking transactions (CPMF)
	19,029	2,143	28,828	50,000	49,268
PRT – Other debts - RFB	46,932	4,150	44,702	95,784	227,261
PRT – Social Security - INSS					5,790
PERT – Other debts - RFB	7,031		1,256	8,287	12,981
Other	30,937	4,462	70,473	105,872	109,916
Total
	213,299	12,742	392,057	618,098	888,777

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The payment schedule is as follows:

	COMPANY	CONSOLIDATED
2018	36,265	68,196
2019	86,121	141,497
2020	55,180	84,498
2021	55,180	84,498
2022	55,180	84,498
2023 e 2024	101,161	154,911
Total	389,087	618,098

The Company hereby clarifies that tax debts, as is the case of the debts included in tax refinancing programs, are not subject to the terms of the judicial reorganization terms.

(i)                 Tax Compliance Program (PRT)

The Company elected to include and settle under said tax refinancing program, created by the Federal Government, under Provisional Act 766/2017 (PRT), the administrative proceedings with a probable likelihood of an unfavorable outcome and those where, while attributed a possible likelihood of an unfavorable outcome, the cost effectiveness of including them provided to be highly advantageous in light of the benefits offered by the program.

The Company elected the payment method that allows settling 76% of the consolidated debt utilizing tax credits arising on tax loss carryforwards amounting to R$1,035 million, and paid the remaining 24% in 24 monthly installments totaling R$327 million plus SELIC interest charged as from the adherence month. All the procedures necessary for the Company joining the PRT were completed within the statutory deadline, while MP 766/2017 was still in effect.

Subsequently, on June 1, 2017 the effective period of said Provisional Act ended because it was not passed into law within the relevant constitutional deadline. However, as established by the Federal Constitution, the legal relationships established and arising from actions taken while a provisional act not passed into law was effective, as in the case of the Company’s joining the PRT, continue to be governed by the former provisional act, except where the National Congress provides for otherwise, by means of a legislative decree.

Note that the PRT, governed by MP 766/2017, is not equivalent to the tax installment plan established by MP 783/2017 (PERT), of May 31, 2017, because of differences in payment terms and conditions, plan scope, and access requirements.

(ii)               Special Tax Compliance Program (PERT)

The Company elected to include in and settle through PERT only tax debts that in aggregate do not exceed the fifteen million Brazilian reais (R$15,000,000.00) ceiling set by Article 3 of Law 13496/2017.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The tax debts included in said program were those being disputed at the administrative level in proceedings classified with a low likelihood of the Company winning and which, in the event of an unfavorable outcome, would result in a lawsuit—and entail all the associated costs—, the reason why the cost effectiveness of joining the program was quite positive, because of the benefits offered by PERT (especially the payment of just 5% of the debt in cash).

21.              PROVISIONS

Broken down as follows:

Nature[1]	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Labor
Overtime	197,672	208,650	629,651	598,030
Indemnities	53,325	59,590	205,338	195,533
Sundry premiums	39,395	42,101	177,437	228,244
Stability/reintegration	59,466	61,523	176,497	174,888
Additional post-retirement benefits	52,476	60,737	109,096	116,561
Salary differences	27,262	27,048	68,968	59,772
Lawyer/expert fees	22,718	20,823	37,149	37,982
Severance pay	6,990	7,057	33,230	32,498
Labor fines	4,244	4,930	27,744	27,459
Employment relationship	250	242	16,145	24,269
Severance Pay Fund (FGTS)	3,944	5,139	11,443	12,489
Joint liability	150	240	940	901
Other claims	31,406	33,549	73,828	87,792
Total	499,298	531,629	1,567,466	1,596,418

Tax
State VAT (ICMS)	66,928	114,308	603,084	539,588
Tax on services (ISS)	1,254	1,196	75,300	73,320
INSS (joint liability, fees, and severance pay)	439	430	22,932	20,388
Tax on net income (ILL)
Other claims	14,261	12,000	64,714	27,006
Total	82,882	127,934	766,030	660,302

Civil
ANATEL (i)	312,823	787,177	927,779	2,806,557
Corporate	1,154,126	1,574,595	1,154,126	1,574,595
Small claims courts	112,029	130,088	209,716	260,986
Other claims	442,132	401,945	862,885	884,276
Total	2,021,110	2,893,805	3,154,506	5,526,414

Total provisions	2,603,290	3,553,368	5,488,002	7,783,134
Current	422,502	610,748	695,998	963,460
Non-current	2,180,788	2,942,620	4,792,004	6,819,674

1 The balances of reported contingencies consist of prepetition and post-petition claims under the JRP. These balances are segregated by the Company as the information is being reviewed.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)                 ANATEL – On June 30, 2016 the Company was a party to noncompliance administrative proceedings and lawsuits filed by ANATEL and the Federal Attorney General’s Office (AGU) totaling an estimate R$14.5 billion, which were included in the JRP as electable for payment as provided for in this Plan (see Note 1). On this date, R$8.4 billion in liquid proceedings and R$6.1 billion in illiquid proceedings.

With regard to the proceedings included in the JRP and taking into consideration the decision that granted the judicial reorganization on February 5, 2018, the Company revised the criteria used to calculate the provision for these regulatory contingencies to start considering the estimate of discounted future cash flows associated to each one of the payment methods provided for in the JRP for this type of claims (see Note 1). As at September 30, 2018, this provision totals R$928 million.

For the contingencies not subject to the judicial reorganization, the takes into consideration the individual management of each noncompliance event, based on opinions of outside attorneys.

The Company disagrees and is challenging some of the alleged noncompliance events, and is also challenging the unfairness and unreasonableness of the amount of imposed fines in light of the pinpointed noncompliance event and has kept in balance sheet the amount it deems a probable loss.

The JRP prescribes in a specific clause how regulatory agencies’ claims should be addressed. It should be noted that said Plan was approved by a vast majority of creditors at the General Creditors’ Meeting and ratified by the by the 7th Corporate Court of the Rio de Janeiro State Court of Justice. Note, however, that ANATEL filed Bill of Review No. 001068-32.2018.8.19.0000 against the decision that ratified the JRP, alleging the invalidity of Clause No. 4.3.4, which sets the method for settlement of ANATEL’s claims. It is worth mentioning that part of the amount recognized in December 2017, related to ANATEL was transferred to accounts payable (non-current) as part of the recognitions resulting from the JRP.

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Labor	294,659	313,810	811,539	849,799
Tax	5,453,588	5,052,797	27,325,466	26,175,239
Civil	329,115	305,092	1,154,550	1,142,027
Total	6,077,362	5,671,699	29,291,555	28,167,065

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Summary of movements in provision balances

	COMPANY
	Labor	Tax	Civil	Total
Balance at Dec 31, 2017	531,629	127,934	2,893,805	3,553,368
Inflation adjustment (i)	28,031	(14,522)	(63,093)	(49,584)
Additions/(reversals)	44,681	(24,233)	(145,201)	(124,753)
Write-offs for payment/terminations (ii)	(105,043)	(6,297)	(664,401)	(775,741)
Balance at Sep 30, 2018	499,298	82,882	2,021,110	2,603,290

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at Dec 31, 2017	1,596,418	660,302	5,526,414	7,783,134
Inflation adjustment (i)	139,495	80,254	(53,306)	166,443
Additions/(reversals)	115,237	(12,237)	(91,661)	11,339
Write-offs for payment/terminations (ii)	(283,684)	37,711	(2,226,941)	(2,472,914)
Balance at Sep 30, 2018	1,567,466	766,030	3,154,506	5,488,002

(i)            The Company has been continually monitoring its proceedings, as well as the reprocessing of the provision estimation model taking into account the new profile and history of discontinuation of lawsuits in the context of the approval and ratification of the JRP. Accordingly, the Company reversed the provision for contingencies, which resulted in the recognition of an inflation adjustment gain, as shown above.

(ii)          The line item basically the amounts related to proceedings terminated and included in the list of the Company’s judicial reorganization creditors, which were transferred from the provisions line item and will be paid according to the terms of the JRP.

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The adjusted amount of contracted bonds and guarantee insurances, effective at September 30, 2018 corresponds to R$5,700,436 (R$5,675,185 at December 31, 2017) in the Company and R$14,408,019 (R$14,847,243 at December 31, 2017) on a consolidated basis. The commission charges on these contracts are based on market rates.

22.              SHAREHOLDERS’ EQUITY

Capital increase

(a)               Issued capital

The Capital Increase – Claim Capitalization amounting to R$10,600,097 with the issue of 1,514,299 new book-entry, registered common shares without par value was approved at the Company’s Extraordinary Shareholders’ Meeting held on September 17, 2018. The Company’s capital is now R$32,038,471, represented by 2,340,060 shares, including 2,182,333 common shares and 157,727 registered preferred shares  without par value (see Note 1).

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Subscribed and paid-in capital is R$32,038,471 (R$21,438,374 at December 31, 2017), represented by the following shares, without par value:

	Number of shares (in thousands)
	09/30/2018	12/31/2017
Total capital in shares
Common shares	2,182,333	668,034
Preferred shares	157,727	157,727
Total	2,340,060	825,761
Treasury shares
Common shares	32,031	148,282
Preferred shares	1,812	1,812
Total	33,843	150,094
Outstanding shares
Common shares	2,150,302	519,752
Preferred shares	155,915	155,915
Total outstanding shares	2,306,217	675,667

At the Company’s Annual Shareholders’ Meeting held on April 30, 2018, it was approved the allocation of the loss for the year 2017, amounting to R$6,365,019, to accumulated losses.

(b)               Treasury shares

Treasury share originate from the following corporate events:

(i)            on February 27, 2012, the Extraordinary Shareholders’ Meeting of Oi S.A. approved the Merger Protocol and Justification of Coari with and into the Company and, as a result, the cancelation of all the treasury shares held by the Company on that date;

(ii)          on February 27, 2012, the Extraordinary Shareholders’ Meeting of Oi S.A. approved the Merger Protocol and Justification of TNL with and into the Company, and the Company’s shares then held by TNL, as a result of the merger of Coari with and into the Company, were canceled, except for 24,647,867 common shares that remained in treasury;

(iii)        starting April 9, 2012, Oi paid the reimbursement of shares to withdrawing shareholders;

(iv)        as a result of the Company’s capital increase approved by the Board of Directors on April 30 and May 5, 2014, and due to subscription made by Pharol in PT Portugal assets, R$263,028 was reclassified to treasury shares; and

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(v)          under the exchange agreement entered into with Pharol on September 8, 2014 (Note 25 (a)), approved at Pharol’s extraordinary shareholders’ meeting, by the CVM, and at Oi’s extraordinary shareholders’ meeting, on March 30, 2015 the Company conducted a share exchange under which Pharol delivered to PTIF Oi shares corresponding to 134,819,390 (after the reverse stock split and conversion of the shares); in exchange, the Company delivered Rio Forte securities to PT SGPS, in the total principal amount of R$3,163 million (€897 million).

Delivery of treasury shares

On July 27, 2018, the Company delivered 116,251,405 common shares, previously held by PTIF, to the Qualified Bondholders, as part of the restructuring of the qualified bonds (Note 1). The fair value related to the conversion of the Senior Notes settled with the delivery of treasury shares, as well as the carrying amount of the derecognized treasury shares, correspond to R$773,072 and R$2,727,842, respectively, recognized as a contra entry to the capital reserve.

(c)               Capital reserves

Capital reserves are recognized pursuant to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item to goodwill recorded in assets, as provided for by CVM Instruction 319/1999.

Special merger reserve: net assets: represented by: (i) the net assets merged by the Company under the Corporate Reorganization approved on February 27, 2012; and (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015, pursuant to the provisions of CVM Instruction 319/1999.

Restructured Senior Notes convertible into equity instruments:

As shown in Note 2 (e), in light of the new terms, features, and settlement method of the Restructured Qualified Senior Notes, the classification and presentation, in the balance sheet, of this compound financial instrument, on the date of the novation of said debt on February 5, 2018, was made part in financial liabilities and part in shareholders’ equity, in the group capital reserve, as shown below:

We highlight below the main features of the securities that qualify as debt instrument (Note 1):

o   Common shares issued by Oi and currently held by PTIF;

o   New I Common Shares that will be due as a result of the capital increase, through the capitalization of the claims, to be issued up to 1,756,054,163 New Common Shares;

o   Subscription Warrants – issue of up to 135,081,089.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Considering that there is a compound financial instrument after the recognition of the accounting effects of the terms and conditions described above, the Company recognized, on the date of the novation of said debt on February 5, 2018, the transactions that qualify as equity instruments, pursuant to the classification prescribed by CPC 39/IAS 32, namely; (ii) Subscription Warrants; (iii) Delivery of treasury shares.

For measurement purposes of the amount recognized for each of the transactions qualifiable as an equity instrument, referred to above, the Company hired an independent specialized consulting firm that estimated, using discounted cash flow valuation methodology (fair value hierarchy, Level 3), R$6.65 per common share I.

In July 2018, the related new shares and treasury shares were delivered to the holders of Qualified Senior Notes, as provided for in the JRP. As a result, the records related to this equity instrument were reclassified as Company capital increase, amounting to R$10,600,097, and the treasury shares were derecognized, net of the share amount, with the corresponding write down of the capital reserve amounting to R$1,954,770.

The remaining balance of the reserve of restructured convertible Senior Notes arises from the fair value of the Subscription Warrants to be capitalized.

Movements in the capital reserve
Restructured Senior Notes convertible into equity instruments	11,624,028
Conversion of the equity instrument into capital	(10,600,097)
Adjustment arising from the movements of the qualified bondholders	(10,048)
Delivery of treasury shares	(773,072)
Difference in the fair value of the share price transferred to the capital reserve	529,981
Balance at Sep 30, 2018	770,792

(d)               Other comprehensive income

The table below shows the impacts disclosed in other comprehensive income:

	Other comprehensive income	Share issue costs	Valuation adjustments to equity	Total
Balance at Dec 31, 2017	(100,411)	(377,429)	(141,871)	(619,711)
Exchange losses on investment abroad	(53,781)			(53,781)
Balance at Sep 30, 2018	(154,192)	(377,429)	(141,871)	(673,492)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(e)               Basic and diluted earnings (losses) per share

The table below shows the calculations of basic and diluted earnings (losses) per share:

	Three-month period ended 09/30/2018	Nine-month period ended 09/30/2018	Three-month period ended 09/30/2017 (Restated)	Nine-month period ended 09/30/2017 (Restated)
Profit (loss) attributable to owners of the Company	(1,336,387)	27,949,292	8,638	(4,310,636)

Profit (loss) allocated to common shares - basic and diluted	(1,246,039)	24,374,994	6,645	(3,315,923)
Profit (loss) allocated to preferred shares – basic and diluted	(90,348)	3,574,298	1,993	(994,713)

Weighted average number of outstanding shares (in thousands of shares)
Common shares – basic and diluted	2,150,302	1,063,268	519,752	519,752
Preferred shares – basic and diluted	155,915	155,915	155,915	155,915

Earnings (losses) per share (in reais):
Common shares – basic and diluted	(0.58)	22.92	0.01	(6.38)
Preferred shares – basic and diluted	(0.58)	22.92	0.01	(6.38)

Preferred shares will become voting shares if the Company does not pay minimum dividends to which preferred shares are entitled under the Company’s Bylaws during three consecutive years.

23.              EMPLOYEE BENEFITS

As at September 30, 2018, the liabilities referring to retirement benefits recognized in the balance sheet are as follows:

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Actuarial assets
TCSPREV Plan	101,819	97,815	105,531	101,680
Total	101,819	97,815	105,531	101,680
Current	1,405	990	1,569	1,080
Non-current	100,414	96,825	103,962	100,600

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Actuarial liabilities
BrTPREV Plans (i)	675,136	628,735	675,563	629,120
PAMEC Plan	3,538	3,300	3,538	3,300
Other	472	472	472	472
Total	679,146	632,507	679,573	632,892
Current	108,268	61,868	108,365	61,922
Non-current	570,878	570,639	571,208	570,970

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company had a financial obligations agreement, entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. This agreement is subject to the new contract terms required by the JRP.

The obligation under the terms of the judicial reorganization is recognized as an additional commitment whenever the financial obligation is higher than the provision recognized pursuant to CPC 33/IAS 19 (CVM 695).

Pension plans

The Company and its subsidiaries sponsor retirement benefit plans (“Pension Funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period.

The obligations in the balance as at September 30, 2018 were recognized based on the actuarial studies for base date December 31, 2017, prepared using the “Projected Unit Credit Method”. The main actuarial assumptions taken into consideration in the actuarial studies as at December 31, 2017 and September 30, 2018 after the revision of the discount rates are as follows:

	CONSOLIDATED
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	9.83%	9.83%	9.83%	9.83%	9.83%	9.83%	9.83%	9.83%	9.83%
Estimated inflation rate	4.30%	4.30%	4.30%	4.30%	4.30%	4.30%	4.30%	4.30%	4.30%
Estimated nominal salary increase index	Per sponsor	Per sponsor	4.30%	Per sponsor	N.A.	9.35%	8.04%	N.A.	N.A.
Estimated nominal benefit growth rate	4.30%	4.30%	4.30%	4.30%	4.30%	4.30%	4.30%	N.A.	N.A.
Total expected rate of return on plan assets	9.83%	9.83%	9.83%	9.83%	9.83%	9.83%	9.83%	9.83%	9.83%
General mortality biometric table	AT-2000 eased by 15%, segregated by gender	AT-2000 eased by 15%, segregated by gender	AT-2000 eased by 15%, segregated by gender	AT-2000 eased by 15%, segregated by gender	AT-2000 eased by 15%, segregated by gender	AT-2000 eased by 15%, segregated by gender	N.A.	AT-2000 eased by 15%, segregated by gender	AT-2000 eased by 15%, segregated by gender
Biometric disability table	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	N.A.	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%
Biometric disabled mortality table	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	N.A.	AT-49, segregated by gender	AT-49, segregated by gender
Turnover rate	Per sponsor	Per sponsor	Nil	Per sponsor, null starting at 50 years old and null for Settled Benefit	N.A.	Nil	2%	N.A.	N.A.
Starting age of the benefits	57 years old	57 years old	57 years old	55 years old	N.A.	57 years old	55 years old	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	7.43%	7.43%

N.A. = Not applicable.

The main movements in the actuarial liabilities related to pension plans in the period ended September 30, 2018 were as follows:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2017	632,507	632,892
Pension plan costs, net	46,639	46,681
Balance at Sep 30, 2018	679,146	679,573

The main movements in the actuarial assets related to the pension plans in the period ended September 30, 2018 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2017	97,815	101,680
Pension plan income, net	7,212	7,506
Payments, contributions and reimbursements	(3,208)	(3,655)
Balance at Sep 30, 2018	101,819	105,531

24.              SEGMENT REPORTING

The Company’s management uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Mobile Telecommunications Limited in Namibia, Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by Management based on a view segmented by customer, into the following categories:

•         Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;

•         Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and

•         SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial information for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the periods ended September 30, 2018 and 2017 is as follows:

	Three-month period ended
	09/30/2018	09/30/2017 (Restated)
Residential	2,083,582	2,321,024
Personal mobility	1,813,305	1,938,633
SMEs/Corporate	1,474,960	1,596,011
Other services and businesses	59,000	62,017
Net operating revenue	5,430,847	5,917,685
Operating expenses
Depreciation and amortization	(1,446,502)	(1,239,388)
Interconnection	(146,061)	(178,278)
Personnel	(654,345)	(672,803)
Third-party services	(1,484,890)	(1,552,987)
Grid maintenance services	(294,370)	(326,309)
Handset and other costs	(43,670)	(45,013)
Advertising and publicity	(73,229)	(115,418)
Rentals and insurance	(1,104,114)	(1,078,164)
Provisions/reversals	(7,444)	(121,099)
Estimated loss on doubtful debts	(157,508)	(173,102)
Taxes and other expenses	(11,525)	(57,835)
Other operating income		(126,943)
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	7,189	230,346

FINANCIAL INCOME (EXPENSES)
Financial income	715,306	586,169
Financial expenses	(2,201,755)	(336,788)

PRETAX LOSS	(1,479,260)	479,727

Income tax and social contribution	113,713	(261,240)

PROFIT (LOSS) FOR THE PERIOD	(1,365,547)	218,487

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	09/30/2018	09/30/2017 (Restated)
Residential	6,398,969	6,901,969
Personal mobility	5,421,545	5,757,257
SMEs/Corporate	4,546,985	4,926,586
Other services and businesses	175,246	189,469
NET OPERATING REVENUE	16,542,745	17,775,281
Operating expenses
Depreciation and amortization	(4,270,928)	(3,732,689)
Interconnection	(492,495)	(579,196)
Personnel	(1,844,006)	(1,920,329)
Third-party services	(4,339,344)	(4,666,193)
Grid maintenance services	(836,850)	(937,944)
Handset and other costs	(113,851)	(151,787)
Advertising and publicity	(236,287)	(282,710)
Rentals and insurance	(3,185,553)	(3,199,082)
Provisions/reversals	(167,426)	(323,989)
Estimated loss on doubtful debts	(558,372)	(517,725)
Taxes and other expenses	(192,819)	(306,718)
Other operating income (expenses)	156,087	(332,291)
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	460,901	824,628

FINANCIAL INCOME (EXPENSES)
Financial income	31,116,423	1,591,018
Financial expenses	(3,637,036)	(6,116,578)

PRETAX LOSS	27,940,288	(3,700,932)

Income tax and social contribution	(37,370)	(64,960)

PROFIT (LOSS) FOR THE PERIOD	27,902,918	(3,765,892)

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the periods ended September 30, 2018 and 2017, the reconciliation of the revenue from the segment telecommunications in Brazil and total consolidated revenue is as follows:

	Three-month period ended
	09/30/2018	09/30/2017
NET OPERATING REVENUE
Revenue related to the reportable segment	5,430,847	5,917,685
Revenue related to other businesses	50,523	45,869
Consolidated net operating revenue (Note 5)	5,481,370	5,963,554

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	09/30/2018	09/30/2017
NET OPERATING REVENUE
Revenue related to the reportable segment	16,542,745	17,775,281
Revenue related to other businesses	152,191	186,662
Consolidated net operating revenue (Note 5)	16,694,936	17,961,943

In the periods ended September 30, 2018 and 2017, the reconciliation between the profit (loss) before financial income (expenses) and taxes of the segment telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	Three-month period ended
	09/30/2018	09/30/2017 (Restated)
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	7,189	230,346
Other businesses	(12,928)	(8,956)
Consolidated income before financial income (expenses) and taxes (Note 5)	(5,739)	221,390

	Nine-month period ended
	09/30/2018	09/30/2017 (Restated)
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	460,901	824,628
Other businesses	(35,532)	(4,912)
Consolidated income before financial income (expenses) and taxes (Note 5)	425,368	819,716

Total assets, liabilities and tangible and intangible assets per geographic market as at September 30, 2018 are as follows:

	09/30/2018
	Total assets	Total liabilities	Tangible assets	Intangible assets	Capital expenditures on tangible and intangible assets
Brazil	61,870,577	40,330,872	27,537,633	7,500,580	3,855,478
Other, primarily Africa	5,359,973	636,966	153,058	56,268	28,984

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

25.              RELATED-PARTY TRANSACTIONS

Transactions with consolidated related parties

	COMPANY
	09/30/2018	12/31/2017
Assets
Accounts receivable	238,226	596,614
BrT Call Center	38,610	38,609
Oi Internet		45,955
BrT Multimídia	102,039	94,895
Oi Móvel	8,800	135,985
Telemar	68,829	260,673
Serede	197	746
Rede Conecta	19,751	19,751
Receivables from related parties (current and non-current)	11,996,489	4,017,080
Telemar		3,064,056
Oi Móvel		75,652
PTIF	7,555,867
Oi Holanda	4,044,746
PT Participações	395,876	877,372
Dividends and interest on capital receivable	43,234	884,379
Telemar		848,041
Oi Serviços Financeiros	43,234	36,338
Other	799,226	735,953
Telemar	324,804	294,896
Oi Móvel	181,421	222,552
Oi Holanda	26,575	10,068
PTIF	219,340	135,686
Serede	45,692	72,702
BrT Multimídia	1,345
Dommo	49	49

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY
	09/30/2018	12/31/2017
Liabilities
Trade payables	368,117	577,590
BrT Call Center	63,329	61,867
Oi Internet		147,349
BrT Multimídia	93,948	119,301
Oi Móvel	100,575	30,013
Telemar	24,544	121,174
Paggo Administradora	24,452	22,882
Serede	41,357	50,146
Rede Conecta	19,912	24,858
Borrowings and financing, and debentures (i)	292,129	22,305,968
Telemar	14,070	1,185,952
Oi Móvel		4,619,604
Oi Holanda	278,059	16,500,283
Oi Internet		129
Other payables	192,011	67,986
BrT Call Center	396	396
Oi Internet		24,375
BrT Multimídia	35,422	14,371
Oi Móvel	50,838	10,520
Telemar	96,071	8,596
Dommo	7	7
Rio Alto	975	975
Oi Investimentos	8,302	8,746

(i) The Company conducted loans with and acquires debentures from its subsidiaries under market terms and conditions to finance its operations or repay its debt. Similarly, in the context of the judicial reorganization, the Company maintained the classification of its debts as per their maturities.

	Three-month period ended
	COMPANY
	09/30/2018	09/30/2017
Revenue
Revenue from services rendered	10,775	24,965
Oi Internet		358
BrT Multimídia	140	141
Oi Móvel	7,255	11,325
Telemar	3,235	12,557
Serede	141	584
Rede Conecta	4
Other operating income	10,263	10,348
BrT Multimídia	818	890
Oi Móvel	9,445	9,458
Financial income	3,082,866	387,953
Oi Móvel	4,079	4,735
Telemar	987,160	82,996
Serede	10,821
Rede Conecta	4,914
BrT Multimídia	25,549
BrT Call Center	6,339
Oi Internet		6
Oi Holanda (ii)	1,592,675	293,057
PTIF	409,403
PT Participações	41,926	7,159

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	COMPANY
	09/30/2018	09/30/2017
Revenue
Revenue from services rendered	54,850	87,532
Oi Internet	133	1,022
BrT Multimídia	421	456
Oi Móvel	28,828	36,800
Telemar	25,043	48,268
Serede	421	986
Rede Conecta	4
Other operating income	30,790	30,340
BrT Multimídia	2,454	2,110
Oi Móvel	28,336	28,230
Financial income	23,270,609	930,832
Oi Móvel	13,179	15,611
Telemar	1,046,368	277,882
Serede	10,821
Rede Conecta	4,914
BrT Multimídia	25,549
BrT Call Center	6,339
Oi Internet		343
Oi Holanda (ii)	20,960,368	556,500
PTIF	1,069,826
PT Participações	133,245	80,496

(ii) Refers basically to the foreign exchange gain on foreign currency-denominated financing.

	Three-month period ended
	COMPANY
	09/30/2018	09/30/2017
Operating costs and expenses	(217,739)	(259,964)
BrT Multimídia	(1,224)	(1,218)
Oi Móvel	(15,766)	(27,508)
Telemar	(3,402)	(10,092)
Paggo Administradora	(1,084)	(1,334)
BrT Call Center	(103,714)	(124,178)
Serede	(92,549)	(95,634)
Financial expenses	(1,797,718)	(299,534)
Oi Móvel		(114,899)
Telemar	11,938	(26,775)
Oi Holanda	(1,593,978)	(136,314)
PTIF	(193,804)
Oi Internet		(3)
PT Participações	(21,874)	(21,543)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	COMPANY
	09/30/2018	09/30/2017
Operating costs and expenses	(697,851)	(770,816)
BrT Multimídia	(3,667)	(3,658)
Oi Móvel	(51,578)	(95,792)
Telemar	(22,807)	(40,064)
Paggo Administradora	(3,256)	(3,597)
BrT Call Center	(338,798)	(353,965)
Serede	(277,745)	(273,740)
Financial expenses	(4,954,591)	(2,206,509)
Oi Móvel	751,262	(385,571)
Telemar	(331,244)	(90,141)
Oi Holanda	(4,557,647)	(1,692,639)
PTIF	(773,019)
Oi Internet	20	(11)
PT Participações	(43,963)	(38,147)

Credit facilities

The Company may grant credit facilities to its subsidiaries for the purpose of providing working capital for their operating activities. In these cases, maturities can be rescheduled based on these companies’ projected cash flows and these facilities bear interest equivalent to 115% of CDI (115% of CDI at December 31, 2017). In the period ended September 30, 2018 there are no outstanding balances between group companies for this purpose since, as approved in the JRP, real-denominated intercompany claims for working capital purposes were extinguished by netting payables and receivables between the Brazilian Companies Undergoing Reorganization.

The intercompany credit facilities effective at September 30, 2018 are linked to the terms approved in the JRP. The intercompany claims not covered by said netting as provided for by the JRP were restructured and will be paid 20 years after the end of the settlement of all the claims paid under the terms and conditions of the Default Payment Method, adjusted using the TR for real-denominated credit facilities and changes in foreign exchange rates for international credit facilities. Additionally, credit facilities between the Company, a PTIF, and Oi Holanda were created since that in the context of the implementation of the JRP, the financial debt of the Companies Undergoing Reorganization were substantially consolidated in the Company, which issued financial and equity instruments to settle these debts originally recognized by said subsidiaries.

Lease of transmission infrastructure

The transactions conducted with Telemar and Oi Móvel refer to the provision of services and the assignment of means involving mainly interconnection and Industrial Exploitation of Dedicated Line (EILD).

The transactions conducted with Oi Internet, a Telemar subsidiary, refer to the provision of port rental services.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Guarantees

The Company is the guarantor of subsidiaries Telemar and Oi Móvel in financing obtained from the BNDES and some other loans. The Company recorded for the period ended September 30, 2018, as commission on guarantee provided, income amounting to R$35,792 (R$30,385 for the period ended September 30, 2017). Additionally, Telemar provided guarantees to the Company at the cost of 0.5% of the outstanding balance per year. Expenses related on these guarantees for the period ended September 30, 2018 totaled R$131 (R$164 for the period ended September 30, 2017).

Transactions with jointly controlled entities, associates, and unconsolidated entities

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Accounts receivable and other assets			6,252	5,929
Other entities			6,252	5,929

	COMPANY		CONSOLIDATED
	09/30/2018	12/31/2017	09/30/2018	12/31/2017
Accounts payable and other liabilities	1,399	930	70,779	67,654
Hispamar	1,399	930	65,491	62,094
Other entities			5,288	5,560

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017	09/30/2018	09/30/2017
Revenue
Revenue from services rendered			85	26
Other entities			85	26

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017	09/30/2018	09/30/2017
Revenue
Revenue from services rendered			274	78
Other entities			274	78

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017	09/30/2018	09/30/2017
Costs/expenses
Operating costs and expenses	(867)	(2,251)	(50,211)	(53,821)
Hispamar	(867)	(2,251)	(43,150)	(46,311)
Other entities			(7,061)	(7,510)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2018	09/30/2017	09/30/2018	09/30/2017
Costs/expenses
Operating costs and expenses	(3,259)	(2,900)	(172,675)	(161,793)
Hispamar	(3,259)	(2,900)	(151,028)	(139,440)
Other entities			(21,647)	(22,353)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

As at September 30, 2018, the compensation of the officers responsible for planning, managing and controlling the Company's activities, including the compensation of the directors and executive officers, totaled R$68,166 (R$38,353 at September 30, 2017) in the Company and R$76,456 (R$41,693 at September 30, 2017) on a consolidated basis. The ratification of the JRP by the Court, after its voting and approval by the creditors at the General Creditors’ Meeting entailed the payment special, one-off, nonrecurring compensation to the statutory executive committee, of up to R$15.5 million, net of taxes and charges, as established in the agreements entered into with the executive officers and previously approved by the Company’s Board of Directors.

26.              HELD-FOR-SALE ASSETS

Sale of PT Portugal shares to Altice

On December 9, 2014, the Company and Altice entered into a purchase and sale agreement of all PT Portugal shares to Altice, basically involving the operations conducted by PT Portugal in Portugal and in Hungary.

On January 22, 2015, Pharol shareholders approved the sale by Oi of all PT Portugal shares to Altice, under the terms and conditions of the Share Purchase and Sale Agreement. Accordingly, the suspensive condition provided for in said agreement to its effectiveness was implemented.

On June 2, 2015, the sale by Oi to Altice of its entire stake in PT Portugal was completed, after the compliance with all the conditions precedent. Altice paid a total of €5,789 million for PT Portugal, of which €4,920 million were received in cash by Oi and PTIF and €869 million were immediately allocated to settle PT Portugal euro-denominated debt. The price paid by Altice is subject to a contractually established adjustment mechanism and the agreement also provides for an earn-out of €500 million related to PT Portugal’s future generation of revenue. The recognition of this latter amount will depend on the achievement of contractual indicators. In addition, Oi provided to the buyer a set of guarantees and representations, usual in this type of agreements.

Under the terms of the agreements entered into Company and Pharol aimed at the union of their share bases, a set of Pharol’s assets and liabilities were transferred to the Company, which assumed the compensation or payment obligation of possible incurred contingencies. Up to September 30, 2018, the Company paid to third parties contingencies incurred by Pharol amounting to €5.5 million and as at September 30, 2018 it held judicial deposits and an escrow account in favor of third parties totaling €21.6 million, and was the guarantor in certain bank guarantees of Pharol, on account of lawsuits, totaling to €187.4 million.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing at the time 75% of Africatel’s share capital, and/or dispose of its assets. Oi would lead the sale process, even though it believe that it would be in the best interests of both Africatel shareholders to maximize the value of their investments, that this sale be coordinated with Samba Luxco, a Helios Investors L.P. affiliate that held the remaining 25% of Africatel’s share capital. Oi was committed to working with its local partners and each one of the operating companies where Africatel holds investments to ensure a coordinated transition of its interests in these companies.

Notwithstanding the above, our indirect subsidiary Africatel GmbH & Co. KG (“Africatel GmbH”), direct holder of Oi’s investment in Africatel, received on September 16, 2014 a letter from Samba Luxco, where Samba Luxco exercised an alleged right to sell the shares it holds in Africatel (put option), pursuant to Africatel’s shareholders’ agreement. According to this letter, this put option results from the indirect transfer of Africatel shares, previously indirectly held by Pharol, to the Company as the payment for the capital increase made in May 2014. In the letter, Samba Luxco purported to exercise the alleged put right and thereby required Africatel GmbH to acquire its shares in Africatel.

The Company believes that there was not any action or event that, under Africatel’s shareholders’ agreement terms, could trigger the right to exercise the put option. Accordingly, without prejudice to the value the Company has always attributed to maintaining a relationship of mutual respect with Samba Luxco, Africatel GmbH decided to challenge the exercise of this put option by Samba Luxco, pursuant to Africatel’s shareholders’ agreement, which was duly notified in Africatel GmbH’s reply to Samba Luxco’s letter, on September 26, 2014.

Thus, on November 12, 2014, the International Court of Arbitration of the International Chamber of Commerce notified Africatel GmbH that Samba Luxco had commenced arbitral proceedings against Africatel GmbH to enforce its purported put right or, in the alternative, certain ancillary rights and claims. Africatel GmbH presented its reply to Samba Luxco’s request for arbitration on December 15, 2014. The arbitral tribunal was constituted on March 12, 2015 and Africatel GmbH filed its defense on October 9, 2015.

At the same time it intended to vigorously defend Africatel GmbH in this proceeding, Oi also focused its efforts on the sale of Africatel and/or its assets, since the Company believed that if this goal were successfully met, the initiated arbitration proceeding would lose its purposes.

On June 16, 2016, PT Participações, Africatel GmbH and Africatel, and Company subsidiaries, entered into a series of contractual agreements with Samba Luxco, with the primary purpose of resolving and terminate the arbitration proceeding.

The agreements entered into include the amendments to Africatel’s Shareholders’ Agreement and a Settlement and Share Exchange Agreement (“SSEA”), under which Samba Luxco should, upon the implementation of the agreement: (i) terminate the ongoing arbitration proceeding and exempt Oi’s subsidiaries with regard to all the past and current demands related to alleged breaches of Africatel’s Shareholders’ Agreement and raise in the arbitration proceeding, (ii) waive certain approval rights it had under Africatel’s Shareholders’ Agreement, and (iii) transfer to Africatel 11,000 Africatel shares, each with a par value of €1.00, thus decreasing Samba Luxco’s stake in Africatel from 25% to 14%. In exchange, Africatel BV should transfer to Samba Luxco its current stake of approximately 34% in the capital of the Namibian telecommunications operator Mobile Telecommunications Limited (“MTC”).

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On January 31, 2017, since all the required regulatory and anti-competition approvals were obtained and all other contractual terms and conditions were complied, the transactions provided for in the contractual agreements entered into on June 16, 2016 were obtained. As a result, Samba Luxco reduced its stake in Africatel to 14,000 shares and the latter transferred to Samba Luxco entire its stake in MTC.

Samba Luxco also irrevocably and unconditionally held harmless Africatel GmbH, Africatel, Pharol, and their associates and their successors from all claims presented in the arbitration proceeding. The parties required the arbitration court constituted pursuant to the International Chamber of Commerce to issue a Consent Sentence to register the terms of the agreement established in the SSEA, and accordingly, the arbitration proceeding was terminated and Oi subsidiaries received a settlement of all past and current demands of Samba Luxco related to the alleged violations of Africatel’s Shareholders’ Agreement, raised during the arbitration proceeding.

Subsequently, on March 29, 2017, Africatel GmbH and Samba Luxco approved, in a Shareholders' Resolution, the cancellation of the 11,000 Africatel shares that Samba Luxco had transferred to the latter and which were held in treasury. The shareholders also approved the cancellation of an additional 1,791 Africatel shares held by Samba Luxco, and as a result the stakes of Africatel GmbH and Samba Luxco in Africatel changed to 86% and 14%, respectively.

The effects of the assignment/transfer among shareholders of Africatel’s 34% stake in subsidiary MTC – Mobile Telecommunications Limited, in exchange for the reduction of the non-controlling shareholder’s stake, Samba Luxco, in Africatel were R$145,787 in equity attributable to owners of the company and R$228,343 in equity attributable to non-controlling interests.

With regard to Africatel’s indirect stake in Unitel, through its subsidiary PT Ventures, it is worth noting that on October 13, 2015 PT Ventures initiated an arbitration proceeding against Unitel’s shareholders as a result of the violation by the latter of several rules of Unitel’s shareholders’ agreement and the Angolan law. On October 14, 2016, PT Ventures filed its initial arguments, together with a report issued by a quantum expert. The amount claimed by PT Ventures in the arbitration is US$3,036,494,891, plus interest accrued through the actual payment date by the Defendants, totaling US$3,400,847,957 on October 14, 2016, according to the financial specialist’s report. An arbitration judgment hearing was held from February 7 to 16, 2018, where each party presented its arguments and the factual witnesses and experts from each side were heard. A closing argument hearing was held in the arbitration on May 9, 2018, and the parties submitted their post-hearing briefs on July 13, 2018 and October 1, 2018 respectively.

Additionally, on October 20, 2015, PT Ventures filed an action for a declaration of sentence against Unitel with an Angolan court, claiming the recognition of PT Ventures’ right to receive the outstanding dividends declared in 2010, and the dividends for the years 2011, 2012, and 2013.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The other shareholders of Unitel have asserted to PT Ventures that they believe that Pharol’s sale of a non-controlling interest in Africatel to Samba Luxco in 2007, and the indirect transfer of Unitel shares previously indirectly held by Pharol to the Company to pay in the capital increase complete in May 2014, constituted a breach the Unitel shareholders’ agreement. PT Ventures disputes this interpretation of the relevant provisions of the Unitel shareholders’ agreement and believes that such provisions apply only to a transfer of Unitel shares by PT Ventures itself. By the date of this report, the Company had not been notified of any proceedings initiated with respect to Pharol’s sale of a non‑controlling stake in Africatel to Samba Luxco.

The assets of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell.

The African operations are consolidated in the statement of profit or loss since May 5, 2014.

The main components of the assets held sale and liabilities associated to assets held for sale of the African operations are as follows:

	Operations in Africa
	09/30/2018	12/31/2017
Held-for-sale assets	5,359,973	4,675,216
Cash, cash equivalents and cash investments	106,269	156,128
Accounts receivable	158,149	123,109
Dividends receivable (i)	2,525,049	2,012,146
Held-for-sale asset (ii)	2,073,918	1,965,972
Other assets	263,545	178,405
Investments	23,717	42,217
Property, plant and equipment	153,058	149,176
Intangible assets	56,268	48,063

Liabilities directly associated to assets held for sale	636,966	354,127
Borrowings and financing	185	260
Trade payables	60,637	34,407
Provisions for pension plans	295	366
Other liabilities	575,849	319,094

Non-controlling interests (iii)	275,854	293,457

Total assets held for sale and liabilities associated to assets held for sale - consolidated	4,447,153	4,027,632
Intragroup eliminations	(488,755)	(474,051)
Total held-for-sale assets – Parent company	3,958,398	3,553,581
Investments in Africa	3,958,398	3,553,581

(i)            Refers to dividends receivable from Unitel. The Company recognizes dividends not yet received based on the estimated recoverable amount and takes into account, for this valuation, the existence of legal proceedings filed to collect these amounts and the related US$ interest, the expected favorable decisions on these legal proceedings  in time, and the existence of cash at Unitel for the payment of these dividends. The dividends not paid by Unitel to PT Ventures refer to the verified profit for 2005 and the free reserves of 2006-2009, in addition to the profits for fiscal years 2011, 2012, 2013, 2014, and 2017, totaling a nominal gross amount of US$833 million.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(ii)          Refers mainly to the fair value of the indirect interest financial investment of 25% of Unitel’s share capital, classified as held for sale. The fair value of this investment is driven by a number of estimations concerning the potential outcomes and recoveries from the various legal proceedings which have been instituted on behalf of the Company and its affiliates. In addition, the fair value is estimated based on the internal valuation made, including cash flows forecasts for a five-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of an appropriate discount rate, calculated based on the weight average cost of capital of 17.1%, taking into consideration Unitel’s business environment. The Company has the policy of monitoring and periodically updating the main assumptions and material estimates used in the fair value measurement, and also takes into consideration in this assessment, possible impacts of actual events related to the investment, notably the lawsuits filed against Unitel and its shareholders. As at September 30, 2018 and in the context of the updating of assumptions referred to above, the fair value of the investment in Unitel was R$2,019 million (R$1,920 million at December 31, 2017).

(iii)        Represented mainly by the Samba Luxco’s 14% stake in Africatel and, consequently, in its net assets.

27.              OTHER INFORMATION

(a)               Rio Forte Securities

On June 30, 2014, the Company was informed, through a notice disclosed by Pharol, of the investment made by PTIF and PT Portugal, companies contributed by Pharol to Oi in the capital increase, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

According to said notice, the Securities had been issued in the total amount of €897 million, and bore average annual interest of 3.6% and matured on July 15 and July 17, 2014 (€847 and €50 million, respectively), stressing that since April 28, 2014 no other investment and/or renewal of this type of investments had been made.

Both PT Portugal and PTIF (collectively “Oi Subsidiaries”) became Company subsidiaries due to the assignment of all PT Portugal shares to the Company by Pharol, on May 5, 2014, to pay in the Company’s capital increase approved on April 28 and 30, 2014.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Securities matured in July 2014 and subsequent the cure period for payment of the securities ended without Rio Forte paying the amount due. The Luxembourg Commercial Court denied Rio Forte’s request for controlled management on October 17, 2014 and Rio Forte’s bankruptcy was declared on December 8, 2014.

Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On September 8, 2014, after obtaining the due corporate approvals, the Company, Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries transferred the Securities to Pharol in exchange for preferred and common shares of the Company held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 26, 2015, in order to comply with the conditions presented by the CVM’s Board to grant the waivers necessary for the implementation of the Share Exchange and Put Option, according to the decision issued on March 4, 2015, the Company held a Shareholders’ Meeting which approved the terms and conditions of the Share Exchange and Put Option agreements.

On March 31, 2015, the Company announced in a Material Fact Notice, the consummation of the Exchange, under which Pharol delivered to PTIF unencumbered Oi shares corresponding to 47,434,872 OIBR3 (common shares) and 94,869,744 OIBR4 (preferred shares) (“Exchanged Shares”); and in exchange Oi, through PTIF, delivered the Securities to Pharol, totaling €897 million, with no money involved.

With implementation of the Exchange, Pharol became the holder of the Securities and the sole responsible for negotiating with Rio Forte and the decisions related to the Securities, and the Company is responsible for the supporting documentation to Pharol to take the necessary actions to collect the receivables represented by the Securities.

As a result of the consummation of the Exchange, Pharol’s direct interest in Oi decreased from 104,580,393 common shares and 172,025,273 preferred shares, representing 37.66% of the voting capital (ex-treasury) and 32.82% of the total capital of Oi (ex-treasury) to 57,145,521 common shares and 77,155,529 preferred shares, representing 24.81% of the voting capital (ex-treasury) and 19.17% of the total capital of Oi (ex-treasury).

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Main terms of the Call Option for the Purchase of Shares (“Option Contract”)

Under the Call Option Agreement entered into on September 8, 2014 by Pharol, PTIF, PT Portugal, Oi, and TmarPart, the call option became exercisable with the consummation of the Exchange, beginning March 31, 2015, at any time, during a six-year period.

Under the terms of the Call Option Agreement, the Call Option will involve 47,434,872 Oi common shares and 94,869,744 Oi preferred shares (“Shares Subject to the Option”) and can be exercised, in whole or in part, at any time, pursuant to the following terms and conditions:

(i) Term: six (6) years, noting that Pharol’s right to exercise the Option on the Shares Subject to the Option will be reduced by the percentages below:

Date of Reduction	% of Shares Subject to the Option that ceases to be subject to the Option each year
As from 03/31/2016	10%
As from 03/31/2017	18%
As from 03/31/2018	18%
As from 03/31/2019	18%
As from 03/31/2020	18%
As from 03/31/2021	18%

(ii) Exercise Price: R$1.8529 per Company preferred share and R$2.0104 per Company common share, before the reverse share split approved on November 18, 2014, as adjusted by the interbank deposit rate (CDI), plus 1.5% per annum, calculated on a pro rata temporis basis, from the date of the Exchange to the date of the effective payment of each exercise price, in whole or in part, of the Option. The exercise price of the shares will be paid in cash, at the transfer date of the Shares Subject to the Option.

By September 30, 2018, Pharol had not exercised the Option, in whole or in part, on the Shares Subject to the Option. Accordingly, the following are no longer subject to the Option: (i) beginning March 31, 2016, 4,743,487 common shares and 9,486,974 preferred shares issued by the Company, equivalent to 10% of the Shares Subject to the Option; (ii) beginning March 31, 2017, another 8,538,277 common shares and 17,076,554, equivalent to 18% of the Shares Subject to the Option; and (iii) beginning March 31, 2018, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option. 25,614,831 common shares and 51,229,662 preferred shares are still subject to the Option.

Oi is not required to maintain the Exchanged Shares in treasury. In the event that PTIF or any of Oi’s subsidiaries do not hold, in treasury, a sufficient number of Shares Subject to the Option to transfer to Pharol, the Option may be financially settled through payment by Oi Subsidiaries of the amount corresponding to the difference between the market price of the Shares Subject to the Option and the respective exercise price corresponding to these shares.

While the Option remains effective, Pharol may not purchase Oi shares, directly or indirectly, in any manner other than by exercising the Option. Pharol may not transfer or assign the Option, nor grant any rights under the Option, including security, without the consent of Oi. If Pharol issues, directly or indirectly, derivatives that are backed by or referenced to Oi shares, it shall immediately use the proceeds derived from such a derivative transaction, directly or indirectly, to acquire the Shares Subject to the Option.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Oi may terminate the Option if (i) the Bylaws of Pharol are amended voluntarily to remove or amend the provision that limits the voting right to 10% of all votes corresponding to the capital stock of Pharol; (ii) Pharol directly or indirectly engages in activities that compete with the activities of Oi or its subsidiaries in the countries in which they operate; (iii) Pharol violates certain obligations under the Option Contract.

On March 31, 2015, the Option Agreement was amended to provide for (i) the possibility of Pharol assigning or transferring the Call Option, regardless of previous consent by Oi, provided that such assignment or transfer covers at least ¼ of the Shares Subject to the Option, and Pharol can freely use the proceeds of such transactions, (ii) the possibility of Pharol, subject to previous, written consent from Oi, creating or granting any rights arising on the Call Option or, pledging the guarantees supported by the Call Option, and (iii) the grant of a right of first refusal to Oi for the acquisition of the Call Option, should Pharol wish to sell, assign, transfer, contribute the capital of another entity, transmit, or otherwise sell or dispose of the Call Option.

This amendment has been executed with a suspensive condition and would be only effective after an authorization from the CVM to amend the Option Agreement were granted. However, at a meeting held on December 16, 2015, the CVM’s board decided to refuse the entire request filed by the Company for waiver of the requirements of CVM Instructions 10/1980 and 390/2003 to amend the Option Agreement.

These Instructions determine that the acquisition and sale of shares of a publicly held company must be conducted in a stock exchange and that the stock options transactions of a publicly held company must be conducted in the markets where the company’s shares are traded, and interdicts any private transactions. The waiver of these requirements would allow the enforcement of the provisions of the amendment to the Call Option Agreement related to (i) the possibility of privately transferring the Call Option from Pharol to Oi; (ii) granting a preemptive right to Oi to acquire the Call Option; and (iii) the possibility of making the payment of the Option acquisition price in Oi shares, if the preemptive right if exercised.

As at September 30, 2018, the fair value of the Call Option is estimated at R$2 million calculated by the Company using the Black‑Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique laid down by paragraphs B10 and B11 of CPC 46/IFRS 13 Fair Value Measurement.

(b)               Conclusion of Memorandum of Understanding – Oi S.A. and Tim S.A.

On February 26, 2018, the Company entered into memorandum of understanding (MOU) with TIM Participações S.A. ("TIM"). This memorandum is the start of a phase of negotiations aimed at solving any existing disagreements and initiates a new infrastructure sharing planning cycle, in line with the partnerships that are already common practice in the Brazilian telecommunications market. This initiative strengthens a propositional and industrial collaboration environment within a context of healthy competition in the telecommunications industry. The Company recognized the accounting records regarding this agreement in December 2017.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Reporting Date – 09/30/2018
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(c)               Merger of Oi Internet with and into Oi Móvel

On March 1, 2018 Oi Internet was merged with and into Oi Móvel, both indirect subsidiaries of the Company, in compliance with the provisions of clauses 3.1.6 and 7.1 of Oi’s JRP and its subsidiaries Oi Móvel, Telemar, Copart 4, Copart 5, PTIF, and Oi Holanda. This is one of the two stages of the corporate and equity restructuring process of the Companies Undergoing Reorganization as expressly provided by JRP, and its objective to optimize the operations and increase the results of the Companies Undergoing Reorganization and the other Oi’s direct and indirect subsidiaries. In addition, the merger of the operations of Oi Internet and Oi Móvel, through the consolidation of the activities performed, will bring considerable administrative, economic, and tax benefits, with a decrease of costs and the generation of synergy gains that will increase efficiency in the supply of services.

28.              EVENTS AFTER THE REPORTING PERIOD

Merger of Rede Conecta with and into Serede

On November 1, 2018 Rede Conecta was merged with and into Serede, both indirect subsidiaries of the Company. This merger is one of the stages of the corporate and asset restructuring process of the Oi Group and its purpose is to optimize these companies’ operations. In addition, the merger of the operations of these subsidiaries, through the consolidation of the activities performed, will bring administrative, economic, and tax benefits, with a decrease of costs and the generation of synergy gains that will increase efficiency in the supply of services.

Oi S.A. – in Judicial Reorganization and Subsidiaries

Appendix – Statement of Value Added

For the Quarters Ended September 30, 2018 and 2017

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Company		Consolidated

	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)

Revenue

Sales of goods and services	4,590,194	5,297,392	23,108,953	28,224,562
Voluntary discounts and returns	(5,728)	(296,386)	(1,240,003)	(4,410,107)
Estimated losses on doubtful accounts	(66,640)	(87,816)	(565,572)	(519,224)
Other income	668,560	743,005	1,637,687	1,706,261

	5,186,386	5,656,195	22,941,065	25,001,492

Inputs purchased from third parties

Interconnection costs	(110,088)	(190,871)	(495,849)	(584,767)
Supplies and power	(274,155)	(261,071)	(1,089,827)	(1,056,982)
Cost of sales			(139,988)	(181,617)
Third-party services	(1,390,243)	(1,460,093)	(5,441,634)	(5,993,676)
Other	(30,623)	(48,422)	(468,331)	(578,960)

	(1,805,109)	(1,960,457)	(7,635,629)	(8,396,002)

Gross value added	3,381,277	3,695,738	15,305,436	16,605,490

Retentions

Depreciation and amortization	(1,269,812)	(804,542)	(4,324,720)	(3,793,343)
Provisions (including inflation adjustment)	(48,564)	(445,903)	(333,869)	(785,900)
Other expenses	(29,993)	(392,566)	(148,069)	(547,685)

	(1,348,369)	(1,643,011)	(4,806,658)	(5,126,928)

Wealth created by the Company	2,032,908	2,052,727	10,498,778	11,478,562

Value added received as transfer

Equity in investees	116,110	(2,374,107)	(13,842)	1,587
Financial income	33,468,782	1,809,984	31,195,560	1,786,264

	33,584,892	(564,123)	31,181,718	1,787,851

Wealth for distribution

	35,617,800	1,488,604	41,680,496	13,266,413

Wealth distributed
Personnel
Salaries and wages	(196,595)	(202,474)	(1,205,179)	(1,264,226)
Benefits	(57,132)	(55,879)	(320,562)	(347,541)
Severance Pay Fund (FGTS)	(16,867)	(16,605)	(103,377)	(106,446)
Other	(5,398)	(5,815)	(36,703)	(45,466)

	(275,992)	(280,773)	(1,665,821)	(1,763,679)
Taxes and fees
Federal	290,185	269,014	(725,486)	(955,218)
State	(966,378)	(1,106,628)	(4,164,032)	(4,779,293)
Municipal	(17,019)	(33,460)	(229,977)	(340,911)

	(693,212)	(871,074)	(5,119,495)	(6,075,422)

Oi S.A. – in Judicial Reorganization and Subsidiaries

Appendix – Statement of Value Added

For the Quarters Ended September 30, 2018 and 2017

(In thousands of Brazilian reais - R$, unless otherwise stated)

(continued)

	Company		Consolidated

	09/30/2018	09/30/2017 (Restated)	09/30/2018	09/30/2017 (Restated)

Lenders and lessors
Interest and other financial charges	(6,275,032)	(4,195,900)	(3,747,054)	(6,595,592)
Rents, leases and insurance	(424,272)	(451,493)	(3,189,868)	(3,207,354)

	(6,699,304)	(4,647,393)	(6,936,922)	(9,802,946)

Shareholders

Non-controlling interests			(8,966)	64,998
(Retained earnings) accumulated losses	(27,949,292)	4,310,636	(27,949,292)	4,310,636

	(27,949,292)	4,310,636	(27,958,258)	4,375,634

Wealth distributed	(35,617,800)	(1,488,604)	(41,680,496)	(13,266,413)